EXHIBIT 4.1

AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 30, 2020 (this “Restatement Agreement”), among L BRANDS, INC., a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., in its capacity as (a) Administrative Agent (in such capacity, the “Administrative Agent”) under the Amended and Restated Revolving Credit Agreement dated as of August 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Existing Revolving Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and the Administrative Agent and (b) Collateral Agent under the Loan Documents (in such capacity, the “Collateral Agent”).

WHEREAS the Company has requested, and the undersigned Lenders have agreed, upon the terms and subject to the conditions set forth herein, that the Existing Revolving Credit Agreement be amended and restated as provided herein.

NOW, THEREFORE, the Company, the undersigned Lenders, the Administrative Agent and the Collateral Agent hereby agree as follows:

SECTION 1. Defined Terms. (a) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Revolving Credit Agreement referred to below.

(b) As used in this Restatement Agreement, the following terms have the meanings specified below:

“Consenting Lenders” means the Existing Lenders that have executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Restatement Agreement (or evidence thereof as contemplated by Section 4(a) below).

“Existing” when used in reference to any defined term for a Person or thing, refers to such Person or thing under the Existing Revolving Credit Agreement (e.g., “Existing” Lender refers to a Lender under, and as defined in, the Existing Revolving Credit Agreement).

“Restatement Effective Date” means the date that the conditions set forth or referred to in Section 4 hereof shall be satisfied or waived.

SECTION 2. Amendment and Restatement of the Existing Revolving Credit Agreement; Loans and Letters of Credit.

(a) Effective on the Restatement Effective Date, (i) the Existing Revolving Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Restated Revolving Credit Agreement”) and (ii) all the Schedules and Exhibits to the Existing Revolving Credit Agreement are hereby replaced in their entirety with the Schedules and Exhibits attached to the Restated Revolving Credit Agreement. From and after the effectiveness of the Restated Revolving Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Revolving Credit Agreement, shall, unless the context otherwise requires, refer to the Restated Revolving Credit Agreement, and all references in the Restated Revolving Credit Agreement to “the date hereof”, “the date of this Agreement” or other words or phrases of similar import shall refer to the date of this Restatement Agreement.

(b) All Existing Letters of Credit outstanding under the Existing Revolving Credit Agreement on the Restatement Effective Date shall continue to be outstanding and in effect under the Restated Revolving Credit Agreement and, on and after the Restatement Effective Date, the terms of the Restated Revolving Credit Agreement will govern the rights and obligations of the Company, the Borrowing Subsidiaries, the Revolving Lenders, the Issuing Banks, the Collateral Agent and the Administrative Agent with respect thereto.

(c) Effective on the Restatement Effective Date, each Existing Lender shall be a party to the Restated Revolving Credit Agreement, together with the Company, the Borrowing Subsidiaries, the Administrative Agent, the Collateral Agent and the Issuing Banks, and the Restated Revolving Credit Agreement shall govern the rights and obligations of the parties thereto with respect to the Commitments and the Credit Exposure; provided that the foregoing shall not be construed to discharge or release the Company from any obligations owed to any Existing Lender or Issuing Bank under the Existing Revolving Credit Agreement, which shall remain owing under the Restated Revolving Credit Agreement.

(d) Effective on the Restatement Effective Date, each Consenting Lender hereby authorizes and consents to the amendment and restatement of the Existing Collateral Agreement to be in the form of Exhibit B hereto (the “Restated US Collateral Agreement”).

SECTION 3. Representations and Warranties. The Company represents and warrants that:

(a) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiaries party hereto and constitutes a legal, valid and binding obligation of the Company and the Subsidiaries party hereto, enforceable against the Company and the Subsidiaries party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the Restatement Effective Date, the representations and warranties of the Loan Parties set forth in the Restated Revolving Credit Agreement, the Restated US Collateral Agreement and the other Loan Documents in effect on the date hereof are true and correct (i) in the case of representations and warranties that are qualified by materiality, in all respects and (ii) otherwise, in all material respects, on and as of the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct (i) in the case of representations and warranties that are qualified by materiality, in all respects and (ii) otherwise, in all material respects, as of such specified earlier date).

(c) As of the Restatement Effective Date, no Default under the Restated Revolving Credit Agreement has occurred and is continuing.

SECTION 4. Conditions. The consummation of the transactions set forth in Section 2 of this Restatement Agreement shall be subject to the satisfaction (or waiver by the Administrative Agent and the Consenting Lenders) of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from each Borrower (as defined in the Existing Revolving Credit Agreement and the Restated Revolving Credit Agreement) and each Consenting Lender (which Consenting Lenders shall constitute Existing Required Lenders) either (i) a counterpart of this Restatement Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Restatement Agreement) that such party has signed a counterpart of this Restatement Agreement.

(b) The Administrative Agent (or its counsel) shall have received from the Company and each Subsidiary Loan Party that is a Domestic Subsidiary either (i) a counterpart of the Restated US Collateral Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of the Restated US Collateral Agreement) that such party has signed a counterpart of the Restated US Collateral Agreement.

(c) The Collateral and Guarantee Requirement shall have been satisfied with respect to clauses (b) and (h) of the definition thereof.

(d) The Administrative Agent shall have received a completed Perfection Certificate, in the form of Exhibit II to the Restated US Collateral Agreement, dated the Restatement Effective Date and signed by an authorized officer of the Company and each Subsidiary Loan Party that is a Domestic Subsidiary.

(e) The Administrative Agent shall have received a written opinion dated the Restatement Effective Date of (i) Davis Polk & Wardwell LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit C hereto, (ii) Stewart McKelvey, Nova Scotia counsel for the Loan Parties, substantially in the form of Exhibit D hereto, (iii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Loan Parties, substantially in the form of Exhibit E hereto, (iv) Holland & Hart LLP, Nevada counsel for the Loan Parties, substantially in the form of Exhibit F hereto, (v) Davis Polk & Wardwell London LLP, English counsel for Victoria’s Secret UK Limited, substantially in the form of Exhibit G hereto and (vi) Davis Polk & Wardwell, Hong Kong counsel for Mast Industries (Far East) Limited and LB Full Assortment HK Limited, substantially in the form of Exhibit H hereto, and in each case covering such other matters relating to the Loan Parties, this Restatement Agreement, the Restated Revolving Credit Agreement, the Restated US Collateral Agreement and the other Loan Documents in effect on the date hereof as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization by the Loan Parties of the transactions contemplated hereby and any other legal matters relating to the Loan Parties or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(g) The Administrative Agent shall have received a Borrowing Base Certificate, dated the Restatement Effective Date and signed and certified as accurate and complete by the President, a Vice President, a Director or a Financial Officer of the Company.

(h) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President, a Director or a Financial Officer of the Company, confirming the representations and warranties set forth in Section 3 of this Restatement Agreement.

(i) The Administrative Agent shall have received (i) all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced at least one Business Day prior to the Restatement Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under any Loan Document and (ii) all accrued and unpaid interest, commitment fees, participation fees and fronting fees under the Existing Revolving Credit Agreement.

(j) (i) No later than one Business Day prior to the Restatement Effective Date, the Administrative Agent shall have received all documentation and other information reasonably requested by it or any Lender at least two Business Days prior to the Restatement Effective Date to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) to the extent a Borrower qualifies as a “legal entity” under the Beneficial Ownership Regulation, no later than one Business Day prior to the Restatement Effective Date, any Lender that has requested at least two Business Days prior to the Restatement Effective Date a Beneficial Ownership Certification in relation to the Borrowers shall have received such Beneficial Ownership Certification.

(k) The Company shall, or shall cause the applicable Existing Borrowing Subsidiaries to, repay all Loans made to any Existing Borrowing Subsidiaries under the Existing Revolving Credit Agreement that will, effective as of the Restatement Effective Date, cease to be Borrowers under the Restated Revolving Credit Agreement.

(l) If immediately after the effectiveness of the Restated Revolving Credit Agreement, the Aggregate Credit Exposure would exceed the Maximum Borrowing Amount, the Company shall, on the Restatement Effective Date, prepay any such excess in accordance with Section 2.10(a) of the Restated Revolving Credit Agreement.

(m) If immediately after the effectiveness of the Restated Revolving Credit Agreement, the Consolidated Cash Balance would exceed $350,000,000, the Company shall, on the Restatement Effective Date, prepay any such excess in accordance with Section 2.10(b) of the Restated Revolving Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Loan Document. This Restatement Agreement shall constitute a “Loan Document” for all purposes of the Restated Revolving Credit Agreement and the other Loan Documents.

SECTION 6. Fees. The Company agrees to pay to the Administrative Agent, for the account of each Consenting Lender, a fee in an amount previously agreed between the Company and the Administrative Agent. Such fee shall be due and payable on the Restatement Effective Date.

SECTION 7. Expenses. The Company agrees to reimburse each of the Administrative Agent and the Collateral Agent for the reasonable and documented out-of-pocket expenses incurred by it in connection with the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent.

SECTION 8. Counterparts; Amendments. This Restatement Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent, the Collateral Agent and the Consenting Lenders. This Restatement Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Restatement Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Restatement Agreement.

SECTION 9. Notices. All notices hereunder shall be given in accordance with the provisions of Section 8.01 of the Restated Revolving Credit Agreement.

SECTION 10. Applicable Law. This Restatement Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 11. Incorporation by Reference. The provisions of Sections 8.09(b), 8.09(c), 8.09(d) and 8.10 of the Restated Revolving Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 12. Headings. The Section headings used herein are for convenience of reference only, are not part of this Restatement Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Restatement Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

L BRANDS, INC.
by
/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: SVP and Treasurer

BATH & BODY WORKS (CANADA) CORP. VICTORIA’s SECRET UK LIMITED MAST INDUSTRIES (FAR EAST) LIMITED LB FULL ASSORTMENT HK LIMITED

by
/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Director

[Signature Page to Amendment and Restatement Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Collateral Agent,

by
/s/ Tony Yung
Name: Tony Yung
Title: Executive Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

BANK OF AMERICA, N.A.

By:	/s/ Anthony Hoye Name: Anthony Hoye Title: Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

Barclays Bank PLC

By:	/s/ Ritam Bhalla Name: Ritam Bhalla Title: Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

Citibank, N.A.

By:	/s/ Anita Philip Name: Anita Philip Title: Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

HSBC Bank USa, n.a.

By:	/s/ Robert F. Mello Name: Robert F. Mello Title: Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

wells fargo bank, national association

By:	/s/ Carl Hinrichs Name: Carl Hinrichs Title: Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

INdustrial and commercial bank of china limited new york branch, as a Lender

By:	/s/ Haiyao Su Name: Haiyao Su Title: Executive Director

By:	/s/ Xiaoyu Yang Name: Xiaoyu Yang Title: Vice President

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

Keybank National association, as a Lender

By:	/s/ Linda Skinner Name: Linda Skinner Title: VP

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

mizuho bank, ltd

By:	/s/ Tracy Rahn Name: Tracy Rahn Title: Executive Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

the huntington national bank

By:	/s/ Dan Swanson Name: Dan Swanson Title: Vice President

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

pnc bank, national association

By:	/s/ Lynn Z. Thomas Name: Lynn Z. Thomas Title: Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

the baank of nova scotia

By:	/s/ Sangeeta Shah Name: Sangeeta Shah Title: Director

[Signature Page to Amendment and Restatement Agreement]

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 13, 2019, AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

MUFg bank, ltd

By:	/s/ John McDevitt Name: John McDevitt Title: Director

[Signature Page to Amendment and Restatement Agreement]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG L BRANDS, INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and as an Issuing Bank):

U.s. bank national association

By:	/s/ Daniel Yu Name: Daniel Yu Title: Senior Vice President

U.s. bank national association, canada branch

By:	/s/ Daniel Yu Name: Daniel Yu Title: Senior Vice President

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT

Exhibits
Exhibit A	Amended and Restated Revolving Credit Agreement
Exhibit B	Form of Restated US Collateral Agreement
Exhibit C	Form of Opinion of Davis Polk & Wardwell LLP, New York counsel for the Loan Parties
Exhibit D	Form of Opinion of Stewart McKelvey, Nova Scotia counsel for the Loan Parties
Exhibit E	Form of Opinion of Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Loan Parties
Exhibit F	Form of Opinion of Holland & Hart LLP, Nevada counsel for the Loan Parties
Exhibit G	Form of Opinion of Davis Polk & Wardwell London LLP, English counsel for Victoria’s Secret UK Limited
Exhibit H	Form of Opinion of Davis Polk & Wardwell, Hong Kong counsel for Mast Industries (Far East) Limited and LB Full Assortment HK Limited

EXHIBIT A

EXHIBIT A

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

dated as of April 30, 2020,

Amending and Restating the

Amended and Restated Revolving Credit Agreement

dated as of August 13, 2019,

among

L BRANDS, INC.,

The Borrowing Subsidiaries Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

______________________________________________

JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A., HSBC SECURITIES (USA) INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A., BARCLAYS BANK PLC,

CitiBANK, N.A., HSBC BANK USA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

BARCLAYS BANK PLC, INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH, KEYBANK NATIONAL ASSOCIATION and MIZUHO BANK, LTD.
as Co-Documentation Agents

TABLE OF CONTENTS

i

SCHEDULES:

Schedule 1.01(a) – Unrestricted Subsidiaries

Schedule 2.01 – Commitments

Schedule 3.05 – Disclosed Matters

Schedule 3.07 – Consolidated Domestic and Canadian Subsidiaries

Schedule 3.12 – Credit Card Agreements

Schedule 5.08 – Existing Liens

Schedule 5.10 – Existing Indebtedness

Schedule 5.19 – Restrictive Agreements

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B-1 – Form of Additional Borrower Agreement

Exhibit B-2 – Form of Borrowing Subsidiary Termination

Exhibit C – Form of Borrowing Base Certificate

SCHEDULE 1.01(a)

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Agreement”) dated as of April 30, 2020, among L BRANDS, INC., a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

Reference is made to the Amendment and Restatement Agreement (the “Restatement Agreement”) dated as of April 30, 2020, relating to the Amended and Restated Revolving Credit Agreement dated as of August 13, 2019 (the “Existing Credit Agreement”), among L Brands, Inc., the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Pursuant to the Restatement Agreement, the Existing Credit Agreement is being amended and restated in the form hereof.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Collection Account” has the meaning assigned to such term in the Collateral Agreements.

“ABL Priority Collateral” means, at any time, any and all of the following that constitute Collateral, whether now owned or hereafter acquired and wherever located: (a) all Accounts (other than (x) Accounts arising under agreements for sale of Non-ABL Priority Collateral described in clauses (a) through (h) of the definition of such term to the extent constituting identifiable Proceeds of such Non-ABL Priority Collateral and (y) Accounts pledged in support of Specified Receivables Facilities), (b) all Payment Intangibles, including all corporate and other tax refunds and all Credit Card Receivables and all other rights to payment arising therefrom in a credit-card, debit-card, prepaid-card or other payment-card transaction (other than any Payment Intangibles constituting identifiable Proceeds of Non-ABL Priority Collateral described in clauses (a) through (f) and (h) of the definition of such term); (c) all Inventory; (d) all Deposit Accounts and Securities Accounts (including the ABL Collection Account and the Concentration Account) and all cash, cash equivalents and other assets contained in, or credited to, and all Securities Entitlements arising from, any such Deposit Accounts or Securities Accounts (in each case, other than any identifiable Proceeds of Non-ABL Priority Collateral described in clauses (a) through (h) of the definition of such term); (e) after the effectiveness of the Initial Borrowing Base and for so long as Eligible Real Property is included in the Borrowing Base at such time, all real property, related appurtenant rights and Fixtures and interests therein (including both fee and leasehold interests) located in the United States of America; (f) all rights to business interruption insurance and all rights to credit insurance with respect to any Accounts (in each case, regardless of whether the Collateral Agent is a loss payee thereof); (g) solely to the extent evidencing, governing, securing or otherwise relating to any of the items constituting ABL Priority Collateral under clauses (a) through (e) above, (i) all General Intangibles (excluding Intellectual Property, Indebtedness (or any evidence thereof) between or among the Company or any of the Subsidiaries Loan Parties and any Equity Interests, but including all contract rights as against operators of storage facilities and as against other transporters of Inventory and all rights as consignor or consignee, whether arising by contract, statute or otherwise), (ii) Instruments (including Promissory Notes), (iii) Documents (including each warehouse receipt or bill of lading covering any Inventory), (iv) insurance policies (regardless of whether the Collateral Agent is a loss payee thereof), (v) licenses from any Governmental Authority to sell or to manufacture any Inventory and (vi) Chattel Paper; (h) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all other Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing; (i) all books and Records to the extent relating to any of the foregoing; and (j) all products and Proceeds of the foregoing. Notwithstanding the foregoing, the term “ABL Priority Collateral” shall not include any assets referred to in clauses (a) through (h) of the definition of the term “Non-ABL Priority Collateral”. Capitalized terms used in this definition but not defined herein have the meanings assigned to them in the Collateral Agreements.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Appraisal and Field Exam” means (a) an appraisal of the Inventory of each Loan Party from an appraiser selected and engaged by the Collateral Agent at the Borrowers’ expense and (b) a field examination of the Collateral to be included in the Initial Borrowing Base and related reporting and control systems conducted by the Collateral Agent (or its designee), in each case satisfactory in form and substance to the Collateral Agent in its Permitted Discretion (such approval not to be unreasonably withheld, conditioned or delayed).

“Account” has the meaning specified in the UCC.

“Account Debtor” means any Person obligated on an Account.

“Additional Borrower Agreement” has the meaning set forth in Section 2.20.

“Additional Borrowers” means, at any time, with respect to the Commitments, Loans and Letters of Credit of any Class, each of the wholly-owned Domestic Subsidiaries or Canadian Subsidiaries that has been designated as an Additional Borrower in respect of such Class pursuant to Section 2.20 or an Incremental Facility Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Percentage; provided that, notwithstanding the foregoing, the Adjusted LIBO Rate shall at no time be less than 0.75% per annum.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its Affiliates in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means, at any time, the sum of the Commitments of all the Lenders at such time.

“Aggregate Credit Exposure” means, at any time, the sum of the Credit Exposures of all the Lenders at such time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided, that for purposes of this definition, Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate on such day for deposits in dollars with a maturity of one month (or, if the LIBO Screen Rate is not available for such one month maturity, the Interpolated Rate) at approximately 11:00 a.m., London time. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until an amendment hereto has become effective pursuant to Section 2.13(b)), then for purposes of clause (c) above the Adjusted LIBO Rate shall be deemed to be 0.75%. Notwithstanding the foregoing, the Alternate Base Rate shall at no time be less than 1.75% per annum.

“Anti-Corruption Laws” means FCPA, the U.K. Bribery Act 2010 and all other laws, rules and regulations of any jurisdiction concerning or relating to bribery, corruption or money laundering, in each case to the extent applicable to the Company and its Subsidiaries.

“Applicable Creditor” has the meaning set forth in Section 8.18(b).

“Applicable Percentage” means, with respect to any Revolving Lender or any Lender of any other Class, the percentage of the total Revolving Commitments or total Commitments of any other Class, as applicable, represented by such Lender’s Revolving Commitment or Commitment of any other Class. If the Revolving Commitments or Commitments of any other Class have terminated or expired, the

Applicable Percentages shall be determined based upon the Revolving Commitments or Commitments of any other Class most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Eurodollar or CDOR Rate Revolving Loan, ABR or Canadian Prime Rate Loan, with respect to any Protective Advance or with respect to the participation fees payable hereunder in respect of Letters of Credit and commitment fees payable hereunder in respect of the Commitments, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar (LIBO Rate) / CDOR Rate Spread”, “ABR / Canadian Prime Rate Spread”, “LC Participation Fee Rate” or “Commitment Fee Rate”, as the case may be, based upon the Company’s Average Daily Excess Availability applicable on such date:

Average Daily Excess Availability:	Eurodollar (LIBO Rate) / CDOR Rate Spread	ABR / Canadian Prime Rate Spread	Commitment Fee Rate	LC Participation Fee Rate
Category 1 > 66.7%	1.75%	0.75%	0.30%	1.75%
Category 2 < 66.7% but > 33.3%	2.00%	1.00%	0.30%	2.00%
Category 3 < 33.3%	2.25%	1.25%	0.30%	2.25%

The Applicable Rate shall be determined based on Average Daily Excess Availability for the most recently ended fiscal quarter of the Company as set forth in the table above. Each change to the Applicable Rate shall be effective on the first day of the first month immediately following the last day of such fiscal quarter; provided that prior to the end of the first full fiscal quarter of the Company after the Restatement Effective Date, the Applicable Rate shall be determined by reference to Category 1 in the table above. Notwithstanding the foregoing provisions of this definition, the Applicable Rate shall be determined by reference to Category 3 in the table above (a) if the Company shall fail to deliver any Borrowing Base Certificate by the time required under Section 5.01(a)(iii), for the period from and including the day following the date on which such Borrowing Base Certificate shall have been due to and including the day on which such Borrowing Base Certificate shall have been delivered, and (b) at any other time that an Event of Default has occurred and is continuing (unless such increase in the Applicable Rate is otherwise waived by the Required Lenders).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Average Daily Excess Availability” means, with respect to any fiscal quarter, (a)(i) the sum of Excess Availability for each day during such fiscal quarter, divided by (ii) the number of days in such fiscal quarter, divided by (b)(i) the Aggregate Commitments in effect for each day during such fiscal quarter divided by (ii) the number of days in such fiscal quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Event” means, with respect to any Person, that such Person has filed a petition or application seeking relief under any applicable Insolvency Law or similar law of any jurisdiction, has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, liquidator, sequestrator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment.

“BBWC” means Bath & Body Works (Canada) Corp., a Nova Scotia company.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, with respect to the Commitments, Loans and Letters of Credit of any Class, (i) the Company and (ii) the Borrowing Subsidiaries in respect of such Class.

“Borrowing” means (a) Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurodollar or CDOR Rate Loans, as to which a single Interest Period is in effect or (b) a Protective Advance.

“Borrowing Base” means:

(a)   at any time prior to the date of delivery of the first Borrowing Base Certificate pursuant to Section 5.01(a)(iii) that reflects the results of an Acceptable Appraisal and Field Exam (such Borrowing Base, the “Deemed Borrowing Base”), the sum of:

(i)   75% of Eligible Credit Card Receivables at such time, plus

(ii)    75% of the amount by which (1) Eligible Accounts at such time exceeds (2) the Reserves applicable to Eligible Accounts, plus

(iii)   75% of the amount by which (1) Eligible Inventory at such time, valued at the lower of cost and net realizable value, determined on a weighted average cost basis, exceeds (2) the Reserves applicable to Eligible Inventory, minus

(iv)   Reserves determined by the Collateral Agent in its Permitted Discretion (without duplication of the reserves set forth in clauses (ii) and (iii) above); and

(b)   at any time on or after the date of delivery of the first Borrowing Base Certificate pursuant to Section 5.01(a)(iii) that reflects the results of an Acceptable Appraisal and Field Exam (the earliest Borrowing Base so calculated, the “Initial Borrowing Base”; the delivery of the first Borrowing Base Certificate pursuant to Section 5.01(a)(iii) that reflects the results of an Acceptable Appraisal and Field Exam is referred to herein as the “effectiveness” of the Initial Borrowing Base), the sum of:

(i)   95% of Eligible Credit Card Receivables at such time, plus

(ii)    85% of Eligible Accounts at such time, plus

(iii)   up to (x) 90% of the Net Orderly Liquidation Value of Eligible Inventory at such time and (y) 50% of the Net Orderly Liquidation Value of Eligible Component Inventory at such time, plus

(iv)   following receipt of the Required Real Property Documentation and prior to receipt of a Real Property Exclusion Notice, 50% of the fair market value (as identified in the most recent Real Property Appraisal) of Eligible Real Property at such time, minus

(v)   Reserves determined by the Collateral Agent in its Permitted Discretion; provided that any advance rate used to calculate the Initial Borrowing Base may not exceed the corresponding rate used to calculate the Deemed Borrowing Base unless the Collateral Agent determines in its Permitted Discretion that the use of such rate is supported by the results of the Acceptable Appraisal and Field Exam;

provided (A) notwithstanding anything contained herein to the contrary, as of any date of determination, the portion of the Borrowing Base attributable to Eligible Real Property shall not exceed the lesser of (x) $150,000,000 and (y) 25% of the Borrowing Base and (B) from and after receipt by the Collateral Agent of a Real Property Exclusion Notice, (I) the component set forth in clause (b)(iv) shall be excluded from the calculation of the Borrowing Base for so long as such Permitted Non-ABL Indebtedness remains outstanding and (II) the Collateral Agent shall adjust the Borrowing Base to reflect such exclusion effective from and after the incurrence of such Permitted Non-ABL Indebtedness.

The Collateral Agent may, in its Permitted Discretion, establish or adjust Reserves, with any such changes to be effective three Business Days after delivery of written notice (which notice shall include a reasonably detailed description of such Reserve being established or adjusted) thereof to the Company and the Lenders; provided that during such three Business Day period (i) the Collateral Agent shall, if requested, discuss any such Reserve or adjustment with the Company and (ii) the Company may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists or exists in a manner that would result in the establishment of a lower Reserve, in each case in a manner and to the extent satisfactory to the Collateral Agent in its Permitted Discretion; provided, further, that no such prior notice shall be required for (a) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized, or (b) changes to Reserves or the establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect would occur were such Reserves not changed or established prior to the expiration of such three day period. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Collateral Agent to adjust the Borrowing Base or any component thereof, the Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(a)(iii).

The parties hereto understand that eligibility criteria and any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine the face amount of Eligible Accounts and factors considered in the calculation of Net Orderly

Liquidation Value of Eligible Inventory have the effect of reducing the Borrowing Base, and, accordingly, whether or not any provisions hereof so state, all the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for the same facts or circumstances.

At the time of any disposition of a Loan Party, or any disposition outside the ordinary course of business of, or any casualty or condemnation event affecting, assets reflected in the then-current Borrowing Base having a fair market value of $5,000,000 or more, the Company shall give the Collateral Agent written notice of such disposition, casualty or condemnation event, together with such information as shall be required for the Collateral Agent to adjust the Borrowing Base to reflect such disposition.

“Borrowing Base Certificate” means a Borrowing Base Certificate, substantially in the form of Exhibit C (with such changes thereto as may be reasonably required by the Collateral Agent from time to time to reflect (a) the results of the Acceptable Appraisal and Field Exam and (b) the components of, or Reserves against, the Borrowing Base as provided for hereunder), together with all attachments and supporting documentation contemplated thereby, signed and certified as accurate and complete by a Financial Officer of the Company.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means, as applicable, (a) BBWC and (b) any Additional Borrowers.

“Borrowing Subsidiary Termination” has the meaning set forth in Section 2.20.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market and (b) when used in connection with a CDOR Rate Loan or a Canadian Prime Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto.

“CAD Sublimit” means the portion of the Revolving Commitments in an aggregate amount equal to the US Dollar Equivalent in Canadian Dollars of $100,000,000 that is being made available hereunder to Canadian Borrowing Subsidiaries for borrowings in Canadian Dollars; provided that the CAD Sublimit shall be automatically reduced by an amount equal to $20,000,000 upon consummation of the VS Transaction.

“Canadian Borrower” means each of BBWC and any Additional Borrower that is a Canadian Subsidiary.

“Canadian Borrowing Subsidiaries” means any Borrowing Subsidiaries organized under the laws of Canada or any province or territory thereof.

“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” or “CAD” means the lawful money of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures.

“Canadian Loan Party” means any Loan Party organized under the laws of Canada or any province or territory thereof.

“Canadian Pension Benefits Legislation” shall mean any Canadian federal or provincial pension standards legislation, including, without limitation, the Supplemental Pension Plans Act (Quebec) and the Pension Benefits Act (Ontario), that applies in respect of a Canadian Pension Plan.

“Canadian Pension Event” means (a) any Loan Party shall, directly or indirectly, terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Defined Benefit Pension Plan where doing so results in any wind-up deficit that is required to be funded under Canadian Pension Benefits Legislation; (b) any Loan Party shall fail to make minimum required contributions to amortize any funding deficiencies under a Canadian Defined Benefit Pension Plan within the time period set out in Canadian Pension Benefits Legislation or fails to make a required contribution under any Canadian Pension Plan which results in the imposition of a Lien upon the assets of any Loan Party (other than inchoate Liens under Canadian Pension Benefits Legislation for amounts required to be remitted but not yet due); or (c) any Loan Party makes any improper withdrawals or applications of assets of a Canadian Pension Plan.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial pension standards legislation that is administered or contributed to by a Loan Party or any subsidiary of any Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively, or any comparable pension plan maintained by a Governmental Authority in any other Canadian jurisdiction.

“Canadian Prime Rate” means, for the relevant interest period, the rate of interest per annum (rounded upwards, if necessary, to the next 1/100 of 1% (with 0.005% being rounded up)) determined by the Administrative Agent to be the greater of (a) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m., Toronto time, on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (b) the sum of (i) the CDOR Rate applicable for an Interest Period of one month plus (ii) one percent (1.0%). Notwithstanding the foregoing, the Canadian Prime Rate shall at no time be less than 1.75% per annum.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to the proviso in Section 1.04), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (subject to the proviso in Section 1.04).

“Cash Dominion Period” means (a) each period during which a Specified Event of Default has occurred and is continuing or (b) each period (i) commencing on any day when Specified Excess Availability has for three consecutive Business Days been less than the greater of (x)(1) prior to the consummation of the VS Transaction, $100,000,000 or (2) following the consummation of the VS Transaction, $80,000,000 and (y) 17.5% of the Maximum Borrowing Amount and (ii) ending on the date that Specified Excess Availability has been greater than the amount set forth in clause (i) above for 20 consecutive calendar days during which period no Specified Event of Default shall have occurred and be continuing.

“CCQ” has the meaning set forth in Section 7.01.

“CDOR Rate” means, for the relevant Interest Period, on the first day of such Interest Period, the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the CDOR Rate page of the Reuters screen (or on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; in each case, the “CDO Screen Rate”), at or about approximately 10:15 a.m., Toronto time, on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:15 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available for such Interest Period, the applicable Interpolated Rate as of such time on such day; or if such day is not a Business Day, then as so determined on the immediately preceding Business Day. Notwithstanding the foregoing, the CDOR Rate shall at no time be less than 0.75% per annum.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Holders of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“China Facility Agreement” has the meaning assigned to such term in the definition of “China Facility Obligations”.

“China Facility Obligations” means the obligations arising under that certain Facility Agreement, dated as of September 11, 2019 (as amended, supplemented or otherwise modified from time to time, the “China Facility Agreement”) among L Brands Trading (Shanghai) Company Limited, L Brands Management (Shanghai) Company Limited, Mast Commercial Trading (Shenzhen) Company Limited and Mast Commercial Trading (Shanghai) Company Limited, as borrowers, the financial institutions party thereto, as finance parties, and HSBC Bank (China) Company Limited, as facility agent, and the Guarantee and Collateral Agreement of even date therewith, among the Company, the other loan parties party thereto and HSBC Bank (China) Company Limited, Shanghai Branch, as security agent, together with any Acceptable Replacement Facility (as defined in the VS Transaction Agreement) established in respect thereof in connection with the VS Transaction. The total committed amount of the China Facility Obligations, at any time, shall mean, as applicable, (a) the Total Commitments (as defined in the China Facility Agreement) at such time minus the total principal amount under the Facility B (as defined in the China Facility Agreement) which has been repaid or prepaid thereunder by that time or (b) the aggregate committed amount under any Acceptable Replacement Facilities then in effect.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans of any tranche or Protective Advances, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Revolving Commitment of any tranche, (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Letter of Credit, refers to whether such Letter of Credit is issued pursuant to a Revolving Commitment or an Incremental Revolving Commitment of any tranche.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any warehouseman, bailee or other similar Person in possession of any Collateral, any landlord of any real property where any Collateral is located or any administrative agent, collateral agent and/or similar representative acting on behalf of the holders of any Permitted Non-ABL Indebtedness secured by a Lien on any real property where any Inventory is located.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Collateral Documents.

“Collateral Agreements” means, individually and collectively as the context may require, (a) the Amended and Restated Guarantee and Collateral Agreement dated as of April 30, 2020, among the Company, the Subsidiary Loan Parties party thereto and the Collateral Agent and (b) the Guarantee and Collateral Agreement to be entered into among the Canadian Loan Parties and the Collateral Agent after the Restatement Effective Date and prior to the inclusion of any assets of any Canadian Material Subsidiary in the Borrowing Base (including, for the avoidance of doubt, the Deemed Borrowing Base and the Initial Borrowing Base).

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received from the Company and each Material Subsidiary either (i) a counterpart of the applicable Collateral Agreement duly executed and delivered on behalf of the Company or such Material Subsidiary, as applicable, or (ii) in the case of any Person that becomes a Material Subsidiary after the Restatement Effective Date, a supplement to the applicable Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Material Subsidiary;

(b) all UCC financing statements, and all similar filings and registrations in each applicable jurisdictions, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created by each Collateral Agreement to the extent required by, and with the priority required by, such Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(c) no later than 90 days after the Restatement Effective Date (as such deadline may be extended by the Collateral Agent in its sole discretion), the Collateral Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each deposit account maintained by any Loan Party with any depositary bank (other than any Excluded Deposit Account) and (ii) each securities account maintained by any Loan Party with any securities intermediary (other than any Excluded Securities Account), and the requirements of a Collateral Agreement relating to the concentration and application of collections on accounts shall have been satisfied;

(d) no later than 90 days after the Restatement Effective Date (as such deadline may be extended by the Collateral Agent in its sole discretion), the Collateral Agent shall have received evidence that all Credit Card Notifications required to be provided pursuant to Section 5.24 have been provided;

(e) no later than 30 days after the Restatement Effective Date (as such deadline may be extended by the Collateral Agent in its sole discretion), each Loan Party shall have delivered to the Collateral Agent all Collateral Access Agreements requested by the Collateral Agent exercising its Permitted Discretion pursuant to this Agreement or a Collateral Agreement;

(f) prior to its inclusion in the Borrowing Base, the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and (ii) all Required Real Property Documentation;

(g) no later than 90 days after the Restatement Effective Date (as such deadline may be extended by the Collateral Agent in its sole discretion), the Collateral Agent shall have received evidence of the insurance required to be maintained pursuant to Section 5.03; and

(h) the Company and each Material Subsidiary shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

With respect to any Mortgaged Property as to which a Mortgage is required to be executed and delivered, notwithstanding anything to the contrary set forth in this definition or elsewhere in this Agreement, no such Mortgage shall be required to be executed and delivered until and unless (a) the Collateral Agent shall have received the items referred to in clause (f)(ii) above (it being understood that the Loan Parties shall be required to deliver such items otherwise in accordance with the terms of the Loan Documents), and shall have provided copies thereof to the Lenders, (b) the Collateral Agent shall have provided copies of all documents referred to in clause (a) of this paragraph received by it to the Lenders and (c) prior to the contemplated date of effectiveness of such Mortgage (as notified by the Collateral Agent to the Lenders), the Collateral Agent shall have been advised in writing by each Lender that such Lender has completed its flood insurance due diligence and flood insurance compliance with respect to such Mortgaged Property (with each Lender agreeing to complete such due diligence and compliance as promptly as practicable following receipt of the documents as referred to in clause (b) of this paragraph).

It is understood and agreed that notwithstanding anything herein to the contrary, the Company shall not be obligated to satisfy the Collateral and Guarantee Requirement with respect to any Canadian Material Subsidiary on the Restatement Effective Date; provided that no assets of any Canadian Material Subsidiary shall be eligible for calculation in the Borrowing Base (including, for the avoidance of doubt, the Deemed Borrowing Base and the Initial Borrowing Base) until the Collateral and Guarantee Requirement with respect to such Canadian Material Subsidiary shall have been satisfied.

“Collateral Documents” means, collectively, the Collateral Agreements, the Control Agreements, the Credit Card Notifications, the Mortgages and each other pledge, deed of hypothec, security agreement or other instrument or document granting a Lien upon the Collateral as security for the Obligations (as required by this Agreement or any other Loan Document).

“Commitment” means a Revolving Commitment, an Incremental Revolving Commitment of any tranche or any combination thereof, as the context requires.

“Company” means L Brands, Inc., a Delaware corporation.

“Concentration Account” has the meaning assigned to such term in the Collateral Agreements.

“Consolidated Cash Balance” means, at any time, an amount equal to (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Company and the Consolidated Subsidiaries, minus (b) checks issued, wires initiated or ACH transfers initiated by the Company and the Consolidated Subsidiaries, in any case, to non-affiliate third parties or to Affiliates on account of transactions not prohibited under this Agreement, minus (c) cash reserves established by the Company and the Consolidated Subsidiaries to finance the repayment, prepayment or defeasance of any series of Senior Notes (so long as such cash reserves are used to repay such Senior Notes within two (2) Business Days of the establishment of such reserves), minus (d) cash collateral provided by the Company and the Consolidated Subsidiaries in respect of the China Facility Obligations, not to exceed 100% thereof, minus (e) lease deposits and other deposits made by the Company and the Consolidated Subsidiaries in favor of third parties pursuant to arms-length contractual arrangements in the ordinary course of business.

“Consolidated Debt” means, at any date of determination, the total Indebtedness of the Company and the Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted (i) to exclude any non-cash items deducted or included in determining Consolidated Net Income for such period attributable to Accounting Standards Codification Topic 815, Derivatives and Hedging, Accounting Standards Codification Topic 350, Intangibles–Goodwill and Other, or stock options and other equity-linked compensation to officers, directors and employees, and (ii) to deduct cash payments made during such period in respect of Hedging Agreements (or other items subject to FAS 133 – Accounting for Derivative Instruments and Hedging Activities) to the extent not otherwise deducted in determining Consolidated Net Income for such period) plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or nonrecurring charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or nonrecurring gains for such period, all determined on a consolidated basis in accordance with GAAP; provided that the results of any ETC Entity shall be included in Consolidated EBITDA to the extent (and only to the extent) actually distributed (directly or indirectly) by such ETC Entity to the Company or another Consolidated Subsidiary; provided further, that if on or prior to the applicable date of determination of Consolidated EBITDA, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDA then (without duplication of any other adjustment made in determining Consolidated EBITDA for such period) Consolidated EBITDA shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDA is to be determined.

“Consolidated EBITDAR” means, for any period, Consolidated EBITDA for such period plus, without duplication and to the extent deducted in the determination of such Consolidated EBITDA, consolidated fixed minimum store rental expense for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated EBITDAR, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDAR, then (without duplication of adjustments made in determining Consolidated EBITDA for such period) Consolidated EBITDAR shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDAR is to be determined.

“Consolidated Fixed Charges” means, for any period, the sum of (a) consolidated interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations but excluding any interest expense in respect of Indebtedness of any ETC Entity, except to the extent actually paid by the Company or a Consolidated Subsidiary other than, if it is a Consolidated Subsidiary, any ETC Entity), of the Company and the Consolidated Subsidiaries for such period, plus (b) consolidated fixed minimum store rental expense of the Company and the Consolidated Subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated Fixed Charges, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated Fixed Charges, then Consolidated Fixed Charges shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated Fixed Charges is to be determined.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means any Subsidiary (other than an Unrestricted Subsidiary), the accounts of which are, or are required to be, consolidated with those of the Company in the Company’s periodic reports filed under the Securities Exchange Act of 1934. For the avoidance of doubt, the ETC Entities shall not constitute Consolidated Subsidiaries.

“Control” means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Collateral Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Covenant Period” has the meaning set forth in Section 5.06.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 8.21.

“Credit Card Agreement” means any agreement between a Loan Party, on the one hand, and a credit card issuer or a credit card processor (including any credit card processor that processes purchases of Inventory from a Loan Party through debit cards or mall cards), on the other hand.

“Credit Card Notifications” means each Credit Card Notification, in form and substance reasonably satisfactory to the Collateral Agent, executed by one or more Loan Parties and delivered by such Loan Parties to credit card issuers or credit card processors that are party to any Credit Card Agreement.

“Credit Card Receivables” means any Account or Payment Intangible due to any Loan Party in connection with purchases from and other goods and services provided by such Loan Party on (a) Visa, MasterCard, American Express, Discover and any other credit card issuers that are reasonably acceptable to the Collateral Agent and PayPal and (b) such other credit cards (it being understood that such term, for purposes hereof, includes debit cards) as the Collateral Agent shall approve from time to time in its Permitted Discretion, in each case which have been originated in the ordinary course of business by such Loan Party and earned by performance by such Loan Party but not yet paid to such Loan Party by the credit card issuer or the credit card processor, as applicable, and which represents the bona fide amount due to a Loan Party from such credit card processor or credit card issuer; provided that, in any event, “Credit Card Receivables” shall exclude Accounts and Payment Intangibles due in connection with credit cards issued by Affiliates.

“Credit Exposure” means a Revolving Exposure, an exposure of any other Class or any combination thereof, as the context requires.

“Credit Party” means the Agents, each Issuing Bank or any other Lender.

“Credit Rating” means, in the case of S&P, the “Issuer Credit Rating” assigned by S&P to the Company and, in the case of Moody’s, the “Corporate Family Rating” assigned by Moody’s to the Company.

“Deemed Borrowing Base” has the meaning set forth in the definition of “Borrowing Base”.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans, participations in Letters of Credit or Protective Advances within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Company, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within five Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Protective Advances (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation), (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good-faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent may, by notice to the Company and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply and (iii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or any state, province or territory of the foregoing or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Real Estate Subsidiary” means each Domestic Subsidiary designated by the Company to the Administrative Agent in writing at any time following the Restatement Effective Date for the purpose of including the Eligible Real Property of such Subsidiary in the Borrowing Base subject to the terms and conditions hereof.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.

“Disqualified Equity Interest” means, any Equity Interest in the Company that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the Specified Date;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the Specified Date; or

(c) is redeemable (other than solely for Equity Interests in the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any of its Affiliates, in whole or in part, at the option of the holder thereof, prior to the Specified Date; provided that this clause (c) shall not apply to any requirement of mandatory redemption or repurchase that is contingent upon an asset disposition or the incurrence of Indebtedness if such mandatory redemption or repurchase can be avoided through repayment or prepayment of Loans or through investments by the Company or the Consolidated Subsidiaries in assets to be used in their businesses.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Accounts” means, at any time, the Accounts owned by any Loan Party and in which such Loan Party has good and marketable title, but excluding Credit Card Receivables and any other Account:

(a)  which is not subject to a first priority (subject to a Lien described in clause (a) or (b) in the definition of “Permitted Encumbrances”) perfected Lien in favor of the Collateral Agent pursuant to the Collateral Agreements securing the Obligations;

(b)  which is subject to any Lien whatsoever, other than (i) a Lien in favor of the Collateral Agent, (ii) Permitted Encumbrances (other than those described in clauses (a) and (b) in the definition of “Permitted Encumbrances”) that do not have priority over the Liens securing the Obligations created by the Collateral Agreements and (iii) Liens permitted under Section 5.08(a)(ix), (a)(x), (b)(x) or (b)(xi);

(c)  (i) with respect to which the scheduled due date is more than 90 days after the date of the original invoice therefor, (ii) which is unpaid more than

90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor or (iii) which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible;

(d)  which is owing by an Account Debtor for which more than 50% of the Accounts owing by such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)  which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing by such Account Debtor and its Affiliates to the Loan Parties exceeds 25% of the aggregate Eligible Accounts (or, in the case of M.H. Alshaya Co. and its Affiliates, exceeds $50,000,000); provided that the amount of Eligible Accounts that are excluded because they exceed the percentage set forth in this clause (e) shall be determined based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based on the foregoing concentration limit;

(f) with respect to which any covenant, representation or warranty contained in this Agreement or in the other Loan Documents has been breached or is not true;

(g)  which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Collateral Agent which has been sent to the applicable Account Debtor, (iii) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (iv) relates to payments of interest;

(h)  for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Loan Party or if such Account is in respect of an invoice that is duplicative of a previously invoiced Account;

(i)  with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)  which is owed by an Account Debtor which (i) is the subject of any Bankruptcy Event, (ii) is liquidating, dissolving or winding up its affairs, (iii) is otherwise deemed not creditworthy by the Collateral Agent in its Permitted Discretion, (iv) has admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) has become insolvent or (vi) has ceased operation of its business;

(k)  which is owed by an Account Debtor which has sold all or substantially all its assets;

(l)  which is owed by an Account Debtor that (i) does not have its head office, registered office, principal place of business or chief executive office in the United States or Canada or (ii) is not organized under applicable law of (A) the United States or any state of the United States or (B) Canada or any province or territory of Canada unless, in any such case, such Account is backed by a letter of credit or trade insurance (in the case of Accounts backed by trade insurance, not to exceed $50,000,000), in each case acceptable to the Collateral Agent which, in each case, is in the possession of, and is directly drawable by, the Collateral Agent or otherwise subject to a pledge in favor of the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent;

(m)  which is owed in any currency other than US Dollars or Canadian Dollars;

(n)  which is owed by (i) any Governmental Authority of any country other than the United States or Canada unless such Account is backed by a letter of credit acceptable to the Collateral Agent which is in the possession of, and is directly drawable by, the Collateral Agent, (ii) any Governmental Authority of the United States or Canada, or any department, agency, public corporation, or instrumentality thereof, unless any steps necessary to perfect the Lien of the Collateral Agent in such Account have been complied with to the Collateral Agent’s satisfaction, including in respect of the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), or (iii) any Governmental Authority of any State of the United States, any province or territory of Canada or any other Governmental Authority not referred to in clause (i) or (ii) above;

(o)  which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or equityholder of any Loan Party or any of its Affiliates;

(p)  which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted or which is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor; provided that the excess of the Accounts of such Account Debtor over the aggregate amount of such indebtedness, security, deposits, progress payments, retainage and other similar advances, shall not be excluded pursuant to this clause (p);

(q)  which is subject to any counterclaim, deduction, defense, setoff or dispute; provided that the excess of such Accounts over such counterclaims, deductions, defenses, setoffs or disputes shall not be excluded pursuant to this clause (q);

(r)  which is evidenced by any promissory note, judgment, chattel paper or instrument;

(s)  which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or is qualified to do business in such jurisdiction;

(t)  with respect to which the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business (but only to the extent of any such reduction), or any Account which was partially paid and the applicable Loan Party created a new receivable for the unpaid portion of such Account;

(u)  which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v)  which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Loan Party has or has had an ownership interest in such goods, or which indicates any party other than the applicable Loan Party as payee or remittance party;

(w)  which is owed by an Account Debtor that is a Sanctioned Person; or

(x)  which is not a true and correct statement of a bona fide obligation incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

provided, however, that the Collateral Agent may, in its Permitted Discretion and upon prior written notice to the Company, deem any Account ineligible, or impose additional eligibility criteria, based on the results of the Acceptable Appraisal and Field Exam.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Collateral Agent’s Permitted Discretion and upon prior written notice to the Company, be reduced by, without duplication, to the extent not reflected in such face amount, (i) to the extent not otherwise reflected in the eligibility criteria, the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account.

Notwithstanding anything to the contrary contained herein, no Account acquired by any Loan Party after the Restatement Effective Date outside the ordinary course of business, or acquired or originated by any Person that becomes a Loan Party after the Restatement Effective Date, shall be included in determining Eligible Accounts until a field examination with respect thereto has been completed to the satisfaction of the Collateral Agent in its Permitted Discretion (it being understood and agreed that additional field examinations conducted at the Company’s election pursuant to this paragraph shall not count against the number of field examinations permitted pursuant to Section 5.23).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person,

the Company, any Subsidiary or other Affiliate of the Company or its Subsidiaries; provided that an Eligible Assignee shall not include a Defaulting Lender.

“Eligible Component Inventory” means, at any time, any Inventory owned by any Loan Party (and in which such Loan Party has good and marketable title) that is excluded from Eligible Inventory solely because such Inventory is not finished goods or constitutes work-in-process or subassemblies.

“Eligible Credit Card Receivables” means, as of any date of determination, each Credit Card Receivable that satisfies all the requirements set forth below:

(a)   such Credit Card Receivable is owned by a Loan Party and such Loan Party has good and marketable title to such Credit Card Receivable;

(b)   such Credit Card Receivable has not been outstanding for more than five Business Days;

(c)   the credit card issuer or the credit card processor of the applicable credit card with respect to such Credit Card Receivable (i) is not the subject of any Bankruptcy Event, (ii) is not liquidating, dissolving or winding up its affairs, (iii) is not otherwise deemed not creditworthy by the Collateral Agent in its Permitted Discretion, (iv) has not admitted in writing its inability, or is not generally unable to, pay its debts as they become due, (v) has not become insolvent and (vi) has not ceased operation of its business;

(d)   such Credit Card Receivable is a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(e)   such Credit Card Receivable is subject to a first priority (subject to a Lien described in clause (a) or (b) in the definition of “Permitted Encumbrances”) perfected Lien in favor of the Collateral Agent pursuant to the Collateral Agreements;

(f)    such Credit Card Receivable is not subject to any Lien whatsoever, other than (i) a Lien in favor of the Collateral Agent, (ii) Permitted Encumbrances (other than those described in clauses (a) and (b) in the definition of “Permitted Encumbrances”) that do not have priority over the Liens securing the Obligations created by the Collateral Agreements and (iii) Liens permitted under Section 5.08(a)(ix), (a)(x), (b)(x) or (b)(xi);

(g)   such Credit Card Receivable conforms in all material respects to all representations, warranties or other provisions in the Loan Documents or in the credit card agreements relating to such Credit Card Receivable;

(h)   if such Credit Card Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, or if a claim, counterclaim, offset or chargeback has been asserted by the applicable credit card issuer or credit card processor, the face amount thereof for purposes of determining the Borrowing Base has been reduced by the amount of such unpaid and/or accrued credit card processor fees or such claim, counterclaim, offset or chargeback;

(i)   such Credit Card Receivable is subject to a Credit Card Notification; and

(j)   such Credit Card Receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent;

provided, however, the Collateral Agent may, in its Permitted Discretion and upon prior written notice to the Company, deem any Credit Card Receivable ineligible, or impose additional eligibility criteria, based on the results of the Acceptable Appraisal and Field Exam.

In determining the amount of an Eligible Credit Card Receivable, the face amount thereof may, in the Collateral Agent’s Permitted Discretion and upon prior written notice to the Company, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with the credit card arrangements applicable thereto and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the applicable Loan Party to reduce the amount of such Eligible Credit Card Receivable.

Notwithstanding anything to the contrary contained herein, no Credit Card Receivable acquired by any Loan Party after the Restatement Effective Date outside the ordinary course of business, or acquired or originated by any Person that becomes a Loan Party after the Restatement Effective Date, shall be included in determining Eligible Credit Card Receivables until a field examination with respect thereto has been completed to the satisfaction of the Collateral Agent in its Permitted Discretion (it being understood and agreed that additional field examinations conducted at the Company’s election pursuant to this paragraph shall not count against the number of field examinations permitted pursuant to Section 5.23).

“Eligible Inventory” means, at any time, the Inventory owned by any Loan Party (and in which such Loan Party has good and marketable title), but excluding any Inventory:

(a)   which is not subject to a first priority perfected (subject to a Lien described in clause (a) or (b) in the definition of “Permitted Encumbrances”) Lien in favor of the Collateral Agent pursuant to the Collateral Agreements securing the Obligations;

(b)   which is subject to any Lien whatsoever, other than (i) a Lien in favor of the Collateral Agent, (ii) Permitted Encumbrances (other than those described in clauses (a) and (b) in the definition of “Permitted Encumbrances”) that do not have priority over the Liens securing the Obligations pursuant to the terms of the Collateral Agreements, (iii) Liens permitted under Section 5.08(a)(ix), (a)(x), (b)(x) or (b)(xi) and (iv) in the case of Inventory at a warehouse or other third party storage facility or in transit with a common carrier or other third party carrier, any Lien in respect of which an appropriate Reserve shall have been established by the Collateral Agent in its Permitted Discretion;

(c)   which is slow moving, out of season, obsolete, unmerchantable, defective, used or unfit for sale; provided that, following the effectiveness of the Initial Borrowing Base, this clause (c) shall not exclude (i) slow moving Inventory located at a clearance center that has been appropriately priced consistent with the Company’s customary practices and (ii) Inventory solely due to such Inventory consisting of out of season products or components thereof;

(d)   with respect to which any covenant, representation or warranty contained in this Agreement or in the other Loan Documents has been breached or is not true or which does not conform to all standards imposed by any Governmental Authority in the United States or Canada;

(e)   in which any Person other than a Loan Party shall (i) have any direct or indirect ownership, interest or title (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Loan Party’s performance with respect to that Inventory) or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)    which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)   which is not located in the United States or Canada or is in transit with a common carrier or other third party carrier from vendors and suppliers; provided that Inventory in transit within the United States or Canada may be included as Eligible Inventory so long as:

(i)   if the applicable Loan Party’s rights with respect thereto are evidenced by a bill of lading or comparable document, such document either (A) is non-negotiable or (B) has been delivered to the Collateral Agent,

(ii)    the common carrier or other third party carrier is not an Affiliate of the Loan Parties or of the applicable vendor or supplier, and

(iii)   the customs broker is not an Affiliate of the Loan Parties or of the applicable vendor or supplier; provided that this clause (iii) shall not apply to Retail Brokerage Solutions, LLC;

(h)   which is located in any real property leased by a Loan Party unless (i) the lessor has executed and delivered to the Collateral Agent a Collateral Access Agreement (subject to the grace period in clause (e) of the definition of “Collateral and Guarantee Requirement”) or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such location has been established by the Collateral Agent in its Permitted Discretion;

(i)   which is located at any warehouse or other third party storage facility or is otherwise in the possession of a bailee (other than a third party processor) and (i) is evidenced by a negotiable warehouse receipt or comparable document unless such document has been delivered to the Collateral Agent or (ii) is not evidenced by a document, unless (A) such warehouseman or other bailee has executed and delivered to the Collateral Agent a Collateral Access Agreement (subject to the grace period in clause (e) of the definition of “Collateral and Guarantee Requirement”) and such other documentation as the Collateral Agent may require in its Permitted Discretion or (B) an appropriate Reserve has been established by the Collateral Agent in its Permitted Discretion;

(j)   which is a discontinued product or component thereof;

(k)   which is the subject of a consignment by a Loan Party as consignor;

(l)   which is perishable;

(m)   which contains or bears any Intellectual Property rights licensed to a Loan Party unless the Collateral Agent in its Permitted Discretion is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)   which is not reflected in a current perpetual inventory report of the applicable Loan Party (unless such Inventory is reflected in a report to the Collateral Agent as “in transit” Inventory); or

(o)   for which reclamation rights have been asserted by the seller;

provided, however, the Collateral Agent may, in its Permitted Discretion and upon prior written notice to the Company, deem any Inventory ineligible, or impose additional eligibility criteria, based on the results of the Acceptable Appraisal and Field Exam.

Notwithstanding the foregoing, (i) the amount of Inventory shall be adjusted (A) as required to eliminate intercompany profit and (B) to true up cost by eliminating intercompany performance incentives and (ii) the aggregate amount of Inventory included in the Borrowing Base pursuant to the proviso to clause (c) shall not exceed $50,000,000.

Notwithstanding anything to the contrary contained herein, no Inventory acquired by any Loan Party after the Restatement Effective Date other than in the ordinary course of business, or acquired or created by any Person that becomes a Loan Party after the Restatement Effective Date, shall be included in determining Eligible Inventory until an appraisal with respect thereto has been completed to the satisfaction of the Collateral Agent in its Permitted Discretion (it being understood and agreed that additional appraisals conducted at the Company’s election pursuant to this paragraph shall not count against the number of appraisals permitted pursuant to Section 5.23).

“Eligible Real Property” means, on any date, the real property owned in fee by a Loan Party (i) that is acceptable in the Permitted Discretion of the Collateral Agent for inclusion in the Borrowing Base, (ii) in respect of which a Real Property Appraisal has been delivered to the Collateral Agent prior to its inclusion in the Borrowing Base and during the 24-month period ending on such date, (iii) in respect of which the Collateral Agent is satisfied that all actions necessary or desirable in order to create a perfected first priority Lien on such real property in favor of the Collateral Agent have been taken, including the filing and recording of Mortgages, (iv) in respect of which an environmental assessment report has been completed and delivered to the Collateral Agent in form and substance reasonably satisfactory to the Lenders and which does not indicate any pending, threatened or existing Environmental Liability, or noncompliance with any Environmental Law, (v) in respect of which the Company shall have delivered a fully-paid valid title insurance policy in form and substance reasonably satisfactory to the Collateral Agent naming the Collateral Agent as the insured for the benefit of the Lenders, issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent, insuring the Lien of such Mortgage as a valid and enforceable first priority Lien on the Eligible Real Property described therein, with such customary endorsements reasonably requested by the Collateral Agent and (vi) if requested by the Collateral Agent: (A) a completed ALTA survey reasonably acceptable to the Collateral Agent has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to the Collateral Agent and the issuer of the title insurance policy in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the state in which such Eligible Real Property is located and acceptable to the Agent; (B) in respect of which local counsel for the Company in states in which the Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Collateral Agent; (C) in respect of which the Company shall have used its commercially reasonable best efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered to the Collateral Agent as the Collateral Agent may deem necessary or desirable; and (D) a completed “Life of Loan” Federal Emergency Management Agency standard flood hazard determination obtained with respect to such Eligible Real Property, together with evidence that all other customary actions that the Collateral Agent may reasonably deem necessary or desirable in order to create perfected first priority Liens on the property described in the Mortgages in favor of the Collateral Agent have been taken; provided, however, Eligible Real Property shall exclude (a) any real property located outside of the United States of America and (b) any Flood Hazard Property.

“Enhanced Borrowing Base Reporting Period” means (a) any period during which a Specified Event of Default has occurred and is continuing or (b) any period (1) commencing on any day when Specified Excess Availability has for three consecutive Business Days been less than or equal to the greater of (x)(I) prior to the consummation of the VS Transaction, $100,000,000 or (II) following the consummation of the VS Transaction, $80,000,000 and (y) 15% of the Maximum Borrowing Amount and (2) ending after Specified Excess Availability has been greater than the amount set forth in clause (1) above for 20 consecutive days during which period no Specified Event of Default shall have occurred and be continuing.

“Environmental Laws” means all applicable laws, rules, regulations, codes, orders-in-council, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ETC Entity” means (i) any Person (including Easton Town Center, LLC, Easton Gateway, LLC and MORSO Holding Co.) engaged primarily in the ownership, management, leasing, development or operation of real property located in or around the Columbus, Ohio Easton Shopping Center and (ii) any Person substantially all of the assets of which consist of equity interests in or debt of any Person described in clause (i).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to a LIBO Rate.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Availability” means, at any time, an amount equal to (a) the Maximum Borrowing Amount, minus (b) the Aggregate Credit Exposure (which, solely for purposes of determining Average Daily Excess Availability, shall exclude Protective Advances), in each case outstanding at such time.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such an agreement, such Exchange Rate shall instead be the Spot Rate.

“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Company or any Subsidiary Loan Party in trust for any director, officer or employee of the Company or any Subsidiary Loan Party or any employee benefit plan maintained by the Company or any Subsidiary Loan Party or (ii) funds representing deferred compensation for the directors and employees of the Company and the Subsidiary Loan Parties, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for any transaction permitted hereunder, (e) other deposit accounts to the extent the aggregate daily balance in all such accounts does not at any time exceed $100,000 and (f) any deposit account established and funded for the purpose of supporting Guarantees of the Company or any Subsidiary Loan Party in respect of the China Facility Obligations to the extent such Guarantees are permitted hereunder.

“Excluded Securities Account” means any securities account the securities entitlements in which consist solely of (a) securities entitlements held by the Company or any Subsidiary Loan Party in trust for any director, officer or employee of the Company or any Subsidiary Loan Party or any employee benefit plan maintained by the Company or any Subsidiary Loan Party or (b) securities entitlements representing deferred compensation for the directors and employees of the Company and the Subsidiary Loan Parties.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) income, franchise or similar Taxes imposed on (or measured by) such Recipient’s net income by the United States of America, (b) income, franchise or similar Taxes imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or which are imposed by reason of any present or former connection between such Lender and the jurisdiction imposing such Taxes, other than solely as a result of this Agreement or any Loan or transaction contemplated hereby, (c) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) or (b) above, (d) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any U.S. federal withholding Tax that is in effect and would apply to amounts payable to or for the account of such Lender under applicable law at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, under applicable law at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to any such withholding Tax pursuant to Section 2.16(a), (e) any Tax that is attributable to such Lender’s failure to comply with Section 2.16(f), (f) any U.S. federal Taxes imposed under FATCA, and (g) any Canadian withholding tax that is imposed as a result of a Recipient not dealing at arm’s length (within the meaning of the ITA) with the payer at the time of such payment.

“Existing Credit Agreement” has the meaning set forth in the introductory statement of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with); any current or future regulations or official interpretations thereof; any intergovernmental agreements entered into thereunder and any law, regulation or official guidance adopted pursuant to any such intergovernmental agreements; and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fiscal Month” means any fiscal month as set forth in the calendar published by the National Retail Federation.

“Fiscal Year” means any fiscal year as set forth in the calendar published by the National Retail Federation setting forth the fiscal year for retailers on a 52/53 week fiscal year ending on the Saturday on or nearest (whether following or preceding) January 31 of the following calendar year.

“Flood Hazard Property” means any real property improved by a Building (as defined in the Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the Flood Insurance Laws) that on the relevant date of determination is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a U.S. Person or, as applicable in the case of a Loan or Commitment to a Canadian Borrower, a Lender that is not resident in Canada for purposes of the ITA.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Gift Card Reserve” means, at any time, the sum of (a) 50% of the aggregate remaining amount at such time of outstanding gift certificates and gift cards sold by the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price of Inventory and (b) 50% of the aggregate amount at such time of outstanding customer deposits and merchandise credits entitling the holder thereof to use all or a portion of such deposit or credit to pay all or a portion of the purchase price of Inventory.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, local, provincial or territorial, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes in each case which are regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IBA” has the meaning set forth in Section 1.08.

“Immaterial Subsidiaries” means, at any time, Consolidated Subsidiaries that (a) are Domestic Subsidiaries or Canadian Subsidiaries and (b) at such time, in the aggregate for all such Subsidiaries, (i) directly own less than 10% of the amount of Qualifying Assets owned directly by all Consolidated Subsidiaries that are Domestic Subsidiaries or Canadian Subsidiaries and (ii) directly own accounts receivable and inventory representing less than 5% of the book value of the accounts receivable and inventory directly owned by all Consolidated Subsidiaries that are Domestic Subsidiaries or Canadian Subsidiaries.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Commitments of any tranche and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.08.

“Incremental Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.08, to make Incremental Revolving Loans of any tranche, and, if provided in such Incremental Facility Agreement, to acquire participations in Letters of Credit and Protective Advances of such tranche, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Loan” means a Loan made pursuant to a tranche of Incremental Revolving Commitments.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such

Person in respect of the deferred purchase price of property (other than inventory) or services (excluding accruals and trade accounts payable arising in the ordinary course of business), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Borrowing Base” has the meaning set forth in the definition of “Borrowing Base”.

“Insolvency Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), in each case as amended, and any other applicable state, provincial, territorial, foreign or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreements.

“Intercreditor Agreement” means a customary intercreditor or subordination agreement or arrangement among the Loan Parties, the Collateral Agent and the trustee, agent or other representative for holders of any Indebtedness secured by Non-ABL Priority Collateral or second-priority Liens contemplated by clause (a)(ix) or (b)(x) of Section 5.08, as applicable, which intercreditor agreement shall be consistent with the then existing market practice and reasonably acceptable to the Required Lenders (it being understood that (i) any such intercreditor agreement shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or similar facility) and such Lender is informed that such intercreditor agreement shall be considered approved by it if there is no objection within five Business Days, and no such objection is made and (ii) such intercreditor agreement shall be deemed accepted if approved or deemed approved by the Required Lenders).

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan (other than a Protective Advance), the last day of each March, June, September and December, (b) with respect to any Eurodollar or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar or CDOR Rate Borrowing with an Interest Period of more than three-months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three-months’ duration after the first day of such Interest Period and (c) with respect to any Protective Advance, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar or CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on (i) with respect to any Eurodollar Borrowing, the date that is one week thereafter or (ii) the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, if available from all participating Lenders, 12 months thereafter, in each case as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing with an Interest Period of an integral number of months only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar or CDOR Rate Borrowing with an Interest Period of an integral number of months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date will end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, (A) with respect to any Eurodollar Loan for any Interest Period or clause (c) of the definition of the term “Alternate Base Rate”, a rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest period (for which such LIBO Screen Rate is available) that is shorter than the Interest Period for such Eurodollar Loan and (b) the applicable LIBO Screen Rate for the shortest period (for which such LIBO Screen Rate is available) that is longer than the Interest Period for such Eurodollar Loan, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (B) with respect to any CDOR Rate Loan for any Interest Period, a rate per annum (rounded upward to the next 1/100th of 1% (with 0.005% being rounded up)) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable CDO Screen Rate for the longest period (for which such CDO Screen Rate is available) that is shorter than the Interest Period for such CDOR Rate Loan and (b) the applicable CDO Screen Rate for the shortest period (for which such CDO Screen Rate is available) that is longer than the Interest Period for such CDOR Rate Loan, in each case at or about approximately 10:00 a.m., Toronto time, on the applicable date of determination two Business Days prior to the commencement of such Interest Period.

“Inventory” has the meaning specified in the UCC.

“Investment” has the meaning set forth in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, as applicable, (a) with respect to Letters of Credit to be participated in under the Revolving Commitments, (i) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (ii) Citibank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (iii) Bank of America, N.A., in its capacity as an issuer of Letters of Credit (denominated in US Dollars only) hereunder, (iv) Wells Fargo Bank, National Association, in its capacity as an issuer of Letters of Credit hereunder, (v) HSBC Bank USA, N.A., in its capacity as an issuer of Letters of Credit hereunder, (vi) Barclays Bank PLC, in its capacity as an issuer of Letters of Credit (standby only) hereunder, (vii) any other Revolving Lender or Affiliate of a Revolving Lender designated by the Company (with such Revolving Lender’s consent) as an Issuing Bank with respect to such Letters of Credit in a written notice to the Administrative Agent and (viii) their respective successors in such capacity as provided in Section 2.05(i) and (b) with respect to Letters of Credit to be participated in under the Commitments of any other Class, (i) any Lender of such Class or Affiliate of a Lender of such Class named as such in the Incremental Facility Agreement pursuant to which such Commitments were established, (ii) any other Lender of such Class or Affiliate of a Lender of such Class designated by the Company (with such Lender’s consent) as an Issuing Bank with respect to such Letters of Credit in a written notice to the Administrative Agent and (iii) its respective successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by or through Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada).

“Judgment Currency” has the meaning set forth in Section 8.18(b).

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. Each Issuing Bank’s LC Commitment shall be equal to (x) the amount set forth in clause (i) of the third sentence of Section 2.05(b) divided by (y) the number of Issuing Banks at such time, or such other amount as agreed by such Issuing Bank and the Company; provided that from and after the Restatement Effective Date, no Issuing Bank’s LC Commitment shall be increased without such Issuing Bank’s consent.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, with respect to any Class as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit of such Class plus the aggregate of all LC Disbursements in respect of Letters of Credit of such Class that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The LC Exposure with respect to any Class of any Lender of such Class at any time shall be its Applicable Percentage in respect of such Class of the total LC Exposure in respect of such Class at such time, subject to adjustment pursuant to any LC Exposure Reallocation. An LC Exposure Reallocation permitted hereunder shall be effective upon election by the Company as provided in Section 2.19, and shall be rescinded with respect to any Lender that is a Defaulting Lender at the time it ceases to be a Defaulting Lender or at the time its applicable Commitment is assigned pursuant to Section 2.18(b) or terminated pursuant to Section 2.18(c).

“LC Exposure Reallocation” means an adjustment to the LC Exposure of each Lender of any applicable Class that is a non-Defaulting Lender, to take account of a Lender or Lenders of such Class being or becoming a Defaulting Lender, that increases the LC Exposure of each Lender of such Class that is not a Defaulting Lender to equal its Applicable Percentage in respect of such Class (determined as though the Commitment of each Lender of such Class that is a Defaulting Lender were reduced to zero) of the total LC Exposure in respect of such Class, in order to support its ratable share of the LC Exposure of such Class of the relevant Defaulting Lender or Defaulting Lenders. In the event of an LC Exposure Reallocation (a) the LC Exposure of the relevant Lender that is a Defaulting Lender shall not be decreased, but (b) the LC Exposure of each Lender of the applicable Class that is not a Defaulting Lender shall be increased as provided above, and such Lender’s increased LC Exposure of such Class shall apply for all purposes of this Agreement, including for purposes of determining its Credit Exposure and participation fees payable with respect to its LC Exposure. Notwithstanding any other provision of this Agreement, an LC Exposure Reallocation shall not be permitted if, after giving effect thereto, the Credit Exposure of any Lender of such Class shall exceed its Commitment of such Class.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto (i) pursuant to an accession agreement as contemplated in Section 2.08(d), (ii) pursuant to an Assignment and Assumption as contemplated in Section 8.04(b), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or (iii) pursuant to an Incremental Facility Agreement. Unless the context otherwise requires, the term “Lenders” includes the Administrative Agent in its capacity as lender of Protective Advances.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include, if applicable, any bankers’ acceptance resulting from any such letter of credit, so long as such banker’s acceptance matures within the period provided for in Section 2.05(c).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable currency for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. To the extent that a comparable or successor rate or service is chosen by the Administrative Agent in connection with any rate set forth in this definition, such comparable or successor rate or service shall be applied or chosen in a manner consistent with market practice. Notwithstanding the foregoing, the LIBO Rate shall at no time be less than 0.75% per annum.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Loan Documents” means this Agreement, the Collateral Documents and the Restatement Agreement.

“Loan Parties” means the Borrowers and the Subsidiary Loan Parties.

“Loans” means the loans (including Protective Advances) made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of the Company and the Consolidated Subsidiaries, taken as a whole, (b) the ability of any Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement or the Collateral Agreements.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Consolidated Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Consolidated Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Consolidated Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means any (i) Designated Real Estate Subsidiary or (ii) Consolidated Subsidiary that (a) is a Domestic Subsidiary or a Canadian Subsidiary and (b) is not an Immaterial Subsidiary or a Receivables Subsidiary.

“Maturity Date” means August 13, 2024; provided that in the event that (i) Specified Excess Availability projected by the Borrowers on a reasonable basis for each of the 60 days immediately preceding and each of the 60 days succeeding the maturity date for a series of Senior Notes with an outstanding principal amount at such time exceeding $25,000,000 (the “Subject Notes”) is less than $300,000,000 (calculated on a pro forma basis for the repayment of the Subject Notes) and (ii) the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the most recent Test Period is less than 1.10 to 1.00 (calculated on a pro forma basis for the repayment of the Subject Notes), then the Maturity Date shall be the date that is 91 days prior to the scheduled maturity date of such series of Senior Notes.

“Maximum Borrowing Amount” means, at any time, the lesser of (a) the Aggregate Commitments at such time and (b) the Borrowing Base at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property (together with any adjoining or other parcels of real property integral to the operation of any facility owned by any Loan Party; provided that such additional parcels of real property shall not constitute Mortgaged Property if the applicable Loan Party is unable to deliver a Mortgage encumbering such additional parcels despite using commercially reasonable efforts to deliver them) located in the United States of America owned in fee by a Loan Party, and the improvements thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as identified in the Acceptable Appraisal and Field Exam or such other more recent field examination or Inventory appraisal, as applicable, net of all costs of liquidation thereof.

“Non-ABL Priority Collateral” means, at any time, all the following assets that constitute Collateral, whether now owned or hereafter acquired and wherever located: (a) all real property, related appurtenant rights and Fixtures and interests therein (including both fee and leasehold interests) (x) located outside the United States of America and (y) located in the United States of America if Eligible Real Property is not included in the Borrowing Base at such time; (b) all Equipment; (c) all Intellectual Property (other than any computer programs and any support and information relating thereto that constitute Inventory); (d) all Equity Interests and other Investment Property (other than Investment Property constituting ABL Priority Collateral under clause (d) or (g) of the definition of such term); (e) all Commercial Tort Claims; (f) all insurance policies relating to Non-ABL Priority Collateral, but, for the avoidance of doubt, excluding business interruption insurance and credit insurance with respect to any Accounts; (g) except to the extent constituting ABL Priority Collateral under clause (g)

of the definition of such term, all Documents, all General Intangibles, all Instruments and all Letter-of-Credit Rights; (h) all other Collateral not constituting ABL Priority Collateral; (i) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing; (j) all books and Records to the extent relating to any of the foregoing; and (k) all products and Proceeds of the foregoing. Notwithstanding the foregoing, the term “Non-ABL Priority Collateral” shall not include any assets referred to in clauses (a) through (e) of the definition of the term “ABL Priority Collateral”. Capitalized terms used in this definition but not defined herein have the meanings assigned to them in the Collateral Agreements.

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 8.02 or Section 8.02A, and that has been consented to by the Required Lenders (or (a) in circumstances where Section 8.02 does not require the consent of the Required Lenders as a result of clause (ii) of the second proviso in Section 8.02(b), a majority in interest of the Lenders of the affected Class or (b) in circumstances where Section 8.02A does not require the consent of the Required Lenders, the Supermajority Lenders).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” has the meaning set forth in the Collateral Agreements.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, property or similar taxes, charges or levies imposed by the United States of America or any political subdivision thereof arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant Register” has the meaning set forth in Section 8.04(c)(iii).

“Patriot Act” has the meaning set forth in Section 8.15.

“Payment Conditions” means:

(a)   in respect of any Restricted Payment to be made in reliance on such conditions, on a pro forma basis, on each of the 30 days immediately preceding such Restricted Payment, and projected on a reasonable basis for each of the 30 days succeeding such Restricted Payment, either (i) both (x) the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the most recent Test Period is greater than 1.00 to 1.00 and (y) Specified Excess Availability is greater than the greater of (I)(A) prior to the consummation of the VS Transaction, $150,000,000 and (B) following the consummation of the VS Transaction, $120,000,000 and (II) 20% of the Maximum Borrowing Amount or (ii) Specified Excess Availability is greater than the greater of (I)(A) prior to the consummation of the VS Transaction, $250,000,000 and (B) following the consummation of the VS Transaction, $200,000,000 and (II) 30% of the Maximum Borrowing Amount, and, in each case, the absence of an Event of Default; and

(b)   in respect of any Investment to be made in reliance on such conditions, on a pro forma basis, on each of the 30 days immediately preceding such Investment, and projected on a reasonable basis for each of the 30 days succeeding such Investment, either (i) both (x) the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the most recent Test Period is greater than 1.00 to 1.00 and (y) Specified Excess Availability is greater than the greater of (I)(a) prior to the consummation of the VS Transaction, $100,000,000 and (b) following the consummation of the VS Transaction, $80,000,000 and (II) 17.5% of the Maximum Borrowing Amount or (ii) Specified Excess Availability is greater than the greater of (I)(a) prior to the consummation of the VS Transaction, $200,000,000 and (b) following the consummation of the VS Transaction, $160,000,000 and (II) 25% of the Maximum Borrowing Amount, and, in each case, the absence of an Event of Default.

“Payment Intangibles” has the meaning specified in the UCC.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Discretion” means a determination made by the Collateral Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment in accordance with the Collateral Agent’s credit policies.

“Permitted Encumbrances” means:

(a)   Liens imposed by law for taxes that are not yet due;

(b)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days;

(c)   pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)   deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)   judgment liens in respect of judgments that do not constitute an Event of Default under clause (i) of Section 6.01;

(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)   Liens in favor of sellers of goods arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(h)   Liens securing obligations in respect of trade letters of credit; provided that such Liens do not extend to any property other than the goods financed or paid for with such letters of credit, documents of title in respect thereof and proceeds thereof;

(i)   Liens (i) arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein, and (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(j)   leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or any Consolidated Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(k)   Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Consolidated Subsidiaries in the ordinary course of business permitted by this Agreement;

(l)   Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(m)   Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiary Loan Parties or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary Loan Party in the ordinary course of business;

(n)   Liens solely on any cash earnest money deposits made by the Company or any Subsidiary Loan Party in connection with any letter of intent or purchase agreement permitted hereunder;

(o)   Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party; and

(p)   Liens on insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means Leslie H. Wexner, all descendants of any of his grandparents, any spouse or former spouse of any of the foregoing, any descendant of any such spouse or former spouse, the estate of any of the foregoing, any trust for the benefit, in whole or in part, of one or more of the foregoing and any corporation, limited liability company, partnership or other entity Controlled by one or more of the foregoing.

“Permitted Non-ABL Indebtedness” means any Indebtedness of the Company or any other Loan Party permitted under Section 5.10(k) or (l).

“Permitted Non-ABL Indebtedness Documents” means any credit agreement, indenture or other agreement, instrument or other document evidencing or governing any Permitted Non-ABL Indebtedness or providing for any Guarantee or other right in respect thereof.

“Person” means any natural person, corporation, limited liability company, unlimited liability corporation, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of the ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under

Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if validity, perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Protective Advance Exposure” means, at any time, the sum of the principal amounts of all outstanding Protective Advances at such time. The Protective Advance Exposures of any Lender at any time shall be its Applicable Percentage of the total Protective Advance Exposures at such time, adjusted to give effect to any reallocation under Section 2.19 of the Protective Advance Exposures of Defaulting Lenders in effect at such time.

“Protective Advances” has the meaning set forth in Section 2.04(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 8.21.

“Qualifying Assets” means any and all assets directly owned by the Consolidated Subsidiaries that are Domestic Subsidiaries or Canadian Subsidiaries, other than (a) real property, including improvements thereto and fixtures, (b) aircraft and (c) investments in the Company or any of its Subsidiaries. The amount or value of any Qualifying Assets at any time shall be the book value thereof at such time determined in accordance with GAAP.

“Real Property Appraisal” means an appraisal report from an appraisal firm satisfactory to the Collateral Agent, complying with the requirements of FIRREA and dated no more than 60 days prior to the date of delivery to the Collateral Agent, in form and substance satisfactory to the Collateral Agent in its Permitted Discretion.

“Real Property Exclusion Notice” means a written notice to the Collateral Agent from the Company, signed by a Financial Officer of the Company and certifying (i) that the Company elects to exclude Eligible Real Property from the Borrowing Base and (ii) that either (x) the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the most recent Test Period is greater than 1.10 to 1.00 or (y) Specified Excess

Availability is greater than (I) prior to the consummation of the VS Transaction, $300,000,000 or (II) following the consummation of the VS Transaction, $240,000,000.

“Receivables Facility” means any of one or more transactions pursuant to which the Company or any of the Consolidated Subsidiaries sells or conveys Receivables Facility Assets to a Receivables Subsidiary that borrows or issues debt on a secured basis against Receivables Facility Assets.

“Receivables Facility Assets” means (a) Accounts that are excluded from Eligible Accounts pursuant to clause (g)(i) or (l) of the definition thereof and, in each case, any related assets and rights (including any collateral securing such Accounts, any contract rights in respect of such Accounts, proceeds collected on such Accounts, lockbox accounts into which such proceeds are collected and related records) customarily transferred in connection with similar receivables financing or securitization transactions and/or (b) Equity Interests issued by any Receivables Subsidiary;

“Receivables Facility Guarantee” means (i) any guarantee of performance and related indemnification entered into by the Company or any Consolidated Subsidiary in respect of the obligations of a seller or servicer of Receivables Facility Assets in a Receivables Facility or (ii) any other guarantee of performance entered into by the Company or any Consolidated Subsidiary which the Company has determined in good faith to be customary in a Receivables Facility.

“Receivables Subsidiary” means a Consolidated Subsidiary (x) formed as a special purpose entity for the purpose of facilitating or entering into one or more Specified Receivables Facilities and promptly identified in writing to the Administrative Agent as a Receivables Subsidiary and (y) engaged only in activities reasonably related or incidental to Specified Receivables Facilities (it being understood and agreed that any entity formed solely for the purpose of holding any bank account into which collections or other proceeds of Receivables Facility Assets are paid shall satisfy the requirement in clause (y) above).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 8.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board and/or the NYFRB or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Reports” means reports prepared by any Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of any Loan Party from information furnished by or on behalf of any Loan Party, which Reports (except where prepared for internal purposes of the Agents) shall be distributed to the Lenders by the Agents.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and total unused Commitments at such time.

“Required Real Property Documentation” means (x) the documentation described in clauses (ii), (iv), (v) and (vi) of the definition of “Eligible Real Property” and (y) a written notice to the Collateral Agent from the Company stating that the Company elects to include Eligible Real Property in the Borrowing Base.

“Required Secured Parties” has the meaning set forth in the Collateral Agreements.

“Reserves” means any and all reserves which the Collateral Agent deems it appropriate, in its Permitted Discretion, to maintain (including, without limitation, reserves for excise tax collection and sales tax collection, transportation reserves, reserves for accrued and unpaid interest on the Obligations, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves in respect of Inventory, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for obligations related to any Hedging Agreement that is secured on a pari passu basis with the Obligations, reserves for Liens on ABL Priority Collateral permitted under Section 5.08(a)(x) or (b)(xi), reserves for contingent liabilities of any Loan Party, Gift Card Reserves, Specified OA Payment Obligation Reserves, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. No Reserves may be taken or increased after the later of the Restatement Effective Date and the date of the effectiveness of the Initial Borrowing Base (such later date, the “Reference Date”) based on circumstances, conditions, events or contingencies known to the Administrative Agent as of the Reference Date, and for which no Reserves were imposed on the Reference Date, unless such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Reference Date. Notwithstanding any other provision of this Agreement to the contrary, (a) in no event shall Reserves (or changes in Reserves) with respect to any component of the Borrowing Base duplicate Reserves or adjustments already accounted for in determining eligibility criteria (including collection and/or advance rates) and (b) the amount of any such Reserve (or change in Reserve) shall be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to the relevant contributing factors or shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or change.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Restatement Agreement” has the meaning set forth in the introductory statement of this Agreement.

“Restatement Effective Date” means April 30, 2020.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Consolidated Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any Consolidated Subsidiary; provided that a dividend, distribution or payment payable solely in Equity Interests (other than Disqualified Equity Interests) in the Company or applicable Consolidated Subsidiary shall not constitute a Restricted Payment.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Protective Advances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial amount of the total Revolving Commitments is $1,000,000,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum at such time, without duplication, of (a) the US Dollar Equivalents of the principal amounts of such Revolving Lender’s outstanding Revolving Loans and (b) the US Dollar Equivalent of the aggregate amount of such Revolving Lender’s LC Exposure and Protective Advance Exposures.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a)(i) or Section 2.01(a)(ii).

“S&P” means Standard & Poor’s Ratings Services.

“Sanctioned Country” means any country that is the subject of comprehensive territorial Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means at any time (a) any Person named at such time on (i) the SDN List, (ii) the Sanctioned Entities List maintained by the U.S. Department of State, (iii) the consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee, (iv) the Consolidated List of Financial Sanctions Targets in the UK maintained by Her Majesty’s Treasury of the United Kingdom, (v) the Compendium of United Nations Security Council Sanctions Lists and (vi) any Sanctions-related list of designated Persons maintained by the Government of Canada pursuant to, or as described in, any applicable Canadian Economic Sanctions and Export Control Laws, (b) any

Person located, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned by any Person or Persons in (a)(i) of this definition.

“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC, the U.S. Department of State, the European Union, the United Nations Security Council, Her Majesty’s Treasury or the Government of Canada.

“Secured Parties” has the meaning set forth in the Collateral Agreements.

“Senior Notes” means each of (i) the Company’s 6.625% Senior Notes due 2021, (ii) the Company’s 5.625% Senior Notes due 2022 and (iii) the Company’s 5.625% Senior Notes due 2023, all issued pursuant to the indenture dated as of March 15, 1988, as supplemented by the ninth supplemental indenture dated as of January 30, 2015 among the Company, the guarantors party thereto and the Bank of New York Mellon Trust Company, as trustee.

“Specified Date” means the date that is 180 days after the Maturity Date.

“Specified Event of Default” means an Event of Default (a) arising under clause (a) of Section 6.01, whether at stated maturity, upon acceleration or otherwise, (b) arising with respect to any Loan Party under clause (e) of Section 6.01, (c) resulting from the Company’s failure to comply with Section 5.01(a)(iii) or from any representation or warranty contained in any Borrowing Base Certificate proving to have been incorrect in any material respect in a manner adverse to the interests of the Lenders when made or deemed made or (d) resulting from the Company’s failure to comply with Section 5.06 or 5.22.

“Specified OA Payment Obligation Reserves” means, at any time, an amount (to the extent positive) equal to (x) the aggregate amount owing to Citibank, N.A. and its Affiliates with respect to OA Payment Obligations at such time minus (y) 5% of the Maximum Borrowing Amount at such time.

“Specified Excess Availability” means, at any time, the sum of (a) Excess Availability at such time, plus (b) Suppressed Availability at such time.

“Specified Receivables Facility” means any Receivables Facility that meets the following conditions: (a) the Company shall have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair, reasonable and beneficial to the Company; (b) all sales or other conveyances of Receivables Facility Assets by the Company or applicable Consolidated Subsidiary to any Receivables Subsidiary are made for fair market value; (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms and may include Standard Receivables Undertakings; (d) the obligations under such Receivables Facility shall not be guaranteed by, or secured by assets of, the Company or any of its Consolidated Subsidiaries, other than a Receivables Subsidiary (it being agreed that the foregoing shall not prohibit Standard Receivables Undertakings, or precautionary financing statements or similar filings, in respect of Receivables Facility Assets); and (e) the aggregate amount of such Receivables Facility, together with all other Specified Receivables Facilities, shall not exceed the greater of (x) $120,000,000 and (y) 60% of the aggregate Accounts excluded from Eligible Accounts pursuant to clauses (g)(i) and (l) of the definition thereof.

“Spot Rate” for a currency means the arithmetic average of the spot rates of exchange determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent or the Issuing Bank shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business Days later; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or the Issuing Bank may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Standard Receivables Undertakings” means any Receivables Facility Guarantee and/or any representations, warranties, covenants and indemnities entered into by the Company or any Consolidated Subsidiary which the Company has determined in good faith to be customary in a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary.

“Statutory Reserve Percentage” means for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. The Statutory Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Loan Party” means, at any time, any Material Subsidiary that is a party to a Collateral Agreement and has satisfied the Collateral and Guarantee Requirement at such time. A Consolidated Subsidiary that has satisfied the Collateral and Guarantee Requirement shall cease to be a Subsidiary Loan Party at such time as its Guarantee of the Obligations, and the security interests in its assets securing the Obligations, in each case under the applicable Collateral Agreement, are released, subject to reinstatement as a Subsidiary Loan Party if and when it subsequently satisfies the Collateral and Guarantee Requirement.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing at least 66.7% of the sum of the Aggregate Credit Exposure and total unused Commitments at such time.

“Supported QFC” has the meaning set forth in Section 8.21.

“Suppressed Availability” means, at any time, an amount, if positive, by which the Borrowing Base at such time exceeds the Aggregate Commitments at such time; provided that Suppressed Availability at any time shall not exceed 2.5% of the Aggregate Commitments at such time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Date” means the date of any Borrowing hereunder (other than a Borrowing made hereunder solely for the purpose of paying maturing commercial paper of the applicable Borrower) or the date of any issuance, amendment or extension of any Letter of Credit; provided that any such date shall not be a “Test Date” if, on such date, (a) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are Baa3 and BBB- or better or (b) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is Baa3 or BBB- or better.

“Test Period” means, for any date of determination under this Agreement, the then most recently ended period of four consecutive fiscal quarters of the Company.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to CDOR Rate, the LIBO Rate, the Alternate Base Rate or the Canadian Prime Rate.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the purposes of definitions relating to such provisions.

“UCP” means the Uniform Customs and Practice for Documentary Credits (2007 Revision, International Chamber of Commerce Publication No. 600), as from time to time in effect.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulatory Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all assets of such Plan allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.

“Unrestricted Subsidiary” means any Subsidiary listed on Schedule 1.01(a) or designated as an Unrestricted Subsidiary in a written notice sent at any time after the date of this Agreement by the Company to the Administrative Agent which is engaged (a) primarily in the business of making or discounting loans, making advances, extending credit or providing financial accommodation to, or purchasing the obligations of, others; (b) primarily in the business of insuring property against loss and subject to regulation as an insurance company by any Governmental Authority; (c) exclusively in the business of owning or leasing, and operating, aircraft and/or trucks; (d) primarily in the ownership, management, leasing, development or operation of real estate, other than parcels of real estate with respect to which 51% or more of the rentable space is used by the Company or a Consolidated Subsidiary in the normal course of business; or (e) primarily as a carrier transporting goods in both intrastate and interstate commerce; provided that (i) the Company may by notice to the Administrative Agent change the designation of any Subsidiary described in subparagraphs (a) through (e) above, but may do so only once during the term of this Agreement, (ii) the designation of a Subsidiary as an Unrestricted Subsidiary more than 30 days after the creation or acquisition of such Subsidiary where such Subsidiary was not specifically so designated within such 30 days shall be deemed to be the only permitted change in designation and (iii) immediately after the Company designates any Subsidiary whether now owned or hereafter acquired or created as an Unrestricted Subsidiary or changes the designation of a Subsidiary from an Unrestricted Subsidiary to a Consolidated Subsidiary, the Company and all Consolidated Subsidiaries would be in compliance with all of the provisions of this Agreement.

“Upfront Payments” has the meaning set forth in Section 2.08.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning set forth in Section 8.21.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in Canadian Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect for such amount under the provisions of such Section.

“US Dollars”, “USD” or “$” means the lawful money of the United States of America.

“VS Transaction” means, collectively, the transactions contemplated by the VS Transaction Agreement (including, for the avoidance of doubt, the transactions contemplated by the Restructuring Plan (as defined in the VS Transaction Agreement)).

“VS Transaction Agreement” means that certain Transaction Agreement dated as of February 20, 2020, between SP VS Buyer LP, as buyer, and L Brands, Inc., as parent, as in effect on the Restatement Effective Date.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.   Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Revolving Borrowing”).

SECTION 1.03.   Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)   All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Administrative Agent may otherwise determine, and when used to define a category or categories of the Collateral which is subject to the PPSA, such terms shall include the equivalent category or categories of property set forth in the applicable PPSA. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in the applicable PPSA, in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to Article 8 of the UCC shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario)) and (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, including, without limitation, where applicable, financing change statements.

(c)   For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA or otherwise shall be deemed to include publication by registration under the Civil Code of Québec, (vii) all references to “perfection of” or “perfected” Liens shall be deemed to include a reference to the

“opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “construction liens” shall be deemed to include “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (xii) “joint and several” shall be deemed to include “solidary”, (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) “easement” shall be deemed to include “servitude”, (xvi) “priority” shall be deemed to include “prior claim” or “ranking”, as applicable, (xvii) “survey” shall be deemed to include “certificate of location and plan”, (xviii) “state” shall be deemed to include “province”, (xix) “fee simple title” and “fee interest” shall be deemed to include “absolute ownership”, (xx) “accounts” shall be deemed to include “claims”, (xxi) “leasehold interest” shall be deemed to include “rights resulting from a lease”, (xxii) “lease” shall be deemed to include a “lease” or a “contract of leasing (crédit-bail)”, as applicable, and (xxiii) “deposit account” shall be deemed to include a “financial account” (within the meaning of Article 2713.6 of the Civil Code of Québec).

SECTION 1.04.   Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) for purposes of determining compliance with any provision of this Agreement, accounting for leases shall be made in accordance with GAAP as in effect prior to January 1, 2019 without giving effect to any change in accounting for leases resulting from Accounting Standards Codification Topic 842, Leases, (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Topic 825, Financial Instruments, or any successor thereto, to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein and (c) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05.   Exchange Rates. The Administrative Agent shall determine the US Dollar Equivalent of all Borrowings denominated in Canadian Dollars as of the date of any Borrowing Request, as of the date of the delivery of any Borrowing Base Certificate, as of the date of each Interest Election Request in respect thereof (or, if an Interest Election Request has not been made within three months since the last date of determination, the three month anniversary of the last date of determination) and as of any date determined by the Administrative Agent, in each case using the Exchange Rate for such currency in relation to US Dollars in effect on the date that is two Business Days prior to the applicable date, and each such amount shall, except as provided in the last sentence of this Section, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the US Dollar Equivalent of all Letters of Credit denominated in Canadian Dollars as of the date any Letter of Credit is requested pursuant to Section 2.05(b), a request is made to amend any Letter of Credit to increase its face amount or to extend such Letter of Credit or such Letter of Credit is paid by the Issuing Bank, as of the date of the delivery of any Borrowing Base Certificate and as of any date determined by the Administrative Agent, in each case using the Exchange Rate for such currency in relation to US Dollars in effect on the date that is two Business Days prior to such date, as the case may be, and each such amount shall, except as provided in the last sentence of this Section, be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing. Borrowings of the applicable Class denominated in Canadian Dollars will reduce availability for Borrowings of such Class denominated in US Dollars based on the Exchange Rate with respect to Canadian Dollars at the time in effect for each such Borrowing. For purposes of (x) determining the Borrowing Base or (y) any dollar basket limitation in Sections 5.08(a)(viii), (b)(viii) and (ix), Sections 5.10(i), (j) and (k), Sections 5.13(e) and (f) and Section 5.17(a), the amount of any component of the Borrowing Base or any amount of Indebtedness, Investment, or Lien, applicable, in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination, and, solely in the case of clause (y), such limitation or cap therein shall not be deemed to have been exceeded if such excess amount is solely as a result of currency fluctuations occurring after the time such Indebtedness, Investment or Lien is incurred or made.

SECTION 1.06.   Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application or any other document, agreement or instrument entered into by the applicable Issuing Bank and any Borrower in respect of such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.07.   Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08.   Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in US Dollars or Canadian Dollars may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b), such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.13(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans or CDOR Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or “CDOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or the CDOR Rate or have the same volume or liquidity as did the LIBO Screen Rate or the CDO Screen Rate prior to its discontinuance or unavailability.

ARTICLE II

The Credits

SECTION 2.01.   Commitments. (a) Subject to the terms and conditions set forth herein, (i) each Revolving Lender agrees to make Revolving Loans denominated in US Dollars to the Company, BBWC and any Additional Borrower borrowing in US Dollars, (ii) each Revolving Lender agrees to make Revolving Loans denominated in Canadian Dollars to BBWC and any Additional Borrower borrowing in Canadian Dollars and (iii) Lenders of any other Class agree to make Loans of such Class to the applicable Borrower in US Dollars or Canadian Dollars, as applicable, in each case from time to time during the Availability Period in an aggregate principal amount that (after giving effect to the making of such Loans and any other Loans being made or Letters of Credit being issued on the same date and any concurrent repayment of Loans and reimbursement of LC Disbursements) will not result in (A) such Lender’s Credit Exposure of the applicable Class exceeding such Lender’s Commitment of such Class, (B) the total Credit Exposures of the applicable Class exceeding the total Commitments of such Class or any other limitation set forth in the applicable Incremental Facility Agreement, (C) the Aggregate Credit Exposure exceeding the Maximum Borrowing Amount and (D) the total Loans denominated in Canadian Dollars exceeding the CAD Sublimit.

(b)   Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

SECTION 2.02.   Loans and Borrowings. (a) Each Loan (other than a Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)   Subject to Section 2.13, (i) each Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrowers may request in accordance herewith and (ii) each Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or CDOR Rate Loans as the applicable Borrowers may request in accordance herewith. Each Protective Advance shall be an ABR Loan. Each Lender at its option may make any Loan or issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan or issue such Letter of Credit; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)   At the commencement of each Interest Period for any Eurodollar or CDOR Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in the case of Loans denominated in Canadian Dollars, an integral multiple of CAD1,000,000 and not less than CAD5,000,000). At the time that each ABR or Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in the case of Loans denominated in Canadian Dollars, an integral multiple of CAD1,000,000 and not less than CAD5,000,000); provided that (i) an ABR or Canadian Prime Rate Borrowing may be in an aggregate amount that is equal to (A) the lesser of the entire unused balance of the Commitments of the applicable Class and the amount of Excess Availability, (B) an aggregate amount that is required to finance the repayment of a Protective Advance as contemplated by Section 2.04(a) or (C) an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) or to provide cash collateral as contemplated by Section 2.19 and (ii) each Protective Advance may be in such principal amount as shall be determined by the Administrative Agent pursuant to Section 2.04. Borrowings of more than one Class or Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar or CDOR Rate Borrowings outstanding.

SECTION 2.03.   Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar or CDOR Rate Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR or Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)   the name of the applicable Borrower;

(ii)    whether such Borrowing is to be a Revolving Borrowing or a Borrowing of another Class;

(iii)   the currency in which such Borrowing is to be denominated (which shall be a currency in which the requesting Borrower is entitled to make Borrowings under this Agreement);

(iv)   the aggregate amount (expressed in the currency in which such Borrowing is to be denominated) of the requested Borrowing;

(v)   the date of such Borrowing, which shall be a Business Day;

(vi)   whether such Borrowing is to be an ABR, Canadian Prime Rate, Eurodollar or CDOR Rate Borrowing;

(vii)   in the case of a Eurodollar or CDOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(viii)   the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Loan denominated in US Dollars, an ABR Borrowing and (ii) in the case of a Loan denominated in Canadian Dollars, a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar or CDOR Rate Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each

Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.   Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Company and the Lenders, from time to time during the Availability Period, in the Administrative Agent’s sole discretion (but with no obligation), to make Loans in US Dollars to the Company, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses described in Section 8.03) and other sums payable under the Loan Documents (any such Loans are herein referred to as “Protective Advances”); provided that the aggregate principal amount of Protective Advances outstanding at any time shall not exceed $50,000,000; provided further that the making of any Protective Advance shall not cause the Aggregate Credit Exposure to exceed the Aggregate Commitments. Protective Advances may be made when a Default exists or the conditions precedent set forth in Section 4.02 are not otherwise satisfied. The Protective Advances shall be secured by the Liens created by the Collateral Documents and shall constitute Obligations. The Company shall be required to repay (or, subject to the satisfaction of the conditions precedent set forth in Section 4.02, refinance with the proceeds of a Borrowing) each Protective Advance within 45 days after such Protective Advance is made. Without affecting Protective Advances already made, the Administrative Agent’s authorization to make future Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Excess Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request, on behalf of the Company, the Lenders to make ABR Loans to repay any Protective Advance. At any other time the Administrative Agent may require the Lenders to acquire participations in any Protective Advance as described in Section 2.04(b).

(b)   The Administrative Agent may by notice given not later than 12:00 noon, New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Protective Advances outstanding. Such notice shall specify the aggregate principal amount of Protective Advances in which the Lenders will be required to participate and each Lender’s Applicable Percentage of such Protective Advances. Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 2:00 p.m., New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent such Lender’s Applicable Percentage of such Protective Advances. Each Lender acknowledges and agrees that its obligation to acquire participations in Protective

Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph). Any amounts received by the Administrative Agent from the Company (or other Person on behalf of the Company) in respect of a Protective Advance after receipt by the Administrative Agent of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph to the extent of their interests therein; provided that any such payment so remitted shall be repaid to the Administrative Agent if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Protective Advance pursuant to this paragraph shall not constitute a Loan and shall not relieve the Company of its obligation to repay such Protective Advance.

SECTION 2.05.   Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, a Borrower may request the issuance of Letters of Credit of any Class that provides for the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period, which Letter of Credit may be denominated in (x) in the case of the Company and BBWC, US Dollars and (y) in the case of BBWC, Canadian Dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The parties hereto acknowledge and agree that (i) Letters of Credit may be issued to support obligations of Subsidiaries of the Borrowers as well as the Borrowers; (ii) Letters of Credit issued to support obligations of a Subsidiary may state that they are issued for such Subsidiary’s account, and the applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries; and (iii) regardless of any such statement in any Letter of Credit, the applicable Borrower is the “account party” in respect of all Letters of Credit issued at its request and will be responsible for reimbursement of LC Disbursements as provided herein. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that, except as separately agreed between such Issuing Bank and the applicable Borrower, no Issuing Bank shall have an obligation hereunder to issue any Letter of Credit.

(b)   Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit of any Class (or the amendment or extension of an outstanding Letter of Credit of any Class), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit of such Class, or identifying the Letter of Credit of such Class to be amended or extended, and specifying the name of the requesting Borrower, the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the Class and amount of such Letter of Credit, the currency in which such Letter of Credit shall be denominated (which shall be a currency in which the requesting Borrower is entitled to make Borrowings of such Class under this Agreement), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. If requested by the relevant Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed $100,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by an Issuing Bank will not exceed such Issuing Bank’s LC Commitment, (iii) no Lender’s Credit Exposure of the applicable Class shall exceed its Commitment of such Class, (iv) the total Credit Exposures of the applicable Class shall not exceed the total Commitments of such Class or any other limitation set forth in the applicable Incremental Facility Agreement, (v) the Aggregate Credit Exposure shall not exceed the Maximum Borrowing Amount and (vi) the total Credit Exposures denominated in Canadian Dollars shall not exceed the CAD Sublimit.

(c)   Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension); provided that a Letter of Credit may be subject to customary “evergreen” provisions pursuant to which the expiration date thereof shall be automatically extended for a period of up to one year (subject to clause (ii) of this sentence) unless notice to the contrary shall have been given by any Issuing Bank in respect thereof by a specified date, and (ii) the date that is five Business Days prior to the Maturity Date.

(d)   Participations. By the issuance of a Letter of Credit of any Class (or an amendment to a Letter of Credit of any Class increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders of such Class, such Issuing Bank hereby grants to each Lender of such Class, and each Lender of such Class hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage with respect to such Class of the aggregate amount available to be drawn under such Letter of Credit, subject to any LC Exposure Reallocation. In consideration and in furtherance of the foregoing, each Lender of any Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage in respect of such Class of each LC Disbursement made by such Issuing Bank in respect of a Letter of Credit of such Class and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, subject to any LC Exposure Reallocation. Each Lender of any applicable Class acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit of such Class is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any such Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)   Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any Class of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Company, the applicable Borrower and the Administrative Agent thereof. The applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such LC Disbursement was made not later than 12:00 noon, New York City time, on the next Business Day after the date that the applicable Borrower shall have received notice of such LC Disbursement; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR or Canadian Prime Rate Borrowing of the applicable Class in an equivalent amount, and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR or Canadian Prime Rate Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable Class of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof (subject to any LC Exposure Reallocation). Promptly following receipt of such notice, each Lender of the applicable Class shall pay to the Administrative Agent its Applicable Percentage (subject to any LC Exposure Reallocation) of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender and in the applicable currency (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders) and within the same timeframe as provided after a request for a Borrowing in Section 2.03, and the Administrative Agent shall promptly pay such Issuing Bank the amounts so received by it from the Lenders of such Class. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders of the applicable Class have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR or Canadian Prime Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any other term or provision in this Agreement, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential, special, indirect and punitive damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or such Issuing Bank’s failure to make an LC Disbursement under a Letter of Credit upon presentation to it of documents strictly complying with such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)   Disbursement Procedures. Any Issuing Bank shall, within the period of time stipulated by the terms and conditions of the applicable Letter of Credit, examine all documents purporting to represent a demand for payment under such Letter of Credit. After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(h)   Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the later of (i) the date when such LC Disbursement is made and (ii) the date upon which such Borrower receives notice of such LC Disbursement pursuant to paragraph (g) above (such later date, the “Interest Commencement Date”), the unpaid amount thereof shall bear interest, for each day from and including the Interest Commencement Date to but excluding the date that reimbursement of such LC Disbursement is due pursuant to paragraph (e) of this Section, at the rate provided in Section 2.12 with respect to (x) in the case of LC Disbursements denominated in US Dollars, ABR Loans and (y) in the case of LC Disbursements denominated in Canadian Dollars, Canadian Prime Rate Loans, and, if not so reimbursed on the date due pursuant to paragraph (e) of this Section, then from and including such date so due to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate provided in Section 2.12(g) with respect to such Loans. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section, to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)   Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company and the successor Issuing Bank. The Company shall notify the Administrative Agent, the replaced Issuing Bank and the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees payable by the applicable Borrowers that have accrued for the account of any replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)   Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or a majority in interest of the Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of each applicable Class, an amount in cash equal to the portion of the LC Exposure attributable to outstanding Letters of Credit of such Class issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon, which shall be deposited in the applicable currencies; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (e) of Section 6.01. The applicable Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.19(a). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall (i) in the case of cash collateral deposited pursuant to the first sentence of this Section 2.05(j), accumulate in such account and (ii) in the case of cash collateral deposited pursuant to Section 2.19(a), be remitted to the applicable Borrower promptly by the Administrative Agent unless an Event of Default has occurred and is continuing. Cash collateral deposited by any Borrower pursuant to the first sentence of this Section 2.05(j) (and interest and profits in respect thereof accumulated in such account pursuant to clause (i) of the preceding sentence) shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements in respect of Letters of Credit of the applicable Class issued for the account of such Borrower for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for the LC Exposure relating to Letters of Credit of such Class issued for the account of such Borrower that are outstanding at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure and, in the case of cash collateral required by Section 2.19(a), the consent of the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of such Borrower under this Agreement. Cash collateral deposited pursuant to Section 2.19(a) in respect of any Lender that is a Defaulting Lender shall be applied by the Administrative Agent to such Defaulting Lender’s Applicable Percentage in respect of the applicable Class of any LC Disbursements of such Class for which it has not been reimbursed. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.19(a), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived or such amount is no longer required in order to comply with Section 2.19(a) (and no Event of Default has occurred and is continuing), as applicable.

(k)   Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank when a Letter of Credit is issued (i) the rules of the ISP shall apply to each Letter of Credit that is a standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Letter of Credit that is a commercial Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Bank shall not be responsible to any Borrower for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such Issuing Bank with respect to its obligations under a Letter of Credit expressly required under any law, order, or practice that is expressly required to be applied to such Letter of Credit, including the law of a jurisdiction, or any order of a Governmental Authority of a jurisdiction, where the Issuing Bank or the beneficiary of such Letter of Credit is located, the practice stated in the ISP or UCP, as applicable, or, unless expressly provided otherwise by the terms of such Letter of Credit, the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice applicable to letters of credit of the same type as such Letter of Credit, whether or not any Letter of Credit expressly provides that it is governed by such law or practice.

SECTION 2.06.   Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of CDOR Rate Loans and ABR Loans by 12:00 noon, New York City time, (ii) in the case of Eurodollar Loans by 12:00 noon, London time and (iii) in the case of Canadian Prime Rate loans, 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Protective Advances shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the applicable Borrower in the applicable Borrowing Request; provided that (i) ABR or Canadian Prime Rate Loans made to finance (A) the repayment of a Protective Advance as provided in Section 2.04(a) shall be applied by the Administrative Agent for such purpose and (B) the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) the proceeds of any Protective Advance shall be retained by the Administrative Agent and applied, on behalf of the Company, for the purpose for which such Protective Advance has been made.

(b)   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of a Borrowing that is being made on same-day notice, prior to the time at which such Borrowing is required to be funded) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) (x) the Federal Funds Effective Rate in the case of Loans denominated in US Dollars and (y) the rate reasonably determined by the Administrative Agent to be the cost of funding such amount, in the case of Loans denominated in Canadian Dollars and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the greater of the interest rate applicable to the Loans of the other Lenders included in the applicable Borrowing and a rate determined by the Administrative Agent to equal its cost of funds for funding such amount. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.   Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar or CDOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar or CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Protective Advances, which may not be converted or continued.

(b)   To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Notwithstanding any other provision of this Section, no Borrower may (i) change the currency of any Borrowing or (ii) elect an Interest Period that does not comply with Section 2.03.

(c)   Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)   the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)   whether the resulting Borrowing is to be an ABR or Canadian Prime Rate Borrowing or a Eurodollar or CDOR Rate Borrowing; and

(iv)   if the resulting Borrowing is to be a Eurodollar or CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar or CDOR Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each participating Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)   If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar or CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (x) in the case of a Loan denominated in US Dollars, an ABR Borrowing and (y) in the case of a Loan denominated in Canadian Dollars, a Canadian Prime Rate Borrowing.

SECTION 2.08.   Termination, Reduction and Increase of Commitments; Incremental Revolving Commitments. (a)  (i) Upon consummation of the VS Transaction, the Commitments shall be automatically reduced on a ratable basis by an aggregate amount equal to $200,000,000 and (ii) unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)   The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 or, in each case, the US Dollar Equivalent thereof at any such time, (ii) the Company shall not terminate or reduce the Revolving Commitments or the Commitments of any other Class if after giving effect to any concurrent prepayment of the Loans or Protective Advances in accordance with Section 2.10 and, if applicable, reimbursement of LC Disbursements in accordance with Section 2.05(e), (A) the total Revolving Exposures or total Credit Exposures of any other Class, as applicable, would exceed the total Revolving Commitments or the total Commitments of such Class, as applicable, or (B) the Aggregate Credit Exposure would exceed the Maximum Borrowing Amount and (iii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and, if applicable, reimbursement of LC Disbursements in accordance with Section 2.05(e), the Aggregate Credit Exposure would exceed the Aggregate Commitments.

(c)   The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class (other than a termination of the Commitment of a Defaulting Lender pursuant to Section 2.18(c)) shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d)   So long as no Event of Default is continuing or would result therefrom, the Company may, by written notice to the Administrative Agent, executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, as such Lender elects or declines in its sole discretion, cause Commitments of the Increasing Lenders of any Class to become effective (or, in the case of an Increasing Lender that is an existing Lender, cause its Commitment in respect of any Class to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided that (i) the aggregate amount of all Commitments hereunder, after giving effect to new Commitments, increases in existing Commitments pursuant to this paragraph and all Incremental Revolving Commitments, shall not exceed (x) prior to the consummation of the VS Transaction, $1,250,000,000 and (y) following the consummation of the VS Transaction, $1,000,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Company. New Commitments and increases in Commitments pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section. Following any extension of a new Commitment in respect of any Class or increase of a Lender’s Commitment in respect of any Class pursuant to this paragraph, any Loans of such Class outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid or refinanced with new Loans of such Class made pursuant to Section 2.01. Following any increase in the Commitments of any Class pursuant to this paragraph, the Company will use its reasonable best efforts to ensure that, to the extent there are outstanding Loans of such Class, each Lender’s outstanding Loans of such Class will be in accordance with such Lender’s pro rata portion of the Commitments of such Class.

(e)   In addition, so long as no Event of Default is continuing or would result therefrom, the Company may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Revolving Commitments; provided that (i) Incremental Revolving Loans are to be denominated only in US Dollars and Canadian Dollars, (ii) the aggregate amount of all the Incremental

Revolving Commitments then being requested shall not be less than $25,000,000 or the US Dollar Equivalent thereof at any such time and (iii) the aggregate amount of all Commitments hereunder, after giving effect to new Commitments pursuant to this paragraph and the immediately preceding paragraph (and any concurrent reduction in any Class of Commitments pursuant to Section 2.08(b)), shall not exceed (x) prior to the consummation of the VS Transaction, $1,250,000,000 and (y) following the consummation of the VS Transaction, $1,000,000,000. Each such notice shall specify (A) the date on which the Company proposes that the Incremental Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent, (B) the amount of the Incremental Revolving Commitments being requested and (C) the Borrower(s) or Additional Borrower(s), as applicable (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment and (y) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent and each Issuing Bank in respect of the Class of such Incremental Revolving Commitments (such approvals not to be unreasonably withheld)).

(f)    The Incremental Revolving Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Revolving Commitments, each Issuing Bank designated therein to issue Letters of Credit under such Incremental Revolving Commitments and the Administrative Agent. Each Incremental Facility Agreement may, without the consent of any Revolving Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section with respect to the Incremental Revolving Commitments. The Incremental Revolving Loans will have terms and conditions substantially identical to the Revolving Loans (other than with respect to pricing and maturity) and will otherwise be on terms and subject to conditions reasonably satisfactory to the Administrative Agent.

(g)   Each Incremental Facility Agreement shall specify the terms of the Incremental Revolving Loans to be made thereunder; provided that without the prior written consent of Lenders holding a majority in aggregate principal amount of then outstanding Loans, (i) the Incremental Revolving Loans shall mature no earlier than (and shall not require any mandatory commitment reductions prior to) the Maturity Date, (ii) the Incremental Revolving Loans shall constitute a separate tranche of Loans (which, at the Company’s option, may be part of a tranche of “first in, last out” term loans or revolving commitments subject to customary terms and conditions reasonably satisfactory to the Administrative Agent) and (iii) if the interest rate spread applicable to any Incremental Revolving Loans denominated in US Dollars (which, for this purpose, shall be deemed to include all upfront or similar fees and any pricing “floor” applicable to the Incremental Revolving Loans, but excluding any underwriting, arrangement, structuring or similar fees that are not generally shared with the Lenders (collectively, “Upfront Payments”), in each case paid to the Incremental Lenders in respect of the Incremental Revolving Commitments) exceeds (x) in cases other than in respect of “first in, last out” facilities, the interest rate spread applicable to Loans of another Class denominated in US Dollars (taking into account any Upfront Payments paid in respect of Loans of such other Classes) by more than 0.50%, then the interest rate spread applicable to the Loans of such other Class denominated in US Dollars shall be increased so it equals the interest rate applicable to such Incremental Revolving Loans less 0.50% and (y) in the case of any “first in, last out” facility, the interest rate spread exceeds the interest rate spread applicable to Loans of another Class denominated in US Dollars (taking into account any Upfront Payments paid in respect of Loans of such other Classes) by more than 1.50%, then the interest rate spread applicable to the Loans of such other Class denominated in US Dollars shall be increased so it equals the interest rate applicable to such “first in, last out” facility less 1.50%.

SECTION 2.09.   Repayment of Loans; Evidence of Indebtedness. (a) The applicable Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent the then unpaid principal amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent in respect of such Protective Advance.

(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)   The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)   The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)   Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the payee named therein (and its registered assigns).

(f)    On each Business Day while a Cash Dominion Period is in effect, the Administrative Agent shall apply any and all funds credited to the ABL Collection Account on such Business Day or the immediately preceding Business Day (in the Permitted Discretion of the Administrative Agent), first, to prepay any Protective Advances that may be outstanding, second, to prepay the Borrowings and unreimbursed LC Disbursements and, third, to cash collateralize outstanding LC Exposure in the manner provided in Section 2.05(j) (to the extent such LC Exposure shall not have been theretofore cash collateralized in accordance with such Section). The Borrowers hereby direct the Administrative Agent to apply the funds credited to the ABL Collection Account as set forth above and authorize the Administrative Agent to determine the order of application of such funds as among the individual Protective Advances or Borrowings and unreimbursed LC Disbursements. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. For the avoidance of doubt, funds used to prepay Borrowings or unreimbursed LC Disbursements may be reborrowed, subject to the terms and conditions set forth herein.

SECTION 2.10.   Prepayment of Loans. (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section. In the event and on such occasion that (i) the total Revolving Exposures exceeds the total Revolving Commitments, (ii) the total Credit Exposures of any other Class exceeds the total Commitments of such Class or (iii) the Aggregate Credit Exposure exceeds the lesser of (A) the sum of (1) the Borrowing Base then in effect and (2) the Protective Advance Exposures and (B) the Aggregate Commitments then in effect, the Company shall, on the third Business Day after notice thereof from the Administrative Agent has been delivered to the Company, first, prepay any Protective Advances that may be outstanding and, second, prepay such outstanding Borrowing or Borrowings of the applicable Class as the Company may elect in an aggregate amount equal to the amount of such excess; provided that if the total Credit Exposures of any Class exceeds the total Commitments of such Class solely as a result of currency fluctuations, the Company shall not be required to prepay the excess until such time as the total Credit Exposures of such Class exceeds 105% of the total Commitments of such Class, in which case such excess shall be paid on the third Business Day after notice from the Administrative Agent is delivered to the Company.

(b)   At any time when the Aggregate Credit Exposure is greater than zero and the Consolidated Cash Balance exceeds $350,000,000, the Company shall, within three Business Days, use the amount of such excess, first, to prepay any Protective Advances that may be outstanding, second, to prepay the Borrowings and unreimbursed LC Disbursements and, third, to cash collateralize outstanding LC Exposure in the manner provided in Section 2.05(j) (to the extent such LC Exposure shall not have been theretofore cash collateralized in accordance with such Section). Each prepayment pursuant to this Section 2.10(b) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment.

(c)   The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar or CDOR Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (ii) in the case of prepayment of an ABR or Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and the applicable currency of such Borrowing; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the participating Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing (other than a prepayment of the Loans of a Defaulting Lender pursuant to Section 2.18(c)) shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.   Fees. (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in US Dollars, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender (and the Protective Advance Exposures of such Lender shall constitute unused Commitments for such purpose).

(b)   Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender of any Class a participation fee with respect to its participations in Letters of Credit of such Class issued for the account of such Borrower, which shall accrue at the Applicable Rate on the daily amount of the LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements of such Class) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to the relevant Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the applicable Borrower and such Issuing Bank on the daily amount of the portion of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to outstanding Letters of Credit issued by such Issuing Bank for the account of such Borrower during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of such Borrower, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable by any Borrower to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). In addition to the fees referred to above, each Issuing Bank (i) may collect customary drawing fees from beneficiaries of Letters of Credit issued by it and (ii) may require that Letters of Credit issued by it contain customary provisions for such drawing fees.

(c)   The Company agrees to pay to the Administrative Agent, for its own account and for the account of the initial Lenders, fees in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)   All fees payable by the Borrowers hereunder shall be paid in US Dollars on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable by the Borrowers to it) for distribution to the parties entitled thereto. Fees paid by the Borrowers shall not be refundable under any circumstances.

SECTION 2.12.   Interest. (a)  The Loans comprising each ABR Borrowing and each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)   The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(c)   The Loans comprising each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)   The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e)   [Reserved.]

(f)    [Reserved.]

(g)   Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(h)   (i) For so long as any Lender maintains reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents), and as a result the cost to such Lender (or its lending office for Eurodollar Loans) of making or maintaining its Eurodollar Loans is increased, then such Lender may require the applicable Borrower to pay, contemporaneously with each payment of interest on any Eurodollar Loan of such Lender, additional interest on such Eurodollar Loan for the Interest Period of such Eurodollar Loan at a rate per annum up to but not exceeding the excess of (A) (x) the applicable LIBO Rate divided by (y) one minus the Statutory Reserve Percentage over (B) the rate specified in the preceding clause (x).

(ii)    Any Lender wishing to require payment of additional interest (x) shall so notify the applicable Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the applicable Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Loans an officer’s certificate setting forth the amount to which such Lender is then entitled under this Section (which shall be consistent with such Lender’s good-faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the applicable Borrower may reasonably request as to the computation set forth therein.

(i)   Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan or a Protective Advance, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (g) of this Section and interest accrued on any Protective Advance shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(j)   All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest on Borrowings denominated in Canadian Dollars shall each be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, CDOR Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(k)   For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(l)   If any provision of this Agreement or of any of the other Loan Documents would obligate any Canadian Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Canadian Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower. Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the closing date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 2.13.   Alternate Rate of Interest. (a)  If prior to the commencement of any Interest Period for a Eurodollar or CDOR Rate Borrowing:

(i)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate, Adjusted LIBO Rate or LIBO Rate (including because the LIBO Screen Rate or the CDO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)    the Administrative Agent is advised by Lenders holding a majority of the Commitments that the CDOR Rate, Adjusted LIBO Rate or LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter, but not later than 10:00 a.m. (London time, or in the case of a CDOR Rate Borrowing, New York City time) on the first day of such Interest Period, and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Eurodollar or CDOR Rate Borrowing shall be ineffective, (B) any affected Eurodollar Borrowing that is requested to be continued shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, (C) any affected CDOR Rate Borrowing that is requested to be continued shall be converted to a Canadian Prime Rate Borrowing on the last day of the Interest Period applicable thereto and (D) if any Borrowing Request requests an affected Eurodollar or CDOR Rate Borrowing, then, unless the applicable Borrower notifies the Administrative Agent by 2:00 p.m. (London time, or in the case of a CDOR Rate Borrowing, New York City time) on the date of such Borrowing that it elects not to borrow on such date, such Borrowing shall (1) in the case of a Borrowing denominated in US Dollars, be deemed a request for an ABR Borrowing or (2) in the case of a Borrowing denominated in Canadian Dollars, be deemed a request for a Canadian Prime Rate Borrowing.

(b)   If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in paragraph (a)(i) of this Section have arisen (including because the CDO Screen Rate or LIBO Screen Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section have not arisen but either (A) the supervisor for the administrator of the CDO Screen Rate or LIBO Screen Rate has made a public statement that the administrator of the CDO Screen Rate or LIBO Screen Rate, as applicable, is insolvent (and there is no successor administrator that will continue publication of the CDO Screen Rate or LIBO Screen Rate, as applicable), (B) the supervisor for the administrator or the administrator of the CDO Screen Rate or LIBO Screen Rate has made a public statement identifying a specific date after which the CDO Screen Rate or LIBO Screen Rate, as applicable, will permanently or indefinitely cease to be published (and there is no successor administrator that will continue publication of the CDO Screen Rate or LIBO Screen Rate, as applicable) or (C) the supervisor for the administrator of the CDO Screen Rate or LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the CDO Screen Rate or LIBO Screen Rate, as applicable, may no longer be used for determining interest rates for loans denominated in the applicable currency, then the Administrative Agent and the Company shall endeavor in good faith to establish an alternate rate of interest to the CDOR Rate or LIBO Rate, as the case may be, that gives due consideration to the then prevailing market convention in the United States for determining a rate of interest for syndicated loans denominated in the applicable currency at such time, and the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such alternate rate of interest, any adjusted margins and such other related changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Applicable Rate); provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding anything to the contrary in Section 8.02 or Section 8.02A, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (b) (but, in the case of the circumstances described in clause (ii)(A), (ii)(B) or (ii)(C) of the first sentence of this paragraph (b), only to the extent the CDO Screen Rate or LIBO Screen Rate, as applicable, for such Interest Period is not available or published at such time on a current basis or such rate is not permitted to be used for determining interest rates for loans, as applicable), clauses (A) through (C) of paragraph (a) of this Section shall be applicable.

SECTION 2.14.   Increased Costs. (a)  If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Statutory Reserve Percentage) or any Issuing Bank; or

(ii)    impose on any Lender or any Issuing Bank or the London or Canadian interbank market any other condition affecting this Agreement or Eurodollar or CDOR Rate Loans made by such Lender or any Letter of Credit or participation therein (other than an imposition or change in Indemnified Taxes, Other Taxes or Excluded Taxes, or any Change in Law relating to capital or liquidity requirements or the rate of return on capital, with respect to which Section 2.16 and paragraph (b) of this Section, respectively, shall apply);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or reduce the amount receivable by any Lender with respect to, any Eurodollar or CDOR Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or Protective Advance, then the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)   If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Protective Advances held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)   A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)   Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.   Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar or CDOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar or CDOR Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar or CDOR Rate other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event which, in the reasonable judgment of such Lender, such Lender (or an existing or prospective participant in a related Loan) incurred, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.16.   Taxes. (a) Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)   In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   The Loan Parties shall jointly and severally indemnify each Recipient within 15 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Loan Parties shall not be obligated to make payment to such Recipient for penalties, interest or expenses attributable to the gross negligence or willful misconduct of such Recipient. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Recipient, or by the Administrative Agent on behalf of another Recipient, shall be conclusive absent manifest error.

(d)   Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth and explaining in reasonable detail the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)    (A) Any Foreign Lender that is entitled to an exemption from, or reduction of withholding Tax under the law of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), on or prior to the date of this Agreement (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Assumption) either (a) two properly executed originals of Form W-8ECI or Form W-8BEN or Form W-8BEN-E, as applicable (or any successor forms) prescribed by the IRS or other documents satisfactory to the Company and the Administrative Agent, as the case may be, certifying (i) that all payments to be made to such Foreign Lender under the Loan Documents are exempt from United States withholding Taxes because such payments are effectively connected with the conduct by such Lender of a trade or business within the United States and are included in such Lender’s gross income or (ii) that all payments to be made to such Foreign Lender under the Loan Documents are completely exempt from Taxes or are subject to such Taxes at a reduced rate by an applicable Tax treaty, (b)(i) a certificate executed by such Lender certifying that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (ii) two properly executed originals of IRS Form W-8BEN or Form W-8BEN-E, as applicable (or any successor form) or (c) in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (i) an IRS Form W-8IMY on behalf of itself and (ii) the relevant forms prescribed in this paragraph (f)(A) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a certificate described in clause (b)(i) on behalf of such partners, in each case, certifying such Lender’s entitlement to an exemption from, or reduction of, U.S. federal withholding Tax with respect to payments of interest to be made hereunder or under this Agreement or any other Loan Document. In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, the IRS Form W-8BEN or Form W-8BEN-E, as applicable, shall (x) with respect to payments of interest under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty. Each Lender that is not a Foreign Lender shall deliver to the Company (with a copy to the Administrative Agent) two properly executed originals IRS Form W-9 (or any successor form). Each Lender agrees (but only to the extent it is legally entitled to do so) to provide the Company (with a copy to the Administrative Agent) with new forms prescribed by the IRS upon the expiration or obsolescence of any previously delivered form, after the occurrence of any event requiring a change in the most recent forms delivered by it to the Company and the Administrative Agent, or at any other time reasonably requested by Company.

(B)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(C)    Any Lender that is entitled to an exemption from, or reduction of withholding Tax under the laws of a country other than the United States of America, or any treaty to which such country is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, (A) such properly completed and duly executed documentation prescribed by applicable laws as will permit the Company or the Administrative Agent, as the case may be, to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes (other than United States Taxes), and (B) such other documentation and reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine, if applicable, the required rate of withholding or deduction for any applicable Taxes and any required information reporting requirements, in each case, in respect of any payments to be made to such Lender pursuant to any Loan Document. The completion, execution and submission of any documentation contemplated by this Section 2.16(f)(C) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender shall deliver to the Company and the

Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company or the Administrative Agent, or promptly notify the Company and the Administrative Agent that it is unable to do so. Each Lender shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification under this Section 2.16(f)(C) to the Company or the Administrative Agent. Notwithstanding any other provision of this Section 2.16(f)(C), a Lender or Agent shall not be required to deliver any form pursuant to this Section 2.16(f)(C) that it is not legally able to deliver.

(g)   If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Loan Party or any other Person.

(h)   [Reserved.]

(i)   [Reserved.]

(j)   Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and any other Loan Document.

SECTION 2.17.   Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) on the date when due, in immediately available funds, without set-off or counterclaim, and each Borrower agrees to instruct its bank which will be transmitting such funds with respect to such payments not later than 10:00 A.M. (New York City time) on the date when due. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Payments of principal and interest on any Loan shall be in the currency in which such Loan is denominated. Reimbursement of LC Disbursement and interest thereon shall be paid in the currency in which such LC Disbursement was made. All other payments hereunder shall be made in US Dollars.

(b)   If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from an applicable Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such interest and fees then due to such parties by such Borrower, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties by such Borrower.

(c)   If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its (i) Revolving Loans or participations in LC Disbursements in respect of Letters of Credit or Protective Advances or (ii) Loans or participations in LC Disbursements or Protective Advances of any other Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its (i) Revolving Loans and participations in LC Disbursements and Protective Advances or (ii) Loans and participations in LC Disbursements and Protective Advances of any other Class and, in each case, accrued interest thereon than the proportion received by any other Lender of the applicable Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the (i) Revolving Loans and participations in LC Disbursements in respect of Letters of Credit and Protective Advances or (ii) Loans and participations in LC Disbursements and Protective Advances of any other Class of other Lenders of the applicable Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of the applicable Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective (i) Revolving Loans and participations in LC Disbursements in respect of Letters of Credit and Protective Advances or (ii) Loans and participations in LC Disbursements and Protective Advances of any other Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Protective Advances to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)   Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) (x) the Federal Funds Effective Rate in the case of Loans denominated in US Dollars and (y) the rate reasonably determined by the Administrative Agent to be the cost of funding such amount, in the case of Loans denominated in Canadian Dollars and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.   Mitigation Obligations; Replacement of Lenders. (a)  If any Lender requests compensation under Section 2.14 or 2.21, or additional interest under Section 2.12(h) or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12(h), 2.14, 2.16 or 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)   If any Lender requests compensation under Section 2.14 or 2.21, or additional interest under Section 2.12(h), or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or 2.21, or if any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Protective Advances, accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the applicable Borrower hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.21, additional interest under Section 2.12(h) or payments required to be made pursuant to Section 2.16 or 2.21, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

(c)   If any Lender becomes a Defaulting Lender, then, and at any time thereafter while such Lender continues to be a Defaulting Lender, the Company may, in its sole discretion, terminate the Commitment of such Lender and prepay all Loans of such Lender then outstanding, together with interest thereon to the date of such prepayment; provided that such termination and prepayment shall be permitted only if, after giving effect thereto (including the adjustment of Credit Exposures of the Lenders to give effect to the allocation of LC Exposure in accordance with the Applicable Percentages of the Lenders after giving effect thereto), no Lender’s Credit Exposure shall exceed its Commitment.

(d)   In connection with any proposed amendment, modification or waiver of or with respect to any provision of this Agreement (a “Proposed Change”) requiring the consent of all Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained, then the Company may, at its sole expense and effort, upon notice to each Non-Consenting Lender and the Administrative Agent, require each Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Protective Advances, accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the Company hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) the Company shall not be permitted to require any Non-Consenting Lender to make any such assignment unless all Non-Consenting Lenders are required to make such assignments and, as a result thereof, the Proposed Change will become effective.

SECTION 2.19.   Defaulting Lenders. Notwithstanding any other provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)   if any Protective Advance Exposures in respect of any Class exists at the time a Lender of such Class is a Defaulting Lender the Protective Advance Exposures of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders at such time in accordance with their respective Applicable Percentages but only to the extent that after giving effect to any such reallocation, (i) the Credit Exposure of each non-Defaulting Lender of such Class would not exceed its Commitments of such Class and (ii) the total Credit Exposure of all non-Defaulting Lenders of such Class would not exceed the total Commitments of such Lenders of such Class; provided that if such reallocation cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent prepay the portion of such Defaulting Lender’s Protective Advance Exposures that has not been reallocated; provided, further, that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(b)   if any LC Exposure in respect of any Class exists at the time a Lender of such Class is a Defaulting Lender the Company shall within three Business Days following notice by the Administrative Agent either (i) cash collateralize such Defaulting Lender’s LC Exposure of such Class in accordance with the procedures set forth in Section 2.05(j) for so long as such Defaulting Lender’s LC Exposure of such Class is outstanding, (ii) elect, by notice to the Administrative Agent, an LC Exposure Reallocation with respect to such Defaulting Lender’s LC Exposure of such Class, provided that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the

Company shall be deemed to have represented and warranted that such conditions are satisfied at such time) or (iii) comply with a combination of clauses (i) and (ii) above with respect to such Defaulting Lender’s LC Exposure of such Class;

(c)   no Issuing Bank shall be required to issue, amend or increase any Letter of Credit of any Class unless the Company provides cash collateral or elects an LC Exposure Reallocation (or a combination thereof) in accordance with clause (b) above in respect of such Defaulting Lender’s LC Exposure of such Class in respect thereof;

(d)   no commitment fees or participation fees shall accrue for the account of or be payable to such Defaulting Lender; and

(e)   the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Supermajority Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 8.02 or Section 8.02A); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 8.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

It is understood that, if the Commitment of a Defaulting Lender is assigned pursuant to Section 2.18(b) or terminated pursuant to Section 2.18(c), the provisions of this Section 2.19 shall cease to apply in respect of such Defaulting Lender and its Commitment.

SECTION 2.20.   Additional Borrowers; Borrowing Subsidiary Terminations.

(a)   After the Restatement Effective Date, the Company may designate any wholly-owned Domestic Subsidiary or Canadian Subsidiary acceptable to the Lenders of any Class of Commitments and the Administrative Agent as an Additional Borrower in respect of such Class by delivery to the Administrative Agent of (i) an Additional Borrower Agreement executed by such Subsidiary and the Company, substantially in the form of Exhibit B-1 hereto (each, an “Additional Borrower Agreement”) and (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel of such Subsidiary or Subsidiaries (which opinion shall be reasonably satisfactory to the Administrative Agent). Upon the written acceptance of the Additional Borrower Agreement by the Administrative Agent and all the Lenders of the applicable Class, in each applicable Lender’s sole discretion, such Subsidiary shall for all purposes of this Agreement be an Additional Borrower with respect to such Class and a party to this Agreement.

(b)   If the Company wishes to terminate a Borrowing Subsidiary, the Company may execute and deliver to the Administrative Agent, at least ten Business Days prior to effectiveness, a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2 hereto (each, a “Borrowing Subsidiary Termination”) with respect to any Borrowing Subsidiary, and such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Additional Borrower Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21.   Canadian Borrower Costs.

(a)   If the cost to any Lender of making or maintaining any Loan to any Additional Borrower that is a Canadian Borrower is increased, or the amount of any sum received or receivable by any Lender (or its lending office) from any such Canadian Borrower is reduced, by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Additional Borrower is organized under the laws of, or principally conducts its business in, a jurisdiction or jurisdictions outside the United States of America, the Company shall indemnify such Lender for such increased cost or reduction within 30 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder, together with calculations in reasonable detail supporting such amounts, shall be conclusive in the absence of clearly demonstrable error.

(b)   Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender or to the Company or any Borrower.

(c)   The foregoing provisions of this Section shall not apply to Taxes imposed on or with respect to payments made by the Borrowers hereunder or Other Taxes, which Taxes shall be governed in each case solely by Section 2.16.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders that:

SECTION 3.01.   Corporate Existence and Power. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational power and authority required to carry on its business as now conducted.

SECTION 3.02.   Corporate and Governmental Authorization; No Contravention. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational power, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of reports with the Securities and Exchange Commission and filings necessary to satisfy the Collateral and Guarantee Requirement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or other organizational documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party.

SECTION 3.03.   Binding Effect. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each Collateral Agreement (at such times as the Collateral and Guarantee Requirement is required to be satisfied) has been duly executed and delivered by the Company and each Material Subsidiary party thereto and constitutes, a valid and binding obligation of the Company (and such Material Subsidiary, if applicable), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04.   Financial Information. (a) The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows as of and for Fiscal Year 2019, reported on by Ernst & Young LLP and set forth in the Company’s Annual Report on Form 10-K for Fiscal Year 2019, a copy of which has been delivered to each of the Lenders, fairly presents, in conformity with GAAP, the consolidated financial position of the Company and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year or portion of such Fiscal Year, as applicable.

(b)   From April 8, 2020 to the date hereof or any Test Date, there has been no material adverse change in the business, financial position or results of operations of the Company and the Consolidated Subsidiaries, considered as a whole.

SECTION 3.05.   Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is, in the good faith judgment of the Company (which shall be conclusive), a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and the Consolidated Subsidiaries considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement.

(b)   Except with respect to any matters that, individually or in the aggregate, are not reasonably expected in the good faith judgment of the Company (which shall be conclusive) to materially adversely affect the business, financial position or results of operations of the Company and the Consolidated Subsidiaries considered as a whole, neither the Company nor any of the Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)   Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate in the good faith judgment of the Company (which shall be conclusive), has resulted in a Material Adverse Effect.

SECTION 3.06.   Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with the FCPA, the U.K. Bribery Act 2010 and applicable Sanctions, and the Company and each of its Subsidiaries, to the knowledge of the Company, is in compliance with all Anti-Corruption Laws, applicable Sanctions, and, to the extent applicable, the USA Patriot Act, in all material respects. None of the Company or any Subsidiary, or, to the knowledge of the Company, any director, officer, employee or agent with respect to the facility of the Company or any Subsidiary, is a Sanctioned Person. This Section applies, other than to the extent that such representation and warranty would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

SECTION 3.07.   Subsidiaries. (a) Each of the Consolidated Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority required to carry on its business as now conducted except to the extent that the failure of any such Consolidated Subsidiary to be so organized, existing or in good standing or to have such power and authority is not reasonably expected by the Company to have a Material Adverse Effect.

(b)   Schedule 3.07 hereto completely and accurately sets forth the names and jurisdictions of organization of each Consolidated Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary as of the Restatement Effective Date, indicating for each such Subsidiary whether it is a Material Subsidiary as of the Restatement Effective Date.

SECTION 3.08.   Not an Investment Company. None of the Borrowers or the Subsidiary Loan Parties is required to register as an “investment company” under (and within the meaning of) the Investment Company Act of 1940, as amended.

SECTION 3.09.   ERISA. (a) The Company and its ERISA Affiliates (i) have fulfilled their material obligations, whether or not waived, under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan, (ii) are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and (iii) have not incurred any liability in excess of $100,000,000 to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA; provided, that this sentence shall not apply to (x) any ERISA Affiliate as described in Section 414(m) of the Code (other than the Company or a Subsidiary) or any Plan maintained by such an ERISA Affiliate or (y) any Multiemployer Plan. The Company and its Subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law. As of the Restatement Effective Date, the Company and its Subsidiaries do not contribute to or have an obligation to contribute to a Multiemployer Plan, nor have they contributed or had an obligation to contribute to a Multiemployer Plan in the preceding six years.

(b)   Canadian Employee Benefit Plans. As of the Restatement Effective Date, none of the Canadian Pension Plans are Canadian Defined Benefit Pension Plans. All Canadian Pension Plans are duly registered under the ITA and applicable Canadian Pension Benefits Legislation and no event has occurred which would reasonably be expected to cause the loss of such registered status where the loss of such registered status could reasonably be expected to result in a Material Adverse Effect. The Canadian Pension Plans have each been administered, funded and invested in accordance with the terms of the particular plan, all applicable laws including, where applicable, the ITA and Canadian Pension Benefits Legislation, and the terms of all applicable collective bargaining agreements and employment contracts, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All material obligations of each of the Loan Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There are no outstanding disputes concerning the assets of the Canadian Pension Plans except for such disputes which would not reasonably be expected to result in a Material Adverse Effect. All employee and employer payments, contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls) or premiums required to be withheld, made, remitted or paid to or in respect of each Canadian Pension Plan and all other amounts that are due to the pension fund of any Canadian Pension Plan from any Loan Party or any of their respective Affiliates have been withheld, made, remitted or paid on a timely basis in accordance with the terms of such plans, any applicable collective bargaining agreement or employment contract and all applicable laws, except where the failure to do so could not reasonably be expected to result in a Material

Adverse Effect. There has been no improper withdrawal or application of the assets of the Canadian Pension Plans as of the Restatement Effective Date.

SECTION 3.10.   Taxes. The Company and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which, in the opinion of the Company, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

SECTION 3.11.   Disclosure. The financial statements delivered pursuant to Section 5.01(a)(i) and (ii), the registration statements delivered pursuant to Section 5.01(a)(vii) (in each case in the form in which such registration statements were declared effective, as amended by any post-effective amendments thereto) and the reports on Forms 10-K, 10-Q and 8-K delivered pursuant to Section 5.01(a)(vii), do not, taken as a whole and in each case as of the date thereof, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.   Credit Card Agreements. Schedule 3.12 (as updated from time to time as permitted by Section 5.24) sets forth a list of all Credit Card Agreements to which any Loan Party is a party. A true and complete copy of each Credit Card Agreement listed in Schedule 3.12 has been delivered to the Collateral Agent, together with all material amendments, waivers and other modifications thereto; provided that the Private Label Credit Card Program Agreement dated as of June 1, 2018 between Victoria’s Secret Stores, LLC, Lone Mountain Factoring, LLC, L Brands Direct Marketing, Inc., L Brands Direct Fulfillment, Inc., Far West Factoring, LLC, Puerto Rico Store Operations LLC and Comenity Bank shall be delivered only to a field appraiser or examiner in connection with the completion of an Acceptable Appraisal and Field Exam. All such Credit Card Agreements are in full force and effect, currently binding upon each Loan Party that is a party thereto and, to the knowledge of the Loan Parties, binding upon other parties thereto in accordance with their terms. The Loan Parties are in compliance in all material respects with each such Credit Card Agreement.

ARTICLE IV

Conditions

SECTION 4.01.   Intentionally Omitted.

SECTION 4.02.   Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)   The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) in the case of representations and warranties that are qualified by materiality, in all respects and (ii) otherwise, in all material respects, and at such times as the Collateral and Guarantee Requirement is required to be satisfied, the representations and warranties of the Loan Parties as set forth in the Collateral Agreements shall be true and correct (i) in the case of representations and warranties that are qualified by materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (except to the extent that any such representation or warranty expressly relates to a specified date or dates, in which case such representation or warranty shall be true and correct in all material respects as of such specified date or dates).

(b)   At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)   With respect to any such Borrowing, after giving effect to such Borrowing and the application of the proceeds thereof, the pro forma Consolidated Cash Balance shall not exceed $350,000,000.

(d)   At the time of such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, the Borrowing Base Certificate most recently delivered by the Company pursuant to Section 5.01(a)(iii) shall have been accurate in all material respects as of the date of such Borrowing Base Certificate.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (d) of this Section.

ARTICLE V

Covenants

The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

SECTION 5.01.   Information. (a) The Company will deliver to the Administrative Agent and each of the Lenders:

(i)   as soon as available and in any event within 90 days after the end of each Fiscal Year, the Annual Report of the Company on Form 10-K for such Fiscal Year, containing financial statements reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing selected by the Company (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit);

(ii)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a copy of the Company’s report on Form 10-Q for such quarter with the financial statements therein contained to be certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (except footnotes) and consistency, by a Financial Officer;

(iii)   as soon as available but in any event within 15 Business Days after the end of each Fiscal Month, as of the last day of such Fiscal Month (or within three Business Days after the end of each week, as of the last day of such week, during any Enhanced Borrowing Base Reporting Period), a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports and supplemental documentation with respect to the Borrowing Base as the Collateral Agent may request in its Permitted Discretion;

(iv)   simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of a Financial Officer (1) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.06 on the date of such financial statements, (2) stating whether, to the best knowledge of such Financial Officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, (3) stating that all Material Subsidiaries have satisfied the Collateral and Guarantee Requirement and (4) unless (x) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB- and Baa3 (in each case, with stable outlook) or better or (y) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB- or Baa3 (in each case, with stable outlook) or better, stating the aggregate amount of Investments and Restricted Payments made in reliance on Section 5.17(c) and Section 5.17(c) during the preceding fiscal quarter and confirming that the applicable Payment Conditions were satisfied with respect to each such Investment or Restricted Payment;

(v)   simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements (insofar as such pertains to accounting matters);

(vi)   promptly upon the mailing thereof to the stockholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(vii)   promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(viii)   promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(ix)   within four Business Days of any executive officer of the Company or any Financial Officer obtaining knowledge of any condition or event recognized by such officer to be a Default, a certificate of a Financial Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(x)   (1) if and when any executive officer of the Company or any Financial Officer obtains knowledge that any ERISA Affiliate (x) has given or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (y) has received notice of complete or partial Withdrawal Liability, a copy of such notice or (z) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice or (2) the occurrence of any Canadian Pension Event that could reasonably be expected to have a Material Adverse Effect;

(xi)   from time to time such additional information regarding the financial position or business of the Company and Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request;

(xii)   as soon as available and in any event within 30 days after the end of each Fiscal Year, a financial forecast for the Company and the Consolidated Subsidiaries for the subsequent Fiscal Year, including a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and each fiscal quarter thereof and consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year and each fiscal quarter thereof; and

(xiii)   promptly after the furnishing thereof and to the extent not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 5.01, copies of any material requests or material notices received by the

Company or any Subsidiary Loan Party (other than in the ordinary course of business) or material statements or material reports furnished by the Company or any Subsidiary Loan Party pursuant to the terms of any Permitted Non-ABL Indebtedness Documents.

(b)   Certificates delivered pursuant to this Section shall be signed manually or shall be copies of a manually signed certificate.

(c)   The Company may provide for electronic delivery of the financial statements, certificates, reports and registration statements described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of paragraph (a) of this Section by posting such financial statements, certificates, reports and registration statements on Intralinks or any similar service approved by the Administrative Agent, or delivering such financial statements, certificates, reports and registration statements to the Administrative Agent for posting on Intralinks (or any such similar service). Furthermore, any items required to be furnished pursuant to Sections 5.01(a)(i), (ii), (vi) or (vii) shall be deemed to have been delivered on the date on which the Administrative Agent receives notice that the Company has filed such item with the Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent without charge; provided that the Company shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Company shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Company to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent.

SECTION 5.02.   Maintenance of Properties. The Company will, and will cause each Consolidated Subsidiary to, maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company or any Consolidated Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Consolidated Subsidiary, as the case may be, and not disadvantageous in any material respect to the Lenders.

SECTION 5.03.   Maintenance of Insurance. The Company will, and will cause each Consolidated Subsidiary to, insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such an extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of a similar character; or, in lieu thereof, the Company will maintain, or cause each Consolidated Subsidiary to maintain, a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar businesses in maintaining such systems.

SECTION 5.04.   Preservation of Corporate Existence. Except pursuant to a transaction not prohibited by Section 5.122 or 5.13, each Loan Party shall preserve and maintain its corporate existence, rights, franchises and privileges in any State of the United States which it shall select as its jurisdiction of incorporation or organization, and qualify and remain qualified as a foreign corporation or foreign organization in each jurisdiction in which such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate or other organizational existence, rights, franchises and privileges, or qualify or remain qualified will not have a Material Adverse Effect on the business or property of such Loan Party.

SECTION 5.05.   Inspection of Property, Books and Records. The Company will, and will cause each Consolidated Subsidiary to, make and keep books, records and accounts in which transactions are recorded as necessary to (a) permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and (b) otherwise comply with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934 as in effect from time to time. At any reasonable time during normal business hours and from time to time, the Company will permit the Administrative Agent or any of the Lenders or any agents or representatives thereof at their expense (to the extent not in violation of applicable law) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Consolidated Subsidiaries and to discuss the affairs, finances and accounts of the Company and any Consolidated Subsidiaries with any of their respective officers or directors. Any information obtained pursuant to this Section or Section 5.01(a) shall be subject to Section 8.12.

SECTION 5.06.   Fixed Charge Coverage Ratio. During any period (each, a “Covenant Period”) (a)(i) commencing on any day when Specified Excess Availability is less than the greater of (x)(A) prior to the consummation of the VS Transaction, $100,000,000 or (B) following the consummation of the VS Transaction, $80,000,000 and (y) 15% of the Maximum Borrowing Amount and (ii) ending after Specified Excess Availability has been greater than the amount set forth in clause (i) above for 30 consecutive calendar days or (b) during which an Event of Default has occurred and is continuing, the Company will not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any Test Period (commencing with the Test Period ended most recently prior to the commencement of such Covenant Period for which financial statements were required to be delivered pursuant to Section 5.01) to be less than 1.00 to 1.00.

SECTION 5.07.   [Reserved.]

SECTION 5.08.   Limitation on Liens. (a) Prior to the effectiveness of the Initial Borrowing Base, the Company will not, and will not permit any Subsidiary Loan Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)   Permitted Encumbrances;

(ii)    any Lien on any property or asset of the Company or any Subsidiary Loan Party existing on the Restatement Effective Date and set forth in Schedule 5.08; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary Loan Party and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)   Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary Loan Party; provided that (i) such security interests secure Indebtedness permitted by clause (i) of Section 5.10, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement (or are incurred to extend, renew or replace security interests and Indebtedness previously incurred in compliance with this clause), (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary Loan Party;

(iv)   Liens granted on the Collateral pursuant to the Collateral Documents;

(v)   precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable law relating solely to the sale of Receivables Facility Assets in connection with any Specified Receivables Facility;

(vi)   Liens (including any precautionary UCC financing statements or similar financing statements under applicable law) on Receivables Facility Assets securing Specified Receivables Facilities;

(vii)   licenses or sublicenses of, covenants not to sue under, or other rights to use any Intellectual Property granted in the ordinary course of business (including licenses or sublicenses by the Company or any Subsidiary Loan Party to any Foreign Subsidiary);

(viii)   Liens on Non-ABL Priority Collateral securing Permitted Non-ABL Indebtedness in an aggregate principal amount not exceeding $750,000,000;

(ix)   second priority Liens on ABL Priority Collateral securing Permitted Non-ABL Indebtedness; provided that such second priority Liens are subject to an Intercreditor Agreement providing that such Liens rank junior in priority to the Liens on the ABL Priority Collateral securing the Obligations; and

(x)   (A) Liens granted by the Company or any Subsidiary Loan Party in respect of Guarantees of the China Facility Obligations and (B) any pledge of cash collateral granted in respect of such Guarantees to replace the Liens described in clause (A), in each case, in an amount not to exceed 100% of the committed amount of the China Facility Obligations at such time.

Notwithstanding anything to the contrary in this Section 5.08(a), none of the Liens permitted by this Section 5.08(a) may at any time attach to any ABL Priority Collateral other than as permitted under clause (i), (iv), (ix) or (x) of this Section 5.08(a).

(b)   After the effectiveness of the Initial Borrowing Base, the Company will not, and will not permit any Subsidiary Loan Party to, create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)   Permitted Encumbrances;

(ii)    any Lien on any property or asset of the Company or any Subsidiary Loan Party existing on the Restatement Effective Date and set forth in Schedule 5.08; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary Loan Party and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)   Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary Loan Party; provided that (i) such security interests secure Indebtedness permitted by clause (i) of Section 5.10, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement (or are incurred to extend, renew or replace security interests and Indebtedness previously incurred in compliance with this clause), (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary Loan Party;

(iv)   Liens granted on the Collateral pursuant to the Collateral Documents;

(v)   precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable law relating solely to the sale of Receivables Facility Assets and related assets in connection with any Specified Receivables Facility;

(vi)   Liens (including any precautionary UCC financing statements or similar financing statements under applicable law) on Receivables Facility Assets securing Specified Receivables Facilities;

(vii)   licenses or sublicenses of, covenants not to sue under, or other rights to use any Intellectual Property granted in the ordinary course of business (including licenses or sublicenses by the Company or any Subsidiary Loan Party to any Foreign Subsidiary);

(viii)   Liens securing Indebtedness incurred pursuant to Section 5.10(l);

(ix)   other Liens on Non-ABL Priority Collateral securing Permitted Non-ABL Indebtedness in an aggregate principal amount not exceeding $750,000,000;

(x)   second priority Liens on ABL Priority Collateral securing Permitted Non-ABL Indebtedness; provided that such second priority Liens are subject to an Intercreditor Agreement providing that such Liens rank junior in priority to the Liens on the ABL Priority Collateral securing the Obligations; and

(xi)   (A) Liens granted by the Company or any Subsidiary Loan Party in respect of Guarantees of the China Facility Obligations and (B) any pledge of cash collateral granted in respect of such Guarantees to replace the Liens described in clause (A), in each case, in an amount not to exceed 100% of the committed amount of the China Facility Obligations at such time.

SECTION 5.09.   Compliance with Laws. The Company will, and will cause each Consolidated Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any Material Adverse Effect.

SECTION 5.10.   Limitations on Indebtedness. The Company will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or suffer to exist any Indebtedness except:

(a)   Indebtedness of any Consolidated Subsidiary which is, or the direct or indirect parent of which is, acquired by the Company or any other Consolidated Subsidiary after March 22, 2006, which Indebtedness is in existence at the time such Consolidated Subsidiary (or parent) is so acquired; provided that such Indebtedness was not created at the request or with the consent of the Company or any Subsidiary, and such Indebtedness may not be extended other than pursuant to the terms thereof as in existence at the time such Consolidated Subsidiary (or parent) was acquired;

(b)   Indebtedness created under the Loan Documents;

(c)   Indebtedness existing on the Restatement Effective Date and set forth on Schedule 5.10 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(d)   Indebtedness of the Company to any Consolidated Subsidiary and of any Consolidated Subsidiary to the Company or any other Consolidated Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any other Consolidated Subsidiary, (ii) any such Indebtedness owing by any Loan Party to a non-Loan Party shall be unsecured and subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, and (iii) any such Indebtedness owing by any Consolidated Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 5.17;

(e)   Guarantees incurred in compliance with Section 5.17;

(f)    the incurrence of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with the operations of the Company or such Consolidated Subsidiary and not for speculative purposes;

(g)   Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;

(h)   Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Company or any Consolidated Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation unemployment insurance and other social security laws and (ii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature (other than in respect of other obligations for borrowed money), which obligations in each case shall not be secured except by Permitted Encumbrances;

(i)   Indebtedness to finance the acquisition, construction or improvements of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of such Indebtedness shall not exceed (x) prior to the effectiveness of the Initial Borrowing Base, $25,000,000 and (y) after the effectiveness of the Initial Borrowing Base, $300,000,000, in each case at any time outstanding;

(j)   other Indebtedness of any Subsidiary (other than any Subsidiary Loan Party) in an aggregate principal amount not exceeding $400,000,000;

(k)   other Indebtedness of the Company or any Subsidiary Loan Party in an aggregate principal amount not exceeding $750,000,000;

(l)   other Indebtedness of the Company or any Subsidiary Loan Party; provided that (i) after giving pro forma effect thereto, the ratio of Consolidated Debt to Consolidated EBITDAR for the most recently completed Test Period is less than 4.00 to 1.00; provided, further that the Administrative Agent shall have received a certificate, dated the date such Indebtedness is incurred and signed by a Financial Officer of the Company, confirming compliance with the requirements set forth in this clause (l) and setting forth a reasonably detailed calculation of such ratio of Consolidated Debt to Consolidated EBITDAR;

(m)   other unsecured Indebtedness of the Company or any Consolidated Subsidiary;

(n)   Indebtedness of Receivables Subsidiaries arising under Specified Receivables Facilities; and

(o)   Indebtedness in respect of the China Facility Obligations, including Guarantees thereof by the Company and the Consolidated Subsidiaries in an amount not to exceed 100% of the committed amount of the China Facility Obligations at such time.

Notwithstanding anything to the contrary in this Section 5.10, the Company will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any additional Indebtedness after the Restatement Effective Date to be incurred pursuant to clauses (j) or (l) of this Section 5.10 until the effectiveness of the Initial Borrowing Base.

SECTION 5.11.   Transactions with Affiliates. The Company will not, and will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Consolidated Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) any transaction determined by a majority of the disinterested directors of the Company’s board of directors to be fair to the Company and its Subsidiaries, (c) transactions between or among the Company and its Consolidated Subsidiaries not involving any other Affiliate, (d) any transaction with respect to which neither the fair market value of the related property or assets, nor the consideration therefor, exceeds $5,000,000 and (e) any transaction contemplated by the Restructuring Plan (as defined in the VS Transaction Agreement).

SECTION 5.12.   Consolidations, Mergers. The Company will not (a) consolidate or merge with or into any other Person or (b) liquidate or dissolve;

provided that the Company may consolidate or merge with another Person if (i) the corporation surviving the merger is the Company or a corporation organized under the laws of a State of the United States into which the Company desires to consolidate or merge for the purpose of becoming incorporated in such State (in which case such corporation shall assume all of the Company’s obligations under this Agreement by an agreement reasonably satisfactory to the Required Lenders (and the Required Lenders shall not unreasonably withhold their consent to the form of such agreement) and shall deliver to the Administrative Agent and the Lenders such legal opinions and other documents as the Administrative Agent may reasonably request to evidence the due authorization, validity and binding effect thereof) and (ii) immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing.

SECTION 5.13.   Sales of Assets. The Company will not, and will not permit any Consolidated Subsidiary to, sell, lease or otherwise transfer any property or assets, including any Equity Interest owned by it, except:

(a)   the consummation of the VS Transaction (it being understood, for the avoidance of doubt, that any amendment, modification or waiver of, or consent under, the VS Transaction after the Restatement Effective Date by the Company and/or any Affiliate thereof to the extent material and adverse to the interests of the Lenders shall not be permitted without the prior written consent of the Required Lenders; provided that any decrease in the purchase price of more than 10% will be deemed material and adverse to the interests of the Lenders);

(b)   sales, transfers, leases and other dispositions of Inventory or used or surplus equipment or of cash and permitted Investments, in each case in the ordinary course of business;

(c)   sales in the ordinary course of business of immaterial assets;

(d)   sales, transfers or other dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(e)   prior to the effectiveness of the Initial Borrowing Base, (A) sales, transfers, leases and other dispositions of assets pursuant to this clause (A) with an aggregate fair market value not to exceed $5,000,000 in any 12-month period, (B) dispositions of aircrafts and aircraft equipment, (C) dispositions of interests in any non-Consolidated Subsidiary and (D) sales of distribution centers owned by the Company or any Consolidated Subsidiary on the Restatement Effective Date; provided that (I) all such sales, transfers, leases and other dispositions shall be made for fair value and at least 75% cash consideration, (II) no Default shall have occurred and be continuing at the time of, or would result from, any such sale, transfer or other disposition, (III) the Company shall have given the Administrative Agent written notice advising of such sale, transfer or other disposition, together with such information as shall be required for the Administrative Agent to adjust the Borrowing Base to reflect such disposition, to the extent required by the definition of the term “Borrowing Base”, and (IV) after giving effect to any adjustment to the Borrowing Base arising from such sale, transfer or other disposition, the Aggregate Credit Exposure at the time shall not exceed the Borrowing Base as so adjusted;

(f)    after the effectiveness of the Initial Borrowing Base, (A) sales, transfers and other dispositions of assets pursuant to this clause (A) with an aggregate fair market value not to exceed (I) $25,000,000 in any single transaction or series of related transactions and (II) $100,000,000 in the aggregate in any 12-month period and (B) sales, transfers and other dispositions of assets if, after giving effect to any adjustment to the Borrowing Base arising from such sale, transfer or other disposition and for the previous 90 consecutive days, Specified Excess Availability is greater than the greater of (x)(I) prior to the consummation of the VS Transaction, $250,000,000 and (II) following the consummation of the VS Transaction, $200,000,000 and (y) 30% of the Maximum Borrowing Amount; provided that (I) all such sales, transfers and other dispositions shall be made for fair value and at least 75% cash consideration, (II) no Default shall have occurred and be continuing at the time of, or would result from, any such sale, transfer or other disposition, (III) the Company shall have given the Administrative Agent written notice advising of such sale, transfer, lease or other disposition, together with such information as shall be required for the Administrative Agent to adjust the Borrowing Base to reflect such disposition, to the extent required by the definition of the term “Borrowing Base”, and (IV) after giving effect to any adjustment to the Borrowing Base arising from such sale, transfer or other disposition, the Aggregate Credit Exposure at the time shall not exceed the Borrowing Base as so adjusted;

(g)   sales, transfers or other dispositions of Receivables Facility Assets or participations therein, directly or indirectly, to Receivables Subsidiaries in connection with any Specified Receivables Facility permitted pursuant to Section 5.10(n); provided that, any such disposition of Receivables Facility Assets by a Loan Party shall be made in exchange for fair market value consideration consisting only of cash;

(h)   licenses or sublicenses of, covenants not to sue under, or other rights to use any Intellectual Property or assignments thereof in the ordinary course of business;

(i)   sales, transfers or other dispositions or the lapse or abandonment (including failure to maintain) in the ordinary course of business of any Intellectual Property determined in the reasonable good faith judgment of the Company or any Consolidated Subsidiary to be no longer useful, necessary, otherwise not material in the operation of the business of the Company or any Consolidated Subsidiary or no longer economical to maintain;

(j)   transfers by the Company or any Subsidiary Loan Party to any Foreign Subsidiary of any Intellectual Property that is usable primarily, or for use primarily, outside of the United States and Canada;

(k)   sales, transfers or other dispositions (i) from any Loan Party to any other Loan Party, (ii) from any Consolidated Subsidiary that is not a Loan Party to any other Consolidated Subsidiary that is not a Loan Party and (iii) from any Consolidated Subsidiary that is not a Loan Party to any Loan Party provided that such sale, transfer or other disposition (x) is made for fair market value (as determined by such Loan Party in good faith) or (y) the excess (if any) of the consideration in respect of such sale, transfer or other disposition over fair market value (as determined by such Loan Party in good faith) is treated as an Investment and is otherwise made in compliance with Section 5.17; and

(l)   sales, transfers, leases or other dispositions that constitute Investments permitted pursuant to Section 5.17 (other than Section 5.17(b)), Liens permitted pursuant to Section 5.08, and Restricted Payments permitted by Section 5.18; provided that (i) in connection with any such sale, transfer, lease or other disposition of assets with a fair market value in excess of $10,000,000, the Company shall have given the Administrative Agent written notice advising of such sale, transfer, lease or other disposition, together with such information as shall be required for the Administrative Agent to adjust the Borrowing Base to reflect such disposition, to the extent required by the definition of the term “Borrowing Base”, and (ii) after giving effect to any adjustment to the Borrowing Base arising from such sale, transfer or other disposition, the Aggregate Credit Exposure at the time shall not exceed the Borrowing Base as so adjusted.

SECTION 5.14.   Use of Proceeds. The Borrowers will use the proceeds of the Loans and issuance of Letters of Credit for general corporate purposes (including, without limitation, repurchases of, and dividends on, its equity securities). None of the Company, any Subsidiary or director, officer, employee or agent of the Company or any Subsidiary will directly or knowingly indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of (a) financing any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official governmental capacity in material violation of any Anti-Corruption Laws or (b) financing the activities of or any transactions with any Sanctioned Person or in any Sanctioned Country, except to the extent licensed or otherwise authorized under U.S. law. This Section applies, other than to the extent that such covenant would result in a violation of Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom).

SECTION 5.15.   Information Regarding Collateral; Deposit and Securities Accounts. (a) The Company will furnish to the Collateral Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger, amalgamation or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, the Federal Taxpayer Identification Number of such Loan Party.

The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b)   The Company will furnish to the Collateral Agent prompt written notice of the acquisition by any Loan Party of any (i) Mortgaged Property or any material assets after the Restatement Effective Date of the type that constitute, or are intended to constitute, Collateral, other than any assets constituting Collateral under the Collateral Documents in which the Collateral Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Collateral Document) upon the acquisition thereof and (ii) material Intellectual Property.

(c)   The Company will furnish to the Collateral Agent prompt written notice of the disposition of a Loan Party, or any disposition outside the ordinary course of business of, or any casualty or condemnation event affecting, assets reflected in the then-current Borrowing Base having a fair market value of $5,000,000 or more, and such notice shall include such information as shall be required for the Collateral Agent to adjust the Borrowing Base to reflect such disposition.

(d)   The Company will, in each case as promptly as practicable, notify the Collateral Agent of the existence of any deposit account or securities account maintained by a Loan Party in respect of which a Control Agreement is required to be in effect pursuant to the definition of the term “Collateral and Guarantee Requirement” but is not yet in effect.

SECTION 5.16.   Collateral and Guarantee Requirement. (a) If (i) any Material Subsidiary is formed or acquired after the Restatement Effective Date or (ii) any Consolidated Subsidiary shall become a Material Subsidiary after the Restatement Effective Date, then the Company will promptly, but in no event later than 15 days after such formation or acquisition (in the case of clause (i)) or 15 days after any executive officer or Financial Officer of the Company obtains knowledge thereof (in the case of clause (ii)), notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary.

(b)   The Company will, and the Company will cause each of the Material Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Company.

SECTION 5.17.   Investments. The Company will not, nor will the Company permit any Subsidiary Loan Party to, purchase, hold or acquire (including pursuant to any consolidation, amalgamation or merger with any Person that was not a

Loan Party prior to such consolidation, amalgamation or merger, it being understood that any consolidation, amalgamation or merger of a Subsidiary Loan Party with any Subsidiary that is not a Loan Party shall be treated as an investment in such Subsidiary if the survivor of such consolidation, amalgamation or merger is not a Subsidiary Loan Party) any Equity Interests in or evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any other investment in, any Subsidiary that is not a Subsidiary Loan Party (each of the foregoing being an “Investment”), except:

(a)   Investments by the Company or any Subsidiary Loan Party in any Subsidiary that is not a Loan Party, in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

(b)   Investments in existence on the Restatement Effective Date including Guarantees by the Company or any Subsidiary Loan Party in respect of the China Facility Obligations and any pledge of cash collateral granted in respect of such Guarantees, in an amount not to exceed 100% of the committed amount of the China Facility Obligations at such time;

(c)   after the effectiveness of the Initial Borrowing Base, any other Investment if, at the time thereof and after giving effect thereto, the Payment Conditions are satisfied (for the avoidance of doubt, an Investment made pursuant to this clause (c) shall be permitted notwithstanding that the conditions set forth in this clause (c) shall thereafter cease to be satisfied);

(d)   Investments in any Receivables Subsidiary in the form of (i) deferred purchase consideration for Receivables Facility Assets sold pursuant to a Specified Receivables Facility or (ii) a subordinated loan representing deferred consideration owed in respect of Receivables Facility Assets sold by the Company or any Consolidated Subsidiary participating as a seller in a Specified Receivables Facility in an amount required to meet any true sale and risk retention requirements applicable in respect of the sale of Receivables Facility Assets by the Company or such Consolidated Subsidiary;

(e)   contributions by the Company or any Subsidiary Loan Party of Equity Interests in any Foreign Subsidiary to any other Foreign Subsidiary;

(f)    licenses by the Company or any Subsidiary Loan Party to any Consolidated Subsidiary that is not a Loan Party of intellectual property in the ordinary course of business;

(g)   transfers or licenses by the Company or any Subsidiary Loan Party to any Foreign Subsidiary of any intellectual property that is usable primarily, or for use primarily, outside of the United States; and

(h)   accounts receivable held by a Loan Party arising out of the sale of inventory or provision of services, in each case in the ordinary course of business, to a Subsidiary that is not a Loan Party.

SECTION 5.18.   Restricted Payments. The Company will not, and will not permit any Consolidated Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)   any wholly-owned Consolidated Subsidiary may distribute any cash, property or assets to the Company or any other Consolidated Subsidiary that is its direct or indirect parent;

(b)   any Consolidated Subsidiary may declare and pay dividends ratably with respect to its Equity Interests; and

(c)   after the effectiveness of the Initial Borrowing Base, the Company may make any Restricted Payment in cash if, at the time thereof and after giving effect thereto, the Payment Conditions are satisfied.

For the avoidance of doubt, a Restricted Payment made pursuant to Section 5.18(c) shall be permitted notwithstanding that the conditions set forth in Section 5.18(c) shall thereafter cease to be satisfied.

SECTION 5.19.   Restrictive Agreements. The Company will not, nor will it permit any Consolidated Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Company or any Consolidated Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure, or the ability of any Consolidated Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary to Guarantee, the Obligations (or the obligations under any credit facility that refinances or replaces this Agreement); provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or any Loan Document, (b) the foregoing shall not apply to restrictions and conditions existing on the Restatement Effective Date contained in any of the instruments, indentures and other agreements identified on Schedule 5.19 or any extension, renewal, supplement, amendment or other modification of any thereof or any additional such instrument, indenture or other agreement so long as, in each case, any such prohibition, restriction or condition contained therein is not more restrictive in any material respect than the prohibitions, restrictions and conditions contained in the instruments, indentures and other agreements identified on Schedule 5.19 as in effect on the Restatement Effective Date, (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold, (d) the foregoing shall not apply to exclusive licenses or exclusivity covenants permitted under the Loan Documents with respect to Intellectual Property, (e) the foregoing provisions relating to Liens shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (f) the foregoing provisions relating to Liens shall not apply to customary provisions in leases restricting the assignment thereof and (g) the foregoing shall not apply to restrictions and conditions imposed on Receivables Subsidiaries pursuant to any Specified Receivables Facility.

SECTION 5.20.   Credit Ratings. The Company will use commercially reasonable efforts to maintain Credit Ratings from each of S&P and Moody’s at all times.

SECTION 5.21.   Prepayment Avoidance. The Company will, and will cause each Consolidated Subsidiary to, either repay or prepay Loans, or make investments in assets to be used in their businesses, in each case as necessary to avoid any mandatory redemption, repurchase or prepayment (i) referred to in the proviso to clause (c) of the definition of “Disqualified Equity Interest” or (ii) pursuant to the terms of any Permitted Non-ABL Indebtedness.

SECTION 5.22.   Control Agreements. The Loan Parties shall at all times (except as agreed by the Collateral Agent pursuant to its authority as set forth herein or in any other Loan Document) (a) cause the available amount in each deposit account (other than an Excluded Deposit Account) of the Loan Parties to be swept to the Concentration Account at the end of each Business Day (whether directly or through local concentration accounts that are in turn swept to the Concentration Account on such Business Day) and (b) cause to be deposited directly into the Concentration Account (i) all payments in respect of Credit Card Receivables, (ii) all proceeds of Accounts and (iii) all cash swept from all Accounts of the Loan Parties.

SECTION 5.23.   Field Examinations and Appraisals. (a) The Company will complete an Acceptable Appraisal and Field Exam as promptly as practicable following the Restatement Effective Date and in any event within 90 days after the date on which the Company and its Consolidated Subsidiaries are permitted to reopen 80% of their retail and warehouse locations in the United States and Canada under applicable law (it being understood that the occurrence of such 80% reopening shall not be required in order to commence work on an Acceptable Appraisal and Field Exam).

(b)   On not more than one occasion during any 12-month period (it being understood that the Acceptable Appraisal and Field Exam shall constitute one such occasion), at the request of the Collateral Agent, the Loan Parties will permit, upon reasonable notice and during normal business hours, the Collateral Agent (or its designee) to conduct a field examination of the Collateral included in the Borrowing Base and related reporting and control systems. Notwithstanding the foregoing, if a Specified Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of field examinations and the number and frequency of field examinations shall be at the Permitted Discretion of the Collateral Agent. For purposes of this Section 5.23, it is understood and agreed that a single field examination may be conducted at multiple relevant sites and involve one or more Loan Parties and their assets. All such field examinations by the Collateral Agent (or its designee) shall be at the sole expense of the Loan Parties.

(c)   On one occasion during each 12-month period (or, in the case of the 12-month period beginning on the Restatement Effective Date, on two occasions (it being understood that the Acceptable Appraisal and Field Exam shall constitute one such occasion)), the Loan Parties will provide the Collateral Agent with an appraisal of their Inventory (or update thereof) from an appraiser selected and engaged by the Collateral Agent, and prepared on a basis reasonably satisfactory to the Collateral Agent, such appraisal or update to include, without limitation, information required by applicable law and regulations. Notwithstanding the foregoing, if a Specified Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of appraisals (or updates thereof) and the number and frequency of appraisals (or updates thereof) shall be at the Permitted Discretion of the Collateral Agent. For purposes of this Section 5.23, it is understood and agreed that a single appraisal (or update thereof) may be conducted at multiple relevant sites and involve one or more Loan Parties and their assets. All such appraisals and updates thereof shall be at the sole expense of the Loan Parties.

SECTION 5.24.   Credit Card Agreements and Notifications. Each Loan Party will (a) comply in all material respects with all its obligations under each Credit Card Agreement to which it is party and (b) maintain credit card arrangements solely with the credit card issuers and credit card processors identified in Schedule 3.12; provided, however, that the Company may amend Schedule 3.12 to remove any credit card issuer or credit card processor identified in such Schedule or to add additional credit card issuers and credit card processors that are satisfactory to the Collateral Agent in its reasonable discretion, and concurrently with the making of any such amendment the Company shall provide to the Collateral Agent evidence that a Credit Card Notification shall have been delivered to any credit card issuer or credit card processor added to such Schedule.

SECTION 5.25.   Canadian Defined Benefit Pension Plan. The Company will not, nor will it permit any other Loan Party to, contribute to, or assume, incur or have any liability under, any Canadian Defined Benefit Pension Plan without the prior written consent of the Administrative Agent.

SECTION 5.26.   Post-Closing Obligations. Not later than ten Business Days after the Restatement Effective Date (as such deadline may be extended by the Administrative Agent in its discretion), the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the perfection certificate required to be delivered on the Restatement Effective Date under the Restatement Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 5.08 or that such financing statements and Liens have been, or will be, terminated and released.

ARTICLE VI

Events of Default and Remedies

SECTION 6.01.   Events of Default. Any of the following shall be an “Event of Default”:

(a)   any Borrower shall fail to make any payment of principal of or interest on any Loan or any obligation in respect of any LC Disbursement when due or to pay any fees or other amounts payable by it hereunder when due, and such failure remains unremedied for three Business Days after the applicable Borrower’s actual receipt of notice of such failure from the Administrative Agent at the request of any Lender;

(b)   any statement of fact or representation made or deemed to be made by (i) any Borrower in this Agreement or by any Borrower or any of its officers in any certificate delivered pursuant to this Agreement or (ii) at such times as the Collateral and Guarantee Requirement is required to be satisfied, any Loan Party in any Loan Document or by any Loan Party or any of its respective officers in any certificate delivered pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made, and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after any executive officer of any Borrower or any Financial Officer first becomes aware of or is advised that such representation or statement was incorrect in a material respect;

(c)   (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.04 (with respect to the existence of any Borrower), 5.08, 5.10, 5.11, 5.11, 5.13, 5.12, 5.137, 5.17, 5.19, 5.21, 5.23 and 5.24 and, if the consequences of such failure shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 20 days after any executive officer of any Borrower or any Financial Officer first becomes aware or is advised of such failure or (ii) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.06 or 5.22;

(d)   (i) any event or condition shall occur which enables the holder of any Material Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof or (ii) the Company or any Consolidated Subsidiary shall fail to pay the principal of any Material Indebtedness;

(e)   the Company or any Material Subsidiary shall (i) make an assignment or general assignment for the benefit of creditors, (ii) apply for or consent (by admission of material allegations of a petition or otherwise) to the appointment of or the taking of possession by a receiver, interim receiver, receiver and manager, administrator, custodian, trustee or liquidator of the Company or any Material Subsidiary or for all or any substantial part of the properties of the Company or any Material Subsidiary or authorize such application or consent, or proceedings seeking such appointment shall be commenced (including the filing of any notice of intention in respect thereof) without such authorization, consent or application against the Company or any Material Subsidiary and continue undismissed for 30 days (or if such dismissal of such unauthorized proceedings cannot reasonably be obtained within such 30-day period, the Company or any Material Subsidiary shall fail either to proceed with due diligence to seek to obtain dismissal within such 30-day period or to obtain dismissal within 60 days), (iii) authorize or file a voluntary petition in bankruptcy, suffer an order for relief under any Insolvency Law, or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any Insolvency Law or other bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted (including the filing of any notice of intention in respect thereof) against the Company or any Material Subsidiary without such authorization, application or consent which are not vacated within 30-days from the date thereof (or if such vacation cannot reasonably be obtained within such 30-day period, the Company shall fail either to proceed with due diligence to seek to obtain vacation within such 30-day period or to obtain vacation within 60 days), (iv) permit or suffer all or any substantial part of its properties to be sequestered, attached, or subjected to a Lien (other than a Lien expressly permitted by the exceptions in Section 5.08) through any legal proceeding or distraint which is not vacated within 30-days from the date thereof (or if such vacation cannot reasonably be obtained within such 30-day period, the Company shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days), (v) generally not pay its debts as such debts become due or admit in writing its inability to do so, or is otherwise insolvent, or (vi) conceal, remove, or permit to be concealed or removed, any material part of its property, with intent to hinder, delay or defraud its creditors or any of them;

(f)    (i) the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000 (collectively “Material Plans”) shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated or (ii) the occurrence of any Canadian Pension Event that has a Material Adverse Effect;

(g)   any Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in any Loan Document (including without limitation Section 5.01 of this Agreement) on its part to be performed or observed and any such failure remains unremedied for 30 days after the applicable

Borrower shall have received written notice thereof from the Administrative Agent at the request of any Lender;

(h)   a Change in Control shall occur; or

(i)   one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000, exclusive of amounts covered by third party insurance, shall be rendered against the Company, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Consolidated Subsidiary to enforce any such judgment; provided that in calculating the amounts covered by third party insurance, amounts covered by third party insurance shall not include amounts for which the third party insurer has denied liability.

SECTION 6.02.   Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall (a) if requested by the Required Lenders, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (b) if requested by Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrowers declare the Loans (together with accrued interest thereon and all other amounts payable by the Borrowers hereunder) to be, and the Loans (together with accrued interest thereon and all other amounts payable by the Borrowers hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the bankruptcy Events of Default specified in Section 6.01(e) with respect to the Borrowers, without any notice to the Borrowers or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable by the Borrowers hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 6.03.   Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 6.01(a) or 6.01(g) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE VII

The Agents

SECTION 7.01.   The Agents.

Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction, each of the Lenders hereby grants to the Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.

Each of the banks serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent under the Loan Documents.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the applicable Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02 or Section 8.02A) or, in the case of the Collateral Documents, the Required Secured Parties, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the banks serving as Agents or any of their respective Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02 or Section 8.02A) or, in the case of the Collateral Documents, the Required Secured Parties, or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate (including any Borrowing Base Certificate), report or other document delivered hereunder or in connection with any Loan Document, (iii) qualification of (or lapse of any qualification of) any Account, Credit Card Receivable, Inventory or real property under the eligibility criteria set forth herein, other than eligibility criteria expressly referring to the matters described therein being acceptable or satisfactory to, or being determined by, the Collateral Agent, (iv) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (v) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the applicable Agent. Notwithstanding anything herein to the contrary, the Agents shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrowers, any Lender or any Issuing Bank as a result of, any such determination of the Credit Exposure, Excess Availability, the Borrowing Base or the component amounts of any thereof.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate (including any Borrowing Base Certificate), consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Lender and Issuing Bank hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of any Agent; (b) the Agents (i) make no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to any Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel, and that the Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use and not share any Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend and hold the Agents, each other Person preparing a Report and the Related Parties of any of the foregoing harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including reasonable attorney fees) incurred by any of them as the direct or indirect result of any third parties who obtain all or part of any Report through the indemnifying Lender.

Each of the Agents may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Parties) shall have the right, in consultation with the Company, to appoint a successor. In addition, if either Agent is a Defaulting Lender due to it having had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, the Required Lenders shall have the right, by notice in writing to the Company and such Agent, to remove such Agent in its capacity as such and, with the consent of the Company (not to be unreasonably withheld and except during the continuance of an Event of Default hereunder, when no consent shall be required), to appoint a successor. If no successor shall have been so appointed by the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Parties) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After such Agent’s resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished hereunder or thereunder. The Joint Lead Arrangers and Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents (each as identified on the cover page of this Agreement) (each of the foregoing, in its capacity as such, a “Titled Person”), in their capacities as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under any Loan Document or any of the other documents related hereto.

Each of the Lenders hereby (a) agrees to be bound by the provisions of the Collateral Documents, including those terms thereof applicable to the Collateral Agent and the provisions thereof authorizing the Required Secured Parties to approve amendments or modifications thereto or waivers thereof, and to control remedies thereunder, and (b) irrevocably authorizes the Collateral Agent to (i) release any Liens on any Non-ABL Priority Collateral in accordance with an Intercreditor Agreement and (ii) release any Liens on any Collateral in accordance with the Collateral Documents, including any Liens on real property following the delivery of a Real Property Exclusion Notice.

Each of the Lenders hereby (a) authorizes and instructs the Collateral Agent to enter into an Intercreditor Agreement if Indebtedness is incurred that is secured by Liens contemplated by clause (a)(viii), (a)(ix), (a)(x), (b)(ix), (b)(x) or (b)(xi) of

Section 5.08 and (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Intercreditor Agreement.

It is understood and agreed by the parties hereto, that as part of its duties and functions, the Collateral Agent shall serve as the hypothecary representative for itself and for all present and future Secured Parties, as contemplated by Article 2692 of the Civil Code of Québec (the “CCQ”). For greater certainty, and without limiting the powers of the Collateral Agent, each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as hypothecary representative for all present and future Lenders, Issuing Banks and any other Secured Parties as contemplated under Article 2692 of the CCQ in order to hold the hypothecs granted under any Loan Document pursuant to the laws of the Province of Quebec to secure performance of all or part of the Obligations (as defined in each such Loan Document) and to exercise such powers and duties which are conferred upon the hypothecary representative thereunder. The appointment of the Collateral Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person that accedes or has acceded to this Agreement as a Lender or Issuing Bank after the date hereof. The Loan Parties hereby acknowledge the appointment of the Collateral Agent as the hypothecary representative of the Secured Parties as contemplated under Article 2692 of the CCQ. In the event of the resignation of the Collateral Agent and appointment of a successor Collateral Agent, such successor Collateral Agent shall also act as hypothecary representative without further act or formality being required to appoint such successor Collateral Agent as the successor hypothecary representative for the purposes of any then existing deeds of hypothec. The execution by the Collateral Agent as the hypothecary representative of the relevant deeds of hypothec or other relevant documentation prior to the date hereof is hereby ratified and confirmed by each Lender and Issuing Bank. In its capacity of hypothecary representative, the Collateral Agent shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted hereunder, all rights and remedies given to the hypothecary representative pursuant to any hypothec, applicable law or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent, mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and the Issuing Banks, and (c) be entitled to delegate from time to time any of its powers or duties under any deed of hypothec or other Loan Document, on such terms and conditions as it may determine from time to time.

SECTION 7.02.   Certain ERISA Matters.

Each of the Lenders hereby (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(b)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(c)  (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(d)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (a) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (d) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Titled Person and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE VIII

Miscellaneous

SECTION 8.01.   Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to the last paragraph of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)   if to the Borrowers, to the Company at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of Treasurer (Telecopy No. 614-577-3180, email: Treasury@lb.com and TreasuryCashManagement@lb.com) with copy to General Counsel (Telecopy No. 614-415-7188, email: generalcounsel@lb.com);

(b)   [reserved;]

(c)   if to either Agent for any other purpose, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, Attention of James Campbell, 500 Stanton Christiana Rd, NCCS, Floor 01, Newark, DE 19713 (Telecopy No. 302-634-4250, email: james.x.campbell@chase.com); and

(d)   if to an Issuing Bank, as applicable, to it at (i) JPMorgan Chase Bank, N.A., Attention of James Campbell, 500 Stanton Christiana Rd, NCCS, Floor 01, Newark, DE 19713 (Telecopy No. 302-634-4250, email: james.x.campbell@chase.com), (ii) Citibank, N.A., Attention of Piotr Marciszewski, 388 Greenwich Street, New York, NY 10013 (Email: piotr.marciszewski@citi.com; Telecopy No. 646-737-0678) with a copy to Citibank, N.A., Attention Bank Loans Syndications Department, 1615 Brett Road #3, New Castle, DE 19720 (Email: GLAgentOfficeOps@citi.com; Telecopy No. 646-274-5080), (iii) Bank of America, N.A., Attention of Alfonso Malave, Standby L/C Department, MC: PA6-580-02-30, One Fleet Way, Scranton, PA 18507-1999 (Telecopy No. 1-800-370-8743), (iv) Wells Fargo Bank, National Association, Attention of Lisa Mickelson, 90 South 7th Street, Minneapolis, MN, 55402 (Telecopy No. 877-302-0076), (v) HSBC Bank USA, N.A., Attention of Head of SBDC Operations- GTRF, 2 Hanson Place, 14th Floor, Brooklyn, NY 11217 (Telecopy No. 1-866-327-0763, gtrfsdc@us.hsbc.com) or (vi) its address (or telecopy number) specified in writing to the Company and the Administrative Agent in accordance with this Section 8.01.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in the immediately subsequent paragraph below, shall be effective as provided in said paragraph.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Either Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 8.02.   Waivers; Amendments. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)   Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable by the Borrowers hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable by the Borrowers hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or any Issuing Bank, as the case may be, and (ii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of any Class (but not the Lenders of other Classes) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, any Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c)   Notwithstanding the foregoing, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action by or consent of any other party to this Agreement.

SECTION 8.02A. Certain ABL Amendments. (a) Notwithstanding anything herein to the contrary, no agreement or agreements entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders shall (i) change any of the provisions of this Section, the definition of “Borrowing Base” or any of the component definitions thereof, or increase any advance rate used in computing the Borrowing Base, or add any new asset class to the Borrowing Base, in each case, in a manner that could result in increased borrowing availability, it being understood that changes in Reserves implemented by the Collateral Agent in its Permitted Discretion in accordance with the terms hereof shall not be subject to the consent of the Supermajority Lenders, (ii) release the Company or all or substantially all the value of the Guarantees provided by the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof) under the Collateral Documents (except for any such release by the Collateral Agent in connection with any sale or other disposition of any Subsidiary Loan Party permitted hereunder), it being understood that an amendment or other modification of the types of obligations guaranteed under the Collateral Documents shall not be deemed to be a release or limitation of any Guarantee or (iii) release all or substantially all the Collateral from the Liens created under the Collateral Documents, or subordinate any such Liens (except as expressly provided in Article VII or Section 8.19 and except for any such release by the Collateral Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the types of obligations secured by the Collateral Documents shall not be deemed to be a release of the Collateral from the Liens created thereunder, in each case of clauses (i), (ii) and (iii), without the written consent of the Supermajority Lenders.

(b)  Notwithstanding anything herein to the contrary, no agreement or agreements entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders shall change the definition of “Supermajority Lenders”, without the written consent of each Lender.

SECTION 8.03.   Expenses; Indemnity; Damage Waiver. (a)  The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Agents, as applicable, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Agents in connection with field examinations and appraisals conducted in connection with the establishment of the credit facilities provided for herein or provided for in the Loan Documents and/or any internally allocated charges relating to any field examinations or appraisals conducted by either Agent and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by either Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for either Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents.

(b)   The Company shall indemnify each Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be incurred by any Indemnitee, relating to or arising out of any actual or proposed use of proceeds of Loans hereunder for the purpose of acquiring equity securities of any Person or any exercise of remedies under the Loan Documents; provided that no Indemnitee shall have the right to be indemnified hereunder (i) with respect to the acquisition of equity securities of a wholly-owned Subsidiary, or of a Person who prior to such acquisition did not conduct any business or (ii) for its own gross negligence or willful misconduct determined by a final non appealable decision of a court of competent jurisdiction. This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)   To the extent that the Company fails to pay any amount required to be paid by it to either Agent or any Issuing Bank under paragraph (a) or (b) of this Section, (i) each Lender, in the case of this Agreement, severally agrees to pay to the Administrative Agent or Issuing Bank, as the case may be, such Lender’s ratable share (determined in accordance with such Lender’s share of the Aggregate Commitments or, if the Commitments have terminated, the Aggregate Credit Exposure, in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount and (ii) each Secured Party, in the case of the Collateral Agreements, severally agrees to pay to the Collateral Agent such Secured Party’s ratable share (determined in accordance with such Secured Party’s share of the Obligations) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank in its capacity as such.

(d)   To the extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing waiver shall not apply to special, indirect or consequential damages (but shall apply to punitive damages) attributable to the failure of a Lender to fund Loans, when required to do so hereunder, promptly after the receipt of notice of such failure.

(e)   All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 8.04.   Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted under Section 5.12, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)   the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the Administrative Agent; and

(C)    in the case of any assignment of all or a portion of the Commitments of any Class under which Letters of Credit may be issued hereunder, each Issuing Bank of such Class.

(ii)    Assignments shall be subject to the following additional conditions:

(A)   except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as such rights and obligations relate to the Class of Loans or Commitments being assigned;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)   the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E)    no assignment shall be made to the Company or any of its Affiliates.

(iii)   Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.21 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)   The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, any Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)   Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)   (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, any Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (iv) of the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 (subject to the requirements and limitations therein) and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(iii)   Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.05.   Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.21 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.06.   Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the initial Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement.

(b)   Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, or the Electronic Commerce Act (Ontario) or other similar provincial legislation; provided that nothing herein shall require any Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Company hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agents, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 8.07.   Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08.   Right of Setoff. If any Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any and all the obligations then due of such Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 8.09.   Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any Letters of Credit issued hereunder shall be construed in accordance with and governed by the law of the State of New York.

(b)   Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action, proceeding, claim or counterclaim arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees, to the fullest extent permitted under applicable law, that all claims in respect of any such suit, action, proceeding, claim or counterclaim may be heard and determined in such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action, proceeding, claim or counterclaim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that either Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action, proceeding, claim or counterclaim relating to any Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c)   Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action, proceeding, claim or counterclaim arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, proceeding, claim or counterclaim in any such court.

(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11.   Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12.   Confidentiality. Each of the Agents, any Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, insurers, insurance brokers, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (or any of its agents or professional advisors), (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) in the case of information with respect to this Agreement that is of the type routinely provided by arrangers to such providers, to data service providers, including league table providers, that serve the lending industry, (i) with the consent of the Company or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or the Subsidiaries. For the purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company, the Company’s business, a Subsidiary or a Subsidiary’s business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or the Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.13.   Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 8.14.   Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U of the Board) as collateral in the extension or maintenance of the credit provided for in this Agreement. In addition, no Borrower will use or permit any proceeds of the Loans to be used in any manner which would violate or cause any Lender to be in violation of Regulation U of the Board.

SECTION 8.15.   USA Patriot Act and Beneficial Ownership Regulation. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot

Act”) and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 8.16.   Canadian Anti-Money Laundering Legislation.

(a)   The Loan Parties acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information in their possession, including supporting documentation and other evidence, as may be reasonably requested by any Lenders, or any prospective assignee or participant of a Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)   If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)   shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between the Administrative Agent and each other Lender within the meaning of the applicable AML Legislation; and

(ii)    shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)   Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Loan Party or any authorized signatories of any Loan Party on behalf of any Credit Party, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

SECTION 8.17.   Continuing Obligations. On the Restatement Effective Date, this Agreement shall amend and restate the Existing Credit Agreement in its entirety but, for the avoidance of doubt, shall not constitute a novation of the parties’ rights and obligations thereunder. On the Restatement Effective Date, the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the “Loans” as defined in the Existing Credit Agreement shall remain outstanding and be continued as, and converted to, Loans as defined herein and the existing Letters of Credit issued by the Issuing Banks (as defined in the Existing Credit Agreement) for the account of the Company prior to the Restatement Effective Date shall remain issued and outstanding and shall be deemed to be Letters of Credit under this Agreement, and shall bear interest and be subject to such other fees as set forth in this Agreement. All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Restatement Effective Date (including any Eurodollar Breakage Costs, as defined therein) shall be calculated as of the Restatement Effective Date (pro-rated in the case of any fractional periods), and shall be paid on the Restatement Effective Date.

SECTION 8.18.   Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in US Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction US Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)   The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than US Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase US Dollars with the Judgment Currency; if the amount of US Dollars so purchased is less than the sum originally due to the Applicable Creditor in US Dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 8.19.   Intercreditor Agreement. (a) Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges that obligations of the Company and the other Loan Parties under the Permitted Non-ABL Indebtedness, upon incurrence thereof, may be secured by Liens on assets of the Company and the Subsidiary Loan Parties that constitute Collateral (and by fee-owned real property of the Company and the Subsidiary Loan Parties, whether or not such fee-owned real property constitutes Collateral), and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties in respect of Permitted Non-ABL Indebtedness will be set forth in an Intercreditor Agreement. Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably authorizes and directs the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Company, in connection with the establishment, incurrence, amendment, refinancing or replacement of any Permitted Non-ABL Indebtedness, any Intercreditor Agreement (it being understood and agreed that the Collateral Agent is hereby authorized and directed to determine the terms and conditions of each Intercreditor Agreement as contemplated by the definition of the term “Intercreditor Agreement”, and that notwithstanding anything herein to the contrary, the Collateral Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Lender, any Issuing Bank or any other Secured Party, or by any Loan Party, as a result of, any such determination) and (ii) any documents relating thereto.

(b)   Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably (i) consents to the subordination of the Liens on the Non-ABL Priority Collateral securing the Obligations on the terms set forth in each Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of each Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of any action taken by the Collateral Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs the Collateral Agent to carry out the provisions and intent of each such document.

(c)   Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of each Intercreditor Agreement that the Company may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Permitted Non-ABL Indebtedness, (ii) to confirm for any party that the Intercreditor Agreement is effective and binding upon the Collateral Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute an Intercreditor Agreement if executed at such time as a new agreement.

(d)   Each of the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably further authorizes and directs the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to any Intercreditor Agreement.

(e)   Each of the Lenders, the Issuing Banks and the other Secured Parties acknowledges and agrees that JPMorgan Chase Bank, N.A., or one or more of its Affiliates may (but is not obligated to) act as Collateral Agent, collateral agent or a similar representative for the holders of any Permitted Non-ABL Indebtedness (and may itself be a holder of any Permitted Non-ABL Indebtedness) and, in any such capacity, may be a party to any Intercreditor Agreement. Each of the Lenders, the Issuing Banks and the other Secured Parties waives any conflict of interest in connection therewith and agrees not to assert against JPMorgan Chase Bank, N.A. or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

(f)    The Collateral Agent shall have the benefit of the provisions of Article VII and Section 8.03 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.

(g)   Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Section 8.19.

SECTION 8.20.   Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)   the effects of any Bail-In Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in an Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 8.21.   Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated

to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)   In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 8.22.   MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Revolving Loans) or any other incremental or additional credit facilities hereunder, but excluding (a) any continuation or conversion of borrowings, (b) the making of any Revolving Loans or (c) the issuance, renewal or extension of Letters of Credit shall be subject to and conditioned upon: (i) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by the Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (ii) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

SECTION 8.23.   Release. It is understood and agreed that, pursuant to clause (b) of the eighth paragraph of Article VII and Section 7.13(c) of the Collateral Agreement, on the Closing Date (as defined in the VS Transaction Agreement), each of the Guarantors disposed of pursuant to the VS Transaction Agreement shall automatically be released from its obligations under the Loan Documents and the Security Interest in the Collateral (as defined in the Collateral Agreement) of such Guarantor shall be automatically released upon the consummation of such dispositions. Pursuant to Section 7.13(e) of the Collateral Agreement, the Collateral Agent shall execute and deliver to the

Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release.

SCHEDULE 1.01(a)

Unrestricted Subsidiaries

1.	MORSO Holding Co. and all of its subsidiaries

2.	Retail Transportation Company and all of its subsidiaries

SCHEDULE 2.01

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$102,500,000
Bank of America, N.A.	$102,500,000
Barclays Bank PLC	$102,500,000
Citibank, N.A.	$102,500,000
HSBC Bank USA, N.A.	$102,500,000
Wells Fargo Bank, National Association	$102,500,000
Industrial & Commercial Bank of China Ltd., New York Branch	$60,000,000
KeyBank National Association	$60,000,000
Mizuho Bank, Ltd.	$60,000,000
The Huntington National Bank	$50,000,000
PNC Bank, National Association	$50,000,000
The Bank of Nova Scotia	$35,000,000
MUFG Bank, Ltd.	$35,000,000
U.S. Bank National Association	$35,000,000
TOTAL	$1,000,000,000

SCHEDULE 3.05

Disclosed Matters

1.	On April 22, 2020 SP VS Buyer LP filed a complaint in the Court of Chancery of the State of Delaware (Case No. 2020-0297) (the “VS Buyer Complaint”) against L Brands, Inc. seeking declaratory judgment that its termination of its agreement to acquire a majority interest in the Victoria’s Secret Business (as defined in the Sycamore Complaint) was valid.

2.	On April 23, 2020 L Brands, Inc. filed a complaint in the Court of Chancery of the State of Delaware (Case No. 2020-0304) (the “L Brands Complaint”) against SP VS Buyer L.P., Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. (together, “Sycamore”) seeking specific performance of Sycamore’s obligation to consummate the purchase of a 55% interest in Victoria’s Secret (as defined in the L Brands Complaint).

3.	On April 24, 2020 Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. filed a complaint in the Court of Chancery of the State of Delaware (the “Sycamore Complaint”) seeking a declaration that all rights and obligations under the equity commitment letter between Investors (as defined in the Sycamore Complaint) and SP VS Buyer LP have expired and terminated.

SCHEDULE 3.07

Consolidated Domestic and Canadian Subsidiaries

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
1.	3329030 Nova Scotia Company	Nova Scotia	No
2.	American Licensing Group L.P.	Delaware	No
3.	Bath & Body Works (Canada) Corp.	Nova Scotia	Yes
	Bath & Body Works Brand Management, Inc.	Delaware	Yes
	Bath & Body Works Direct, Inc.	Delaware	Yes
	Bath & Body Works GC, LLC	Ohio	No
	Bath & Body Works, LLC	Delaware	Yes
	beautyAvenues, LLC	Delaware	Yes
	Bendelco, Inc.	Delaware	No
	Brymark, Inc.	Delaware	No
	Distribution Land Corp.	Delaware	No
12.	Distribution Land Company, LLC	Delaware	No
	Far West Factoring, LLC	Nevada	No
	Henri Bendel, LLC	Delaware	No
	Henri Bendel GC LLC	Ohio	No
	I.B.I. Holdings, Inc.	Nevada	No
17.	IB US Retail Holdings, Inc.	Delaware	No
	Independent Production Services, Inc.	Delaware	No
	Intermark Development Group, Inc.	Delaware	No
	Intimate Brands Holding, LLC	Delaware	Yes

SCHEDULE 3.07

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
	Intimate Brands, Inc.	Delaware	Yes
	L Brands (Overseas), Inc.	Delaware	No
	L Brands Direct Fulfillment, Inc.	Delaware	Yes
	L Brands Direct Media Production, Inc.	Delaware	No
	L Brands New York, Inc.	Delaware	No
	L Brands Service Company, LLC	Delaware	Yes
	L Brands Store Design & Construction, Inc.	Delaware	Yes
	L Brands, Inc.	Delaware	No
29.	La Senza Corporation	Nova Scotia	Yes
30.	La Senza, Inc.	Delaware	No
	La Senza GC, LLC	Ohio	No
	La Senza Stores, LLC	Delaware	No
	Direct Factoring, LLC	Nevada	Yes
34.	LB US Holding, Inc.	Delaware	No
	LBPMUS, LLC	Delaware	No
	Limco, Inc.	Delaware	No
	LMEX Holdings, LLC	Delaware	No
	LOI Holdings LLC	Delaware	No
	Lone Mountain Factoring, LLC	Nevada	No
	Lord Murphy Properties, LLC	Delaware	No
41.	LSC Retail Holdings, LLC	Delaware	No

SCHEDULE 3.07

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
	MA Holdings, Inc.	Nevada	No
	Mast Industries Sourcing, Inc.	Delaware	No
	MII Brand Import, LLC	Delaware	Yes
	Mast Logistics Services, Inc.	Delaware	No
	Mast Technology Services, Inc.	Delaware	No
47.	New Vision Insurance, Ltd.	Delaware	No
	New Vision (U.S.), Inc.	Delaware	No
	Niacorp Commercial, Inc.	Nevada	No
	OHI Holdings, LLC	Delaware	No
	Oldco, Inc.	Delaware	No
	Overseas Holdings, Inc.	Delaware	No
	Retail Brands Assets, Inc.	Delaware	No
	Retail Brands Direct, Inc.	Delaware	No
	Retail Brands Factoring Inc.	Nevada	No
	Retail Brands Service Corporation II	Delaware	No
	Retail Brands Specialties, Inc.	Delaware	No
	Retail Brokerage Solutions, Inc.	Delaware	No
	Retail Store Operations, Inc.	Delaware	No
	Slatkin & Co., Inc.	New York	No
61.	Tri State Factoring, LLC	Nevada	No
	Victoria’s Secret Beauty Company	Delaware	No
63.	Victoria’s Secret (Canada) Corp.	Nova Scotia	Yes

SCHEDULE 3.07

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
	Victoria’s Secret Direct Brand Management, LLC	Delaware	Yes
	Victoria’s Secret Direct GC, LLC	Ohio	No
	Victoria’s Secret Direct New York, LLC	Delaware	No
67.	Victoria’s Secret Intl Corp.	Delaware	No
	Victoria’s Secret Stores Brand Management, Inc.	Delaware	Yes
	Victoria’s Secret Stores GC, LLC	Ohio	No
	Victoria’s Secret Stores, LLC	Delaware	Yes
71.	VS Service Company, LLC	Delaware	No

SCHEDULE 3.12

Credit Card Agreements

1.	Private Label Credit Card Program Agreement dated as of June 1, 2018 between Victoria’s Secret Stores, LLC, the subsidiaries named therein and Comenity Bank.

2.	First Amendment to the Private Label Credit Card Program Agreement dated as of June 1, 2018 between Victoria’s Secret Stores, LLC, the subsidiaries named therein and Comenity Bank.

3.	Agreement for American Express Card Acceptance dated as of January 1, 2013 between the Company and American Express Travel Related Services Company, Inc.

4.	Agreement for American Express Card Acceptance dated as of October 15, 2009 between the Company and Amex Bank of Canada.

5.	Master Services Agreement dated as of April 29, 2016 between the Company, First Data Services, LLC and Bank of America, N.A.

6.	Amendment No. 1 to the Master Services Agreement dated as of April 29, 2016 between the Company, First Data Services, LLC and Bank of America, N.A.

7.	Merchant Services Agreement dated as of May 1, 2006 between the Company and Discover Financial Services LLC.

8.	Retailer Agreement dated as of October 10, 2014 between L Brands Direct Fulfillment, Inc. and US Direct Ecommerce Limited d/b/a eShopWorld.

9.	Merchant Agreement dated as of September 20, 2013 between Limited Brands Direct Fulfillment, Inc. and PayPal, Inc.

10.	Moneris VISA National Account Merchant Agreement dated as of June 1, 2016 between the Company, Moneris Solutions Corporation and Royal Bank of Canada.

11.	Amending Agreement dated as of May 1, 2018 between the Company, Moneris Solutions Corporation, Royal Bank of Canada and Bank of Montreal.

12.	Moneris UnionPay National Account Merchant Agreement dated as of July 25, 2019 between the Company and Moneris Solutions Corporation.

13.	Moneris Discover National Account Merchant Agreement dated as of July 25, 2019 between the Company and Moneris Solutions Corporation.

Existing Liens

NONE.

SCHEDULE 5.10

Existing Indebtedness

1.	Amended and Restated Revolving Credit Agreement, dated as of August 2, 2019, among Mast Commercial Trading (Shanghai) Company Limited, L Brands Trading (Shanghai) Company Limited, L Brands Management (Shanghai) Company Limited, the Borrowing Subsidiaries party thereto, the Lenders party thereto and Bank of America, N.A. Shanghai Branch, as Administrative Agent and Collateral Agent, and certain other parties thereto

2.	6.625% Senior Notes Due 2021 issued pursuant to the Indenture dated as of March 15, 1988 between The Limited, Inc. and The Bank of New York and the Fifth Supplemental Indenture to the 1988 Indenture dated as of March 25, 2011, among Limited Brands, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A.

3.	5.625% Senior Notes Due 2022 issued pursuant to the Indenture dated as of March 15, 1988 between The Limited, Inc. and The Bank of New York and the Sixth Supplemental Indenture to the 1988 Indenture dated as of February 7, 2012, among Limited Brands, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A.

4.	5.625% Senior Notes Due 2023 issued pursuant to the Indenture dated as of March 15, 1988 between The Limited, Inc. and The Bank of New York and the Eighth Supplemental Indenture to the 1988 Indenture dated as of February 16, 2013, among L Brands, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A.

5.	6.694% Senior Notes Due 2027 issued pursuant to the Senior Notes Indenture, dated as of June 18, 2018, among L Brands, Inc. the guarantors party thereto and U.S. Bank National Association and Supplemental Indenture No. 1 to the 2018 Indenture, dated as of June 29, 2018, among L Brands, Inc. and U.S. Bank National Association

6.	5.250% Senior Notes Due 2028 issued pursuant to the Indenture dated as of June 16, 2016, between L Brands, Inc. and U.S. Bank National Association and the Second Supplemental Indenture to the 2016 Indenture, dated as of January 23, 2018, among L Brands, Inc., the guarantors party thereto and U.S. Bank National Association

7.	6.950% Debentures Due 2033 issued pursuant to the Indenture dated as of February 19, 2003, between Limited Brands, Inc. and The Bank of New York

8.	6.875% Senior Notes Due 2035 issued pursuant to the Senior Notes Indenture dated as of October 30, 2015, among L Brands, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

9.	6.750% Senior Notes Due 2036 issued pursuant to the Indenture dated as of June 16, 2016, between L Brands, Inc. and U.S. Bank National Association and the First Supplemental Indenture to the 2016 Indenture dated as of June 16, 2016, among Limited Brands, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A.

10.	7.600% Senior Notes Due 2037 issued pursuant to the Indenture dated as of March 15, 1988 between The Limited, Inc. and The Bank of New York and the Second Supplemental Indenture to the 1988 Indenture, dated as of July 17, 2007, between Limited Brands, Inc. and The Bank of New York Trust Company, N.A.

11.	7.500% Senior Notes Due 2029 issued pursuant to the Indenture dated as of June 16, 2016, between L Brands, Inc. and U.S. Bank National Association and the Third Supplemental Indenture to the 2016 Indenture, dated as of June 20, 2019, among L Brands, Inc., the guarantors party thereto, and U.S. Bank National Association

SCHEDULE 5.19

Restrictive Agreements

1.	Indenture dated as of March 15, 1988 between the Company and The Bank of New York, as Trustee (the “1988 Indenture”).

2.	First Supplemental Indenture to the 1988 Indenture dated as of May 31, 2005 among the Company, The Bank of New York, as Resigning Trustee, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee.

3.	Second Supplemental Indenture to the 1988 Indenture dated as of July 17, 2007 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.	Indenture dated as of February 19, 2003 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.	Third Supplemental Indenture to the 1988 Indenture dated as of May 4, 2010 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

6.	Fourth Supplemental Indenture to the 1988 Indenture dated as of January 29, 2011 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

7.	Fifth Supplemental Indenture to the 1988 Indenture dated as of March 25, 2011 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

8.	Sixth Supplemental Indenture to the 1988 Indenture dated as of February 7, 2012 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

9.	Seventh Supplemental Indenture to the 1988 Indenture dated as of March 22, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.	Eighth Supplemental Indenture to the 1988 Indenture dated as of October 16, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

11.	Ninth Supplemental Indenture to the 1988 Indenture dated as of January 30, 2015 among the Company, guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

12.	Indenture dated as of October 30, 2015 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

13.	Indenture dated as of June 16, 2016 among the Company and U.S. Bank National Association, as Trustee (the “2016 Indenture”).

14.	First Supplemental Indenture to the 2016 Indenture dated as of June 16, 2016 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

15.	Second Supplemental Indenture to the 2016 Indenture dated as of January 23, 2018 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

16.	Indenture dated as of June 18, 2018 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (the “2018 Indenture”).

17.	First Supplemental Indenture to the 2018 Indenture dated as of June 29, 2018 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

18.	Third Supplemental Indenture to the 2016 Indenture dated as of June 20, 2019 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

19.	Fourth Supplemental Indenture to the 2016 Indenture dated as of June 30, 2019 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

20.	Tenth Supplemental Indenture to the 1988 Indenture dated as of June 30, 2019 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

EXHIBIT A

TO THE AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ___________________________________________________

2.	Assignee:____________________________________________________ [and is an Affiliate/Approved Fund of [Identify Lender]][1]

1 Select as applicable.

3.	Borrowers: L Brands, Inc., Bath & Body Works (Canada) Corp.[and [Name of Additional Borrower(s)]]

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Amended and Restated Revolving Credit Agreement dated as of April [30], 2020, among L Brands, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Class of Commitment/Loans Assigned	Aggregate Amount of Commitment/Loans of such Class for all Lenders	Amount of Commitment/Loans of such Class Assigned	Percentage Assigned of Commitment/Loans of such Class [2]
	$	$	%

Effective Date:       , 20   [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by
Title:

ASSIGNEE [NAME OF ASSIGNEE],

by
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by
Title:

[Consented to:

[ ], as Issuing Bank,

by
Title:][3]

3 In the case of any assignment of all or a portion of the commitments of any Class under which Letters of Credit may be issued.

[Consented to:

L BRANDS, INC.,

by
Title:][4]

4No consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.

ANNEX 1

TO EXHIBIT A

L BRANDS, INC.
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other agreement, instrument or document related thereto (each, a “Loan Document”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Assignor, any Agent, any Issuing Bank or any other Lender or any of their respective Related Parties and (vi) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor, any Issuing Bank or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile transmission or other electronic transmission means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

TO THE AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

[FORM OF]

ADDITIONAL BORROWER AGREEMENT dated as of [●] (this “Agreement”), among L BRANDS, INC., a Delaware corporation (the “Company”), [Name of Additional Borrower], a [●] (the “Additional Borrower”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of April 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company and the Additional Borrower desire that the Additional Borrower become a Borrowing Subsidiary [with respect to the Class or Classes set forth on Annex I hereto]1 under the Credit Agreement. The Company represents that the Additional Borrower is a wholly-owned [Domestic][Canadian] Subsidiary organized under the laws of [●], and that the representations and warranties of the Borrowers in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement (it being understood that the representations and warranties in Section 3.04 shall be deemed for purposes of this Agreement to refer to the financial statements most recently delivered under Section 5.01 and to the date thereof at all times after the first such delivery thereunder rather than to the dates and financial statements specified in Section 3.04). The Company agrees that the Guarantees of the Company and the Subsidiary Loan Parties contained in, and the security interests granted by the Company and the Subsidiary Loan Parties under, the Collateral Agreements will apply to the Obligations of the Additional Borrower. [The Additional Borrower represents and warrants that the information set forth in the certification regarding beneficial ownership, as required by 31 C.F.R. § 1010.230 and delivered to the Administrative Agent on or before the date hereof, is true and correct in all material respects.]2 Upon execution of this Agreement by each of the Company, the Additional Borrower, the Lenders [with respect to the Class or Classes set forth on Annex I hereto]3 and the Administrative Agent, the Additional Borrower shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof [with

1 NTD: Include if Additional Borrower is to be a Borrowing Subsidiary for less than all Classes.

2 NTD: Include if Additional Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230.

3 NTD: Include if Additional Borrower is to be a Borrowing Subsidiary for less than all Classes.

respect to the Class or Classes set forth on Annex I hereto]4, and the Additional Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of page intentionally left blank.]

4 NTD: Include if Additional Borrower is to be a Borrowing Subsidiary for less than all Classes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

L BRANDS, INC.

By:
Name:
Title:

[name of new borrowing subsidiary]

By:
Name:
Title:

[LENDERS WITH RESPECT TO APPLICABLE CLASS OR CLASSES]

By:
Name:
Title:

JPMORGAN Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
c/o JPMorgan Chase Bank, N.A.,
as Administrative Agent
383 Madison Avenue
New York, NY 10017

[Date]

Ladies and Gentlemen:

The undersigned, L Brands, Inc. (the “Company”), refers to the Amended and Restated Revolving Credit Agreement dated as of April 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company hereby terminates the status of [  ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Loans and Letters of Credit (and, to the extent notified by the Administrative Agent, any Issuing Bank or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

L BRands, inc.,

by
Name:
Title:

EXHIBIT C

TO THE AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

[FORM OF]

BORROWING BASE CERTIFICATE

[On file with Administrative Agent]

EXHIBIT B

EXHIBIT B

AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

April 30, 2020,

Amending and Restating the

Guarantee and Collateral Agreement

dated as of April 30, 2020,

among

L BRANDS, INC.,

THE SUBSIDIARIES OF L BRANDS, INC.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Schedules

Schedule I	Subsidiary Parties

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of April 30, 2020 (this “Agreement”), among L BRANDS, INC., the Subsidiaries from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

Reference is made to the Amended and Restated Revolving Credit Agreement dated as of August 13, 2019 (as amended and as currently in effect, the “Existing Credit Agreement”), among L Brands, Inc. (the “Company”), the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Subject to the terms and conditions set forth in the Amendment and Restatement Agreement, dated as of April 30, 2020 (the “Restatement Agreement”), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent, the Lenders have agreed to amend and restate the Existing Credit Agreement (as so amended and restated, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The amendment and restatement of the Existing Credit Agreement is conditioned upon, among other things, the execution and delivery of this Agreement, which amends and restates the existing Collateral Agreement dated as of July 18, 2014, among the Company, the Subsidiaries from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent (the “Existing Collateral Agreement”). The Subsidiary Parties are Subsidiaries of the Company, will derive substantial benefits from the amendment and restatement of the Existing Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to consent thereto. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. a)Each capitalized term used but not defined herein shall have the meaning or meanings specified in the Credit Agreement. Each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)       The rules of construction specified in Sections 1.03 and 1.04 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Collection Account” means an account of the Company with the Administrative Agent designated by the Company for this purpose.

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“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account or a Payment Intangible.

“Agents” means the Administrative Agent under the Credit Agreement and the Collateral Agent.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Borrowing Subsidiary” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

“Cash Management Services” means any cash management services or facilities provided to any Loan Party by any Lender or any of its Affiliates, including: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit card processing services, (d) purchase cards, and (e) credit or debit cards.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders under the Credit Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Concentration Account” means a deposit account of the Company with a depositary banking financial institution of a similar creditworthiness to the Administrative Agent designated by the Company for this purpose.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any third party any right now or hereafter in existence under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, or that a third party now or hereafter otherwise has the right to license and all rights of such Grantor under any such agreement.

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“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States of America Copyright Office (or any similar office in any other country).

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Excluded Property” means (a) any aircraft, motor vehicle or Excluded Deposit Account or Excluded Securities Account, (b) any Intellectual Property that is usable primarily, or for use primarily, outside of the United States of America and Canada; provided that the treatment of Excluded Deposit Accounts and Excluded Securities Accounts as “Excluded Property” shall not be construed to result in Proceeds of the Collateral being treated as “Excluded Property” and (c) any intent to use Trademark application (but only until the filing of a “Statement to Use” or “Amendment to Allege Use” with respect thereto), to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark application or registration issuing therefrom.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Existing Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Existing Collateral Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Existing Indentures” means (a) the Indenture dated as of March 15, 1988 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.) and The Bank of New York, as Trustee (the “1988 Indenture”) as supplemented by the First Supplemental Indenture to the 1988 Indenture dated as of May 31, 2005 among the

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Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.), The Bank of New York, as Resigning Trustee, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, the Second Supplemental Indenture to the 1988 Indenture dated as of July 17, 2007 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Third Supplemental Indenture to the 1988 Indenture dated as of May 4, 2010 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.), the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Fourth Supplemental Indenture to the 1988 Indenture dated as of January 29, 2011 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.), the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Fifth Supplemental Indenture to the 1988 Indenture dated as of March 25, 2011 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.), the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Sixth Supplemental Indenture to the 1988 Indenture dated as of February 7, 2012 among the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.), the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Seventh Supplemental Indenture to the 1988 Indenture dated as of March 22, 2013 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.), the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Eighth Supplemental Indenture to the 1988 Indenture dated as of October 16, 2013 between the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Ninth Supplemental Indenture to the 1988 Indenture dated as of January 30, 2015 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and the Tenth Supplemental Indenture to the 1988 Indenture dated as of June 30, 2019 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, (b) the Indenture dated as of February 19, 2003 between the Company (f/k/a Limited Brands, Inc., f/k/a The Limited, Inc.) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2003 Indenture”), (c) the Indenture dated as of October 30, 2015 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2015 Indenture”), (d) the Indenture dated as of June 16, 2016 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2016 Indenture”) as supplemented by the First Supplemental Indenture to the 2016 Indenture dated as of June 16, 2016 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Second Supplemental Indenture to the 2016 Indenture dated as of January 23, 2018 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, the Third Supplemental Indenture to the 2016 Indenture dated as of June 20, 2019 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and the Fourth Supplemental Indenture to the 2016 Indenture dated as of June 30, 2019 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and (e) the Indenture dated as of June 18, 2018 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2018 Indenture”) as supplemented by the First Supplemental Indenture to the 2018 Indenture

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dated as of June 29, 2018 among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Grantors” means the Company and the Subsidiary Parties.

“Guarantors” means the Company (except with respect to obligations of the Company) and the Subsidiary Parties.

“Indemnified Amount” has the meaning assigned to such term in Section 6.02.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party.

“Loan Document Obligations” means (a) the due and punctual payment by the Company and the Borrowing Subsidiaries of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made under the Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company and the Borrowing Subsidiaries under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Company or any Borrowing Subsidiary to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expenses reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company and the Borrowing Subsidiaries under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations

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of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“OA Payment Obligations” has the meaning assigned to such term in the definition of “Open Account Agreement”.

“Obligations” means (a) Loan Document Obligations, (b) any obligations of the Company or any Subsidiary in respect of overdrafts and related liabilities owed to a Lender or an Affiliate of a Lender arising from Cash Management Services, (c) the due and punctual payment and performance of all obligations of the Company and each Subsidiary under each Hedging Agreement that (i) is in effect on the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (ii) is entered into after the Restatement Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (d) any OA Payment Obligations or Separate LC Obligations; provided that the sum of the aggregate amount of OA Payment Obligations and aggregate principal amount of Separate LC Obligations (including contingent reimbursement obligations in respect of undrawn amounts under any outstanding letters of credit) included in the “Obligations” at any time shall not exceed $400,000,000. In the event that the sum of the aggregate amount of OA Payment Obligations and aggregate principal amount of Separate LC Obligations exceeds $400,000,000, the portion of the OA Payment Obligations and Separate LC Obligations, as applicable, included in the “Obligations” shall be determined based on the chronological order in which such OA Payment Obligations or Separate LC Obligations (or the commitment to incur such OA Payment Obligation or Separate LC Obligations) arose, provided, however, the term “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support) any Excluded Swap Obligations of such Guarantor.

“Open Account Agreement” means any agreement between or among a Lender or any of its Affiliates and the Company or any Subsidiary, as identified to the Collateral Agent as an “Open Account Agreement” for purposes of this Agreement by the Company from time to time, pursuant to which the Company or such Subsidiary has committed to pay such Lender or its Affiliates (a) amounts on account of any account receivable purchased by such Lender or its Affiliates from certain vendors of the Company and its Consolidated Subsidiaries, (b) the amount of any overdrafts created by such Lender or its Affiliates to pay vendors other than those referred to in clause (a) above, and (c) certain processing fees thereunder (the obligations to pay the amounts referred to in clauses (a), (b) and (c), collectively, the “OA Payment Obligations”).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor now or hereafter otherwise has the right to license, or granting to any Grantor any right to make, use or sell any

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invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means with respect to any Person all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Company.

“Permitted Liens” means Liens permitted under Sections 5.08 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation and each other Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Required Secured Parties” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Secured Parties” means (a) the Lenders, (b) the Agents, (c) the Issuing Banks (d) each provider of treasury, depository or cash management services the liabilities in respect of which constitute Obligations, (e) each counterparty to any

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Hedging Agreement with the Company or any Subsidiary the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) each Lender or Affiliate of a Lender party to any Open Account Agreement or that is an issuer of a letter of credit the obligations in respect of which are Separate LC Obligations and (h) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Separate LC Obligations” means obligations of the Company or any Subsidiary owed to a Lender or an Affiliate of a Lender in respect of any letter of credit (other than a Letter of Credit issued under the Credit Agreement) issued by such Lender or Affiliate of a Lender for the account of the Company or such Subsidiary (as identified to the Collateral Agent as a letter of credit that represents a “Separate LC Obligation” for purposes of this Agreement by the Company from time to time), including (a) each payment required to be made by the Company or such Subsidiary, as applicable, in respect of such letter of credit, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (b) fees, expense reimbursement obligations and indemnification obligations owed by the Company or such Subsidiary, as applicable, in respect of or relating to such letter of credit.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Restatement Effective Date.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party or that a third party now or hereafter otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States of America or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

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ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Company or any Subsidiary of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Company, any other party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a)Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 8.13 or the indefeasible payment in full in cash of the Obligations, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take

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and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)       To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or any Subsidiary or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any Subsidiary, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any Subsidiary or exercise any other right or remedy available to them against the Company or any Subsidiary, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any Subsidiary, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Company, any Subsidiary or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Company or any Subsidiary arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Company’s and each Subsidiary’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the

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Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the indefeasible payment in full in cash of all the Secured Obligations. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. Subject to Section 3.04, as security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by it, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include more than 65% of the issued and outstanding voting Equity Interests of any Subsidiary (x) that is a Foreign Subsidiary, (y) that is a subsidiary of a Foreign Subsidiary, directly or indirectly, or (z) substantially all assets of which consist of the stock and debt of entities described in clauses (x)-(y); (b)(i) the debt securities owned by it, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities; (c) subject to Section 3.03, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.03, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

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SECTION 3.02. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Liens and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Liens and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and Permitted Liens), however arising, of all Persons whomsoever;

(b) except for restrictions and limitations imposed by the Loan Documents, any Intercreditor Agreement or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(c) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(d) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(e) by virtue of the execution and delivery by the Grantors of this Agreement, (i) the Collateral Agent will obtain a legal and valid upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Pledged Securities in which a security interest may be perfected by filing a Uniform Commercial Code financing statement (or analogous document) in the United States of America (or any political subdivision thereof) and its territories and possessions; and

(f) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

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SECTION 3.03. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.03 are being suspended:

(i)       each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; and

(ii)       Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.

(b)       Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(ii) of this Section 3.03, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(ii) of this Section 3.03 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.03 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 3.03 and that remain in such account.

(c)       Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.03, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.03, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Secured Parties, the Collateral Agent shall have the

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right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)       Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.03 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(ii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 3.04. Existing Indentures. Notwithstanding any provision herein to the contrary, none of the Collateral, the Pledged Collateral or the Article 9 Collateral shall include any “Voting Stock” of any “Significant Subsidiary” within the meaning of Section 504 of the 1988 Indenture, Section 5.04 of the 2003 Indenture, Section 4.08 of the 2015 Indenture, Section 5.05 of the 2016 Indenture and Section 4.08 of the 2018 Indenture, in each case as in effect on the date hereof.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a)Subject to Section 3.04, as security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)        all Accounts;

(ii)       all Deposit Accounts and all Investment Property deposited therein or credited thereto, including the Concentration Account, the ABL Collection Account, and all cash and cash equivalents deposited therein or credited thereto;

(iii)      all Chattel Paper;

(iv)      all Documents;

(v)       all Equipment;

(vi)      all General Intangibles;

(vii)     all Instruments;

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(viii)    all Inventory;

(ix)       all Investment Property;

(x)        Letter-of-Credit rights;

(xi)       Commercial Tort Claims included in the Article 9 Collateral pursuant to Section 4.04;

(xii)      all books and records pertaining to the Article 9 Collateral; and

(xiii)     to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)       Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)       The Security Interest and the security interests granted pursuant to Article III are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d)       Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (i) any contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the unenforceability of any right of the Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), provided, however, with respect to any contract or agreement described in clause (i) of this paragraph (d), that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in subclauses (A) or (B) of this paragraph (d) including, any Proceeds of such contract or agreement, (ii) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or (iii) any Excluded Property.

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(e)       Notwithstanding anything herein to the contrary, any Security Interest in any Intellectual Property shall be subordinate to any license thereof (other than a license to a Loan Party) permitted under the Credit Agreement.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a)       Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)       (i) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Restatement Effective Date and (ii) the Uniform Commercial Code financing statements prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Company to the Collateral Agent after the Restatement Effective Date in the case of filings required by Section 5.16 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by the filing of a Uniform Commercial Code financing statement (or analogous document), other than a fixture filing or other filing required to be made in any real estate recording office, in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration of such a financing statement is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c)       The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Encumbrances and Liens on Non-ABL Priority Collateral expressly permitted to be prior to the Security Interest pursuant to Section 5.08 of the Credit Agreement.

(d)       The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens created under this Agreement and Permitted Liens. None of

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the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States of America Patent and Trademark Office or the United States of America Copyright Office except for the assignments, agreements and instruments recorded as of the date hereof that are contemplated by the Restructuring Plan (as defined in the VS Transaction Agreement) or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except (x) in each case, for Liens expressly permitted pursuant to Section 5.08 of the Credit Agreement and (y) in the case of subclauses (ii) and (iii) above, filings made in connection with transfers and licenses not prohibited by the Credit Agreement.

(e)       (i) Each Grantor owns, licenses or otherwise has the rights to use, all Patents, Trademarks, Copyrights or other Intellectual Property that is material to the preparing for sale or sale of the Inventory, (ii) the use thereof by each Grantor for any such purpose does not infringe upon the Intellectual Property rights of any other Person and (iii) no such Intellectual Property is subject to any Lien or other restriction (other than (A) any such Lien or other restriction with respect to which a waiver or release has been obtained or (B) any such Lien or restriction permitted under the Credit Agreement), in each case except to the extent (1) of any defects in ownership or licenses and any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect or (2) that the failure to have such rights, such infringement or such Lien or restriction would not materially adversely affect the exercise of the Collateral Agent’s rights with respect to such Intellectual Property to prepare for sale of or to sell any Inventory under Article V.

SECTION 4.03. Covenants. (a)Each Grantor shall, at its own expense, take any and all actions necessary to defend title to all material portions of the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 5.08 of the Credit Agreement.

(b)       Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith; provided that (i) no filings shall be required other than the filing of UCC financing statements (other than fixture filings and other filings required to be made in any real estate recording office) and (ii) except as set forth in Section 5.01 following the occurrence and during the continuation of an Event of Default,

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no Grantor shall be required to deliver Instruments, Chattel Paper or Securities to any Person.

(c)       The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.05 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third party, if an Event of Default shall have occurred and be continuing by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(d)       At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 5.08 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e)       Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(f)       None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral, except that the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(g)       The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment

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in accordance with the requirements set forth in Section 5.03 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(h)       None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with such Grantor’s then current credit policies and practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

SECTION 4.04. Commercial Tort Claims. If requested by the Collateral Agent, a Grantor shall promptly deliver to the Collateral Agent a writing signed by such Grantor, including a summary description of any Commercial Tort Claim identified by the Collateral Agent as to which such Grantor has filed a complaint or counterclaim in which it has claimed an amount greater than $100,000,000 (or has made a claim in an amount that is not specified, but that the Collateral Agent reasonably believes, in consultation with the Company, will exceed $100,000,000), and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on

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demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than where such assignment, transfer, conveyance, license or sublicense would constitute a breach or violation of any then-existing License to the extent that waivers cannot be obtained or to the extent such assignment, transfer or conveyance would render such Article 9 Collateral invalid or unenforceable, or result in the abandonment thereof or violate applicable law), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass, but without breach of the peace, to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate (other than, with respect to any Article 9 Collateral consisting of Intellectual Property, where such sale or disposal would constitute a breach or violation of any then-existing License to the extent that waivers cannot be obtained or to the extent such sale or disposal would render such Article 9 Collateral invalid or unenforceable, or result in the abandonment thereof or violate applicable law). Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from

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time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, subject to the Collateral Agent’s consent, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed, to the fullest extent permitted under applicable law, to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

first, to pay any fees, indemnities, expense reimbursements or other amounts then due to any Agent and the Issuing Banks from the Borrowers (other than in connection with OA Payment Obligations or Hedging Agreement Obligations),

second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Hedging Agreement Obligations),

third, to pay interest accrued on the Protective Advances,

fourth, to pay the principal of the Protective Advances,

fifth, to pay interest then due and payable on the Loans,

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sixth, to pay the principal of the Loans and unreimbursed LC Disbursements,

seventh, to pay to the Administrative Agent an amount equal to 105% of the aggregate LC Exposure, to be held as cash collateral for such Obligations,

eighth, to pay any amounts owing to Citibank, N.A. or its Affiliates with respect to OA Payment Obligations, not to exceed 5% of the Maximum Borrowing Amount at such time,

ninth, to pay any amounts owing with respect to Hedging Agreement Obligations, and tenth, to the payment of any other Obligation due to any Agent, any Issuing Bank, any Lender or any other Secured Party.

The Collateral Agent shall have, to the fullest extent permitted under applicable law, absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other secured obligations.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent exercisable only upon or after the occurrence and solely during the continuance of an Event of Default an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property (other than Excluded Property) now owned or hereafter acquired by such Grantor, and wherever the same may be located (other than where such use, license or sublicense would constitute a breach or violation of any then-existing License to the extent that waivers cannot be obtained or to the extent such use, license or sublicense would render such Intellectual Property invalid or unenforceable, or result in the abandonment thereof or violate applicable law); provided that, in the case of Trademarks, the foregoing license to the Collateral Agent and any such license or sublicense granted thereunder shall be subject to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of abandonment, invalidation or unenforceability of such Trademark, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual

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Property and the right to sue for infringement of the Intellectual Property, and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any Person, including Persons that have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon or after the occurrence and solely during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, to the fullest extent permitted under applicable law, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply

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notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.05. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral (the issuer in respect of which is a Consolidated Subsidiary) at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective affiliates and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI

Collection and Application of Collateral Proceeds; Deposit Accounts

SECTION 6.01. Deposit Accounts and Securities Accounts. (a) Each Grantor hereby acknowledges the Collateral and Guarantee Requirement of the Credit Agreement and agrees to take, and to cause all its subsidiaries to take, all such actions as shall be required in order to satisfy the Collateral and Guarantee Requirement and to be bound by such requirement with the same force and effect, and to the same extent, as if such Subsidiary Loan Party were a party to the Credit Agreement. In furtherance thereof, each Grantor agrees:

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(i)        promptly to notify and direct each applicable credit card issuer or credit card processor in respect of any Credit Card Receivable and each Account Debtor in respect of any Account to make all payments in respect of Credit Card Receivables and Accounts directly to the Concentration Account by means of a Credit Card Notification or a form of notice referring to the Collateral Agent’s security interest in Accounts satisfactory to the Collateral Agent (and, if such Grantor shall fail so to notify any such obligor or Account Debtor, the Collateral Agent shall be entitled to make such notification directly to such credit card issuer, credit card processor or Account Debtor),

(ii)        to use all reasonable efforts to cause each obligor and Account Debtor identified in clause (i) above to make all payments with respect to such Accounts directly to Concentration Account,

(iii)        promptly to deposit all payments otherwise received by it on account of Accounts or Payment Intangibles, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Concentration Account in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and

(iv)       without the prior written consent of the Collateral Agent, not to change, in any manner adverse to the Lenders, the general instructions given to obligors in respect of Credit Card Receivables or to Account Debtors in respect of Accounts to remit payments thereon to the Concentration Account.

(b)       During any Cash Dominion Period, (i) all funds deposited into the Concentration Account shall be swept to the ABL Collection Account at the end of each Business Day, (ii) the Collateral Agent shall instruct each depositary bank with respect to any Deposit Account for which a Control Agreement is in place to transfer at the end of each Business Day during such Cash Dominion Period (or with such other frequency as shall be specified by the Collateral Agent) into the ABL Collection Account all funds then deposited in any such Deposit Account and (iii) each Grantor shall cause all funds deposited in any Deposit Account or Securities Account for which a Control Agreement is not in place (other than an Excluded Deposit Account or Excluded Securities Account and other than any such Deposit Account or Securities Account in which station receipts are deposited and the available amounts in which are swept at the end of each Business Day during such Cash Dominion Period to the Concentration Account) to be swept at the end of each Business Day during such Cash Dominion Period into the ABL Collection Account. The Collateral Agent shall hold and apply funds received into the ABL Collection Account during such Cash Dominion Period as provided in Section 2.09(f) of the Credit Agreement. The ABL Collection Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Grantor acknowledges and agrees that (A) such Grantor has no right of withdrawal from the ABL Collection Account and (B) the funds on deposit in the ABL Collection Account shall continue to be collateral security for all of the Secured Obligations.

(c)       Upon the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent shall instruct each depositary bank with respect to any

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Deposit Account and each securities intermediary with respect to any Securities Account, in each case, for which a Control Agreement is in place to transfer at the end of each Business Day (or with such other frequency as shall be specified by the Collateral Agent) into the ABL Collection Account (or any other Deposit Account) all funds then deposited in any such Deposit Account and (ii) the Collateral Agent may, at its election, apply the funds on deposit as provided in Section 2.09(f) of the Credit Agreement in the ABL Collection Account, the Concentration Account and any other Deposit Account or Securities Account for which a Control Agreement is in place as provided in Section 6.02. Effective upon notice to the Grantors from the Collateral Agent after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), the Concentration Account and any other Deposit Account or Securities Account for which a Control Agreement is in place will, without any further action on the part of any Grantor, the Collateral Agent or any sub-agent, convert into a closed lockbox account under the exclusive dominion and control of the Administrative Agent in which funds are held subject to the rights of the Collateral Agent hereunder.

SECTION 6.02. Additional Accounts. (a) No Grantor may open or maintain a Deposit Account or Securities Account (other than an Excluded Deposit Account or Excluded Securities Account) unless the bank or financial institution at which such Grantor seeks to open such Deposit Account or Securities Account has entered into a Control Agreement giving the Collateral Agent Control of such Deposit Account or Securities Account to the extent required under and as set forth in the Collateral and Guarantee Requirement and Section 5.14 of the Credit Agreement, provided that the Collateral Agent may, in its discretion, with respect to any such Deposit Account or Securities Account that is not subject to a Control Agreement, (i) defer delivery of a Control Agreement with respect to such account or (ii) require such Grantor to replace such account with one or more new accounts opened and maintained with a bank or financial institution that is subject to an existing Control Agreement (it being understood and agreed that, prior to the opening of such new accounts referenced in the immediately preceding clause (ii), the Collateral Agent shall be entitled in its Permitted Discretion and upon prior written notice to the Company to establish a Reserve with respect to those accounts referenced in the immediately preceding clause (i) for which a Control Agreement has not yet been executed and delivered). In the case of Deposit Accounts and Securities Accounts maintained with any Lender, the terms of each Control Agreement entered into with such Lender shall be subject to the provisions of the Credit Agreement regarding setoff.

ARTICLE VII

Indemnity, Subrogation and Subordination

SECTION 7.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Company agrees that (a) in the event a payment in respect of any obligation shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any

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Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 7.02. Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor (other than the Company) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 8.14, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy secured Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 7.03. Subordination. (a)Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)       Each Guarantor and Grantor hereby agrees that, in any bankruptcy, insolvency or other similar proceeding or at any time that remedies are being exercised hereunder in respect of an Event of Default that has occurred and is continuing, all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Consolidated Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

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ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Company as provided in Section 8.01 of the Credit Agreement.

SECTION 8.02. Waivers; Amendment. (a)No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent (with the written consent of the Required Secured Parties) and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply.

SECTION 8.03. Collateral Agent’s Expenses; Indemnification. The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and to indemnification, in each case as provided in Section 8.03 of the Credit Agreement.

SECTION 8.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in

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the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 8.06. Counterparts; Effectiveness; Several Agreement; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

(b)       Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing,

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each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agents, the Lenders and the Loan Parties, electronic images of this Agreement (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signature pages thereto.

SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Lender.

SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)       Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States of America District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action, proceeding, claim or counterclaim arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees, to the fullest extent permitted under applicable law, that all claims in respect of any such suit, action, proceeding, claim or counterclaim may be heard and determined in such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action, proceeding, claim or counterclaim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action, proceeding, claim or counterclaim relating to this Agreement or any other Loan Document against any Grantor, Guarantor, or their respective properties in the courts of any jurisdiction.

(c)       Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may

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now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 8.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

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SECTION 8.13. Termination or Release. (a)This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)       A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Consolidated Subsidiary.

(c)       Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to a Loan Party), the security interest in such Collateral shall be automatically released.

(d)       In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 8.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 8.14. Additional Subsidiaries. Pursuant to Section 5.16 of the Credit Agreement, each Material Subsidiary that was not in existence or not a Material Subsidiary on the Restatement Effective Date is required to enter into this Agreement as a Subsidiary Party upon becoming such a Material Subsidiary. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 8.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor

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on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts or Payment Intangibles to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 8.16. Collateral Agent. The provisions set forth in Article VII of the Credit Agreement shall apply for the purpose of this Agreement as fully as if set forth herein. The Collateral Agent shall be fully protected in acting upon any instructions of the Required Secured Parties, and the holders of other Obligations shall not be entitled to direct any action by the Collateral Agent hereunder.

SECTION 8.17. Existing Collateral Agreement. Effective on the Restatement Effective Date, the Existing Collateral Agreement is hereby amended and restated in its entirety hereby. The amendment and restatement of the Existing Collateral Agreement hereby shall not be construed to discharge or otherwise affect (a) any obligations of any Guarantor or Grantor accrued or otherwise owing under the Existing Collateral Agreement or (b) any security interest granted pursuant to the Existing Collateral Agreement, it being understood that such obligations and security interests shall continue hereunder. Without limiting the generality of the foregoing, this Agreement is not intended to constitute a novation of the Existing Collateral Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

L BRANDS, INC.
by
/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: SVP and Treasurer

BATH & BODY WORKS BRAND MANAGEMENT, INC.

BATH & BODY WORKS DIRECT, INC.

BATH & BODY WORKS, LLC

BEAUTYAVENUES, LLC

DIRECT FACTORING, LLC

INTIMATE BRANDS HOLDING, LLC

INTIMATE BRANDS, INC.

L BRANDS DIRECT FULFILLMENT, LLC

L BRANDS SERVICE COMPANY, LLC

L BRANDS STORE DESIGN AND CONSTRUCTION, INc.

MII BRAND IMPORT, LLC

VICTORIA’s SECRET DIRECT BRAND MANAGEMENT, LLC

VICTORIA’s SECRET STORES BRAND MANAGEMENT, LLC

VICTORIA’s SECRET STORES, LLC

by
/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President

[Signature Page to Guarantee and Collateral Agreement]

JPMORGAN CHASE BanK, N.A., as Collateral Agent,
by
/s/ Tony Yung
Name: Tony Yung
Title: Executive Director

[Signature Page to Guarantee and Collateral Agreement]

Schedule I to the

Guarantee and

Collateral Agreement

SUBSIDIARY PARTIES

Bath & Body Works Brand Management, Inc.

Bath & Body Works Direct, Inc.

Bath & Body Works, LLC

beautyAvenues, LLC

Intimate Brands Holding, LLC

Intimate Brands, Inc.

L Brands Direct Fulfillment, Inc.

L Brands Service Company, LLC

L Brands Store Design & Construction, Inc.

Direct Factoring, LLC

MII Brand Import, LLC

Victoria’s Secret Direct Brand Management, LLC

Victoria’s Secret Stores Brand Management, Inc.

Victoria’s Secret Stores, LLC

Exhibit I to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO. __ dated as of [•], to the Amended and Restated Guarantee and Collateral Agreement dated as of April 30, 2020 (the “Collateral Agreement”), among L BRANDS, INC., a Delaware corporation (the “Company”), certain subsidiaries of the Company party thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Company are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”).

A. Reference is made to the Amended and Restated Credit Agreement dated as of April 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders party thereto and JPMCB, as administrative agent and collateral agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make and maintain Loans and the Issuing Banks to issue Letters of Credit. Section 8.14 of the Collateral Agreement provides that additional Subsidiaries of the Company may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 8.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party, Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party, Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of

Exhibit I to the

Guarantee and

Collateral Agreement

the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or of the Collateral Agreement, and the invalidity of a particular provision contained herein or in the Collateral Agreement in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be given as provided in Section 8.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

Exhibit I to the

Guarantee and

Collateral Agreement

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Subsidiary],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent
by

Name:
Title:

Schedule I

to Supplement No. __ to the

Guarantee and

Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Exhibit II to the

Guarantee and

Collateral Agreement

PERFECTION CERTIFICATE

[Date]

Reference is made to the Amended and Restated Credit Agreement dated as of April 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among L Brands, Inc. (the “Company”), the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

The undersigned, a Financial Officer and the chief legal officer, respectively, of the Company, in each case in his or her capacity as such and not in his or her personal capacity, hereby certify to the Collateral Agent and each other Secured Party as follows:

1.  Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is set forth in Schedule 1.

(b)  Set forth in Schedule 1 is each other legal name each Grantor has had in the past five years, together with the date of the relevant change.

(c)  Except as set forth in Schedule 1(c) hereto, no Grantor has changed its identity or corporate structure or conducted business under any other name (including tradenames, assumed names or similar appellations) in any way within the past five years.

(d)  Set forth in Schedule 1 is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

2.  Current Locations. Set forth on Schedule 2 are (i) the address of the chief executive office of each Grantor, (ii) the jurisdiction of formation of each Grantor, (iii) all locations where each Grantor maintains any books or records relating to any Accounts, (iv) all locations where such Grantor maintains a place of business or any Collateral (with fair value of $1,000,000 or more) not otherwise identified on Schedule 2 and (v) the name and address of any Person other than a Grantor that has possession of any Collateral (with fair value of $1,000,000 or more) (indicating whether such Person holds such Collateral subject to a Lien (including warehousemen’s, mechanics’ and other statutory liens)).

3.  Unusual Transactions. All Accounts and Payment Intangibles have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4.  File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2

2

hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.  UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located as set forth with respect to such Grantor in Section 5 hereof.

6.  Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Deposit Accounts. Set forth on Schedule 7 is a complete and correct list of all deposit accounts maintained by each Grantor, other than Excluded Deposit Accounts, specifying the name and address of the depositary institution, the type of account and the account number.

8. Commercial Tort Claims. Attached hereto as Schedule 8 is a true and correct list of commercial tort claims in excess of $100,000,000 held by any Grantor, including a brief description thereof.

9. Credit Card Agreements. Set forth on Schedule 9 is a complete and correct list of each Credit Card Agreement to which any Grantor is a party.

3

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on the day and year first above written.

L BRANDS, INC.
by
/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: SVP and Treasurer

BATH & BODY WORKS BRAND MANAGEMENT, INC.

BATH & BODY WORKS DIRECT, INC.

BATH & BODY WORKS, LLC

BEAUTYAVENUES, LLC

DIRECT FACTORING, LLC

INTIMATE BRANDS HOLDING, LLC

INTIMATE BRANDS, INC.

L BRANDS DIRECT FULFILLMENT, LLC

L BRANDS SERVICE COMPANY, LLC

L BRANDS STORE DESIGN AND CONSTRUCTION, INc.

MII BRAND IMPORT, LLC

VICTORIA’s SECRET DIRECT BRAND MANAGEMENT, LLC

VICTORIA’s SECRET STORES BRAND MANAGEMENT, LLC

VICTORIA’s SECRET STORES, LLC

by
/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President

Schedule 1

Names and Current Locations

	Name of Grantor (Section 1(a))	Previous Legal Names and Date of Change (Section 1(b))	Change in Identity or Corporate Structure or Other Names[1] (Section 1(c))	Organizational Identification Number (Section 1(d))
1.

___________________

[1] Note to preparer: Put a “Yes” or “No” in this column, as appropriate. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, put a “Yes” in this column and fill in Schedule 1(c) for each acquiree or constituent party to a merger or consolidation.

Schedule 1(c)

Changes in Corporate Identity/Structure; Other Names

Name of Grantor	Corporate or Name Change and Date; Other Name	Organizational Identification Number of Predecessor Entity	Address of Chief Executive Office of Predecessor Entity	Jurisdiction of Formation of Predecessor Entity

Schedule 2

Location of Grantors

Name of Grantor	Address of Chief Executive Office	Jurisdiction of Formation	Locations of Books and Records	Places of Business or Locations of Inventory ($1,000,000 or more)	Name/Address of any other Person in Possession of Collateral ($1,000,000 or more) and Applicable Liens

Schedule 5

Form of Financing Statements To Be Filed

Schedule 6

Filings/Filing Offices

Type of Filing	Grantor	Jurisdiction/Filing Office

Schedule 7

Deposit Accounts

Name of Grantor	Type of Account	Bank (Name/Address)	Account Number	Subject to Control Agreement?

Schedule 8

Commercial Tort Claims

Schedule 9

Credit Card Agreements

Credit Card Name	Address

EXHIBIT C

[On file with Administrative Agent]

EXHIBIT D

[On file with Administrative Agent]

EXHIBIT E

[On file with Administrative Agent]

EXHIBIT F

[On file with Administrative Agent]

EXHIBIT G

[On file with Administrative Agent]

EXHIBIT H

[On file with Administrative Agent]